UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under § 240.14a-12

CBL & ASSOCIATES PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 6, 2020

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders which will be held at Embassy Suites, 2321 Lifestyle Way, Chattanooga, Tennessee, on Thursday, May 7, 2020 at 4:00 p.m. (EDT).

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting.  Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities.  Please sign and return your proxy card in the enclosed envelope, or vote your shares by telephone or via the Internet, to ensure that your shares will be represented and voted at the meeting even if you cannot attend.  Even if you plan to attend the meeting, you are urged to sign and return the enclosed proxy card, or to vote your shares by telephone or via the Internet in accordance with the instructions on the enclosed proxy card.

I look forward to personally meeting all shareholders who are able to attend.

Sincerely,

Chairman of the Board

CBL & ASSOCIATES PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 7, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), will be held at Embassy Suites, 2321 Lifestyle Way, Chattanooga, Tennessee, on Thursday, May 7, 2020 at 4:00 p.m. (EDT) for the following purposes:

1.	To act on the re-election of the Board of Directors’ nine director nominees to serve for a term of one year and until their respective successors are elected and qualified (“Proposal 1”);
2.

To act upon a proposal to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accountants for the Company’s fiscal year ending December 31, 2020 (“Proposal 2”);

3.	To act upon a proposal for the advisory approval of the compensation of our Named Executive Officers as set forth herein (“Proposal 3”);
4.

To act upon approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio between 1-for-5 and 1-for-25, and a proportionate reduction in the number of authorized shares of common stock, to be determined at the discretion of the Board of Directors for the purpose of complying with New York Stock Exchange Listing Standards, subject to the Board of Directors’ discretion to abandon this amendment (“Proposal 4”); and

5.	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

We currently intend to hold our annual meeting in person.  However, in consideration of the public health concerns our shareholders may have, and recommendations or requirements that public health officials may issue related to the coronavirus (COVID-19) situation, we are planning for the possibility that the annual meeting may be held solely by remote communication (i.e. virtually), or that we may need to reconsider the date, time, location of the annual meeting.  If we take any of these steps, we will announce the decision to do so in advance via a press release and post details on our website that will also be filed with the SEC as additional proxy solicitation material and provide details on how to participate to shareholders of record as of March 13, 2020.

In accordance with the provisions of the Company’s Bylaws, the Board of Directors has fixed the close of business on March 13, 2020, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement.

Your vote is very important.  Whether or not you plan to attend the meeting, we urge you to submit your Proxy.  To submit your Proxy by mail, please sign, date and promptly return the enclosed Proxy (or voting instruction form) in order to ensure representation of your shares.  An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose.  Alternatively, you may use the toll-free telephone number indicated on the enclosed Proxy (or voting instruction form) to vote by telephone or visit the website indicated thereon to vote via the Internet.  This will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option.

By Order of the Board of Directors

Chief Executive Officer

Chattanooga, Tennessee

April 6, 2020

CBL Properties  |  CBL Center, Suite 500  |  2030 Hamilton Place Boulevard  |  Chattanooga, TN 37421-6000  |  423.855.0001  |  cblproperties.com

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement.  This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.  Page references are supplied in this summary to help you find further information in this Proxy Statement.

Our 2020 Annual Meeting

Time and Date	4:00 p.m. (EDT) on Thursday, May 7, 2020

Location	Embassy Suites 2321 Lifestyle Way Chattanooga, Tennessee 37421

Record Date	March 13, 2020

Voting	Each share is entitled to one vote on each matter to be voted upon at our Annual Meeting. You can vote by proxy utilizing any of the following methods:

•Internet: Go to the website shown on your Proxy or voting instruction form until 11:59 p.m. Eastern Time, the day before our Annual Meeting.

•Telephone: As shown on the Proxy or voting instruction form you received until 11:59 p.m. Eastern Time, the day before our Annual Meeting.

•Mail: Mark, sign, date and promptly return your Proxy or voting instruction form.

Internet Availability of Materials	This Notice of Annual Meeting and Proxy Statement, as well as our Annual Report for the Company’s fiscal year ended December 31, 2019, are also available via the internet at: www.proxyvote.com.

Annual Meeting Proposals and Board Recommendations

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	For all nominees	6
Proposal 2 – Ratification of the selection of Deloitte as our independent registered public accounting firm for 2020	For	75
Proposal 3 – Advisory Vote to Approve Executive Compensation	For	77
Proposal 4 – Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio between 1‑for‑5 and 1‑for‑25, and a proportionate reduction in the number of authorized shares of common stock, to be determined at the discretion of our Board of Directors for the purpose of complying with New York Stock Exchange (“NYSE”) Listing Standards, subject to the Board of Directors’ discretion to abandon this amendment	For	78
Transaction of any other business that properly comes before our Annual Meeting

Director Nominees (Page 7)

Name	Age	Director Since	Occupation	Independent (Yes/No)	Board Committee Memberships	Other Public Company Boards
Charles B. Lebovitz	83	1993	Chairman of the Board of the Company	No	Executive*	None
Stephen D. Lebovitz	59	1993	Chief Executive Officer of the Company	No	Executive, Capital Allocation	None
Michael L. Ashner	67	2019	Chief Executive Officer, Winthrop Capital Advisors, LLC, First Winthrop Corp. and Winthrop Realty Partners L.P.	Yes	Executive, Capital Allocation*	None
A. Larry Chapman	73	2013	Retired Executive Vice President and Head of Commercial Real Estate, Wells Fargo & Co.	Yes	Audit ($)*, Compensation	Realty Income Corporation
Matthew S. Dominski	65	2005	Retired Chief Executive Officer, Urban Shopping Centers, Inc.	Yes	Audit ($), Compensation*	First Industrial Realty Trust
John D. Griffith	58	2015	Senior Vice President of Real Estate and Development of Life Time, Inc. Managing Partner of Griffith Real Estate LLC Former Executive Vice President of Property Development, Target Corporation	Yes	Compensation, Nominating/ Corporate Governance	None
Richard J. Lieb	60	2016	Managing Director and Chairman of Real Estate of Greenhill & Co., LLC	Yes	Audit ($), Nominating/ Corporate Governance	AvalonBay Communities, Inc.; iStar Inc.; VEREIT, Inc.
Kathleen M. Nelson	74	2009	President and Founder, KMN Associates LLC	Yes	Nominating/ Corporate Governance*, Executive	Apartment Investment and Management Company; Dime Community Bancshares, Inc.
Carolyn B. Tiffany	53	2019	Retired President of Winthrop Realty Trust	Yes	Audit ($), Compensation	None
*Denotes Committee Chairman ($)Audit Committee Financial Expert

Ratification of Auditors (Page 75)

We are asking our shareholders to ratify the appointment of Deloitte as the independent registered public accounting firm to serve as our auditors for the year ending December 31, 2020.

Say-on-Pay (Page 77)

Consistent with our shareholders’ preference, our Board of Directors is providing shareholders with an annual vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement.

Please review our Compensation Discussion and Analysis (beginning on page 30), which describes the principal components of our executive compensation program, the objectives and key features of each component and the compensation decisions made by our Compensation Committee for our named executive officers, and the accompanying executive compensation tables and related information (beginning on page 52) for additional details about our executive compensation programs, including information about our named executive officers’ fiscal year 2019 compensation.

Board Proposal to Amend the Certificate of Incorporation to effect a reverse stock split at a ratio between 1-for-5 and 1-for-25, and a proportionate reduction in the number of authorized shares of common stock, for the purpose of complying with NYSE Listing Standards (Page 78)

As discussed in Proposal 4, the Board of Directors has approved, and is recommending to our shareholders for approval, an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split at a ratio between 1-for-5 and 1-for-25, and a proportionate reduction in the number of authorized shares of common stock, to be determined at the discretion of our Board of Directors for the purpose of complying with NYSE Listing Standards, subject to the Board of Directors’ discretion to abandon this amendment.

PROXY STATEMENT

CBL & ASSOCIATES PROPERTIES, INC.

2030 Hamilton Place Blvd.

Suite 500

CBL Center

Chattanooga, Tennessee 37421

(423) 855-0001

ANNUAL MEETING OF SHAREHOLDERS

May 7, 2020

ANNUAL MEETING AND PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of CBL & Associates Properties, Inc., a Delaware corporation (the “Company” or “CBL”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at Embassy Suites, 2321 Lifestyle Way, Chattanooga, Tennessee, on Thursday, May 7, 2020, at 4:00 p.m. (EDT) and at any and all postponements or adjournments thereof.  Any proxy given may be revoked at any time before it is voted by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date.  All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company.  In addition to solicitation by mail, Company officers and regular employees may solicit proxies from shareholders by telephone, telegram or personal interview but will not receive additional compensation for such services. The Company also intends to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies.  The Company will reimburse such persons for the associated expense.

We currently intend to hold our annual meeting in person.  However, in consideration of the public health concerns our shareholders may have, and recommendations or requirements that public health officials may issue related to the coronavirus (COVID-19) situation, we are planning for the possibility that the annual meeting may be held solely by remote communication (i.e. virtually), or that we may need to reconsider the date, time, location of the annual meeting.  If we take any of these steps, we will announce the decision to do so in advance via a press release and post details on our website that will also be filed with the SEC as additional proxy solicitation material and provide details on how to participate to shareholders of record as of March 13, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 7, 2020:

The Company’s Notice of Annual Meeting and Proxy Statement for the Annual Meeting, as well as our Annual Report for the Company’s fiscal year ended December 31, 2019, are also available at www.proxyvote.com.

VOTING AT THE ANNUAL MEETING

Record Date and Shares Entitled to Vote

Only shareholders of record at the close of business on March 13, 2020 are entitled to vote on the matters to be presented at the Annual Meeting.  The number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), outstanding on such date and entitled to vote was 191,966,991 shares.

Quorum Requirements

The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting with respect to those matters requiring approval by the holders of Common Stock, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Votes Necessary to Approve the Proposals

The vote required to approve each of the proposals at the Annual Meeting is as follows:

•

The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of the Board of Directors’ nominees for re-election as directors under Proposal 1.

•	The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present or represented at the Annual Meeting is required for approval of:
o

Proposal 2, ratification of the selection of Deloitte as the independent registered public accountants (referred to herein as the “independent registered public accountants” or the “independent auditors”) for the Company’s fiscal year ending December 31, 2020; and

o	Proposal 3, the advisory resolution approving the compensation of our named executive officers.
•

The affirmative vote of the holders of a majority of the Company’s issued and outstanding shares of Common Stock, voting as a class, is required for the approval of Proposal 4, the proposed amendment to the Certificate of Incorporation to effect a reverse stock split at a ratio between 1-for-5 and 1-for-25, and a proportionate reduction in the number of authorized shares of common stock, to be determined at the discretion of our Board of Directors for the purpose of complying with NYSE Listing Standards, subject to the Board of Directors’ discretion to abandon this amendment.

Each share of Common Stock is entitled to one vote with respect to those matters upon which such share is to be voted.  No cumulative voting rights are authorized and dissenters’ rights are not applicable to these matters.

While the Company’s directors will be elected by plurality vote at the Annual Meeting, as further described below under “Corporate Governance Matters – Additional Policy Statements,” the Board of Directors has implemented a majority voting policy under our Corporate Governance Guidelines, which provides that a director who is nominated in an uncontested election, and who receives a greater number of votes “withheld” from his or her election than votes “for” such election, is required to immediately tender his or her resignation to the Board of Directors for consideration.

Special Note Regarding Shares Held in Broker Accounts

Under NYSE Rule 452, NYSE member organizations are prohibited from giving a proxy to vote with respect to certain matters, including matters involving (i) an election of directors, (ii) any proposal related to executive compensation (including any shareholder advisory votes on the approval of executive compensation) or (iii) an authorization to implement an equity compensation plan, or any material revision to the terms of any existing equity compensation plan, without receiving voting instructions from a beneficial owner.  Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal 1 or Proposal 3 without instructions by the beneficial owner of the shares. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors (Proposal 1), or with taking action on Proposal 3.

Voting Procedures

Shareholders of record have three ways to vote: by mail, by phone and via the Internet using a computer.  Shareholders may complete, sign and return the proxy card by pre-paid mail.  Alternatively, shareholders may use the toll-free telephone number indicated on the proxy card (or the voting instruction form they received from their broker, as applicable) to vote by telephone or visit the website indicated on the proxy card (or voting instruction form) to vote via the Internet.

As noted above, under the rules of the NYSE, on certain routine matters brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers.  Routine matters include the ratification of the selection of the independent registered public accountants (Proposal 2).  In instances – such as voting on Proposals 1 and 3 at the Annual Meeting – where brokers are prohibited from exercising discretionary authority (so-called “broker non-votes”), the shares for which they have not received voting instructions are counted as present for the purpose of determining whether or not a quorum exists at the Annual Meeting, but are not included in the vote totals.  Because broker non-votes are not included in the vote, they are not counted as votes cast “for” or “against” a proposal.  Accordingly, assuming the presence of a quorum at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of any nominee for director under Proposal 1, so long as such nominee receives any affirmative votes, and also will have no effect on the ratification of the selection of the independent registered public accountants under Proposal 2, or on the advisory resolution approving compensation of our named executive officers under Proposal 3.  While we believe that Proposal 4, concerning the approval of the proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split and a proportionate reduction in the number of authorized shares of common stock, subject to implementation in the discretion of our Board of Directors, is considered a routine item under the NYSE Rules, which means there should be no broker non-votes with respect to such matter, abstentions (and broker non-votes, if any) will have the same effect as a vote against Proposal 4 to amend our Certificate of Incorporation.

Unless contrary instructions are indicated on the accompanying form of proxy, the shares represented thereby will be voted by the persons named as proxies on such form FOR the election of the Board of Directors’ nominees for re-election as directors of the Company as described in Proposal 1; FOR ratification of the selection of Deloitte as the independent registered public accountants for the Company’s fiscal year ending December 31, 2020 as described in Proposal 2; FOR the advisory resolution approving compensation of our Named Executive Officers as described in Proposal 3; and FOR the approval of the proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split at a ratio between 1-for-5 and 1-for-25, and a proportionate reduction in the number of authorized shares of common stock, to be determined at the discretion of our Board of Directors for the purpose of complying with NYSE Listing Standards, subject to the Board of Directors’ discretion to abandon this amendment, as described in Proposal 4.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Company’s Board of Directors, upon the recommendation of our Nominating/Corporate Governance Committee, has nominated the Company’s nine current directors for re-election by shareholders at this year’s Annual Meeting.  Under our Certificate of Incorporation and Third Amended and Restated Bylaws, as amended (the “Bylaws”), a majority of our directors must be unaffiliated (“Independent Directors”) with the Company and its predecessor entity, CBL & Associates, Inc. and its affiliates (“CBL’s Predecessor”).  Since the Company’s 2014 Annual Meeting, following the declassification of our Board of Directors as approved by our shareholders, all directors have been elected on an annual basis.

Our Board of Directors has delegated to the Nominating/Corporate Governance Committee, pursuant to the provisions of such Committee’s Charter and our Company’s Corporate Governance Guidelines, the responsibility for evaluating and recommending to the Board candidates to be considered as nominees for election as directors of our Company.  In discharging these responsibilities, the Nominating/Corporate Governance Committee may solicit recommendations from any or all of the following sources: the Independent Directors, the Chairman of the Board, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.  The Nominating/Corporate Governance Committee’s criteria for the evaluation and selection of director candidates are described in more detail below under “Board of Directors’ Meetings and Committees – Nominating/Corporate Governance Committee.”

Director Nominees

Upon the recommendation of the Nominating/Corporate Governance Committee, our Board intends to present for action at the Annual Meeting the re-election of Charles B. Lebovitz, Stephen D. Lebovitz, Michael L. Ashner, A. Larry Chapman, Matthew S. Dominski, John D. Griffith, Richard J. Lieb Kathleen M. Nelson and Carolyn B. Tiffany, each to serve for a term of one year and until their successors are duly elected and shall qualify.  Charles B. Lebovitz and Stephen D. Lebovitz serve as Chairman of the Board and as Chief Executive Officer, respectively, of the Company.  Messrs. Ashner, Chapman, Dominski, Griffith and Lieb and Mses. Nelson and Tiffany are the Company’s seven Independent Directors.  Unless authority to vote for such nominees is withheld, the enclosed proxy will be voted for such nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve.

Mr. Ashner and Ms. Tiffany, who were initially appointed to the Board in November 2019, were recommended to the Nominating/Corporate Governance Committee and the Board for consideration by the Chairman of the Board and by the Chief Executive Officer of the Company, in connection with a Standstill Agreement entered into effective November 1, 2019 (the “Exeter Standstill Agreement”) with Exeter Capital Investors, L.P., Exeter Capital GP LLC, WEM Exeter LLC, and Michael L. Ashner (collectively, the “Exeter Group”) with respect to the composition of our Board of Directors and certain additional matters as described below. Exeter Capital Investors, L.P. is a single purpose entity controlled by Michael L. Ashner, to acquire common shares in CBL. Pursuant to the Exeter Agreement, among other things:

•

The Board expanded the size of the Board from 7 to 9 directors and appointed Michael L. Ashner and Carolyn B. Tiffany as directors, effective November 1, 2019, with each to serve until our 2020 Annual Meeting and until his or her successor is duly elected and qualified. The Company agreed that, during a period beginning on the date of the Exeter Standstill Agreement and ending on the later of (x) 30 days prior to the deadline to make nominations for election to the Board at the Company’s 2021 annual meeting of stockholders as determined pursuant to our current Bylaws and (y) 30 days following the date that neither Mr. Ashner, nor any Replacement Director (as defined below) for Mr. Ashner, continues to serve on the Board (the “Standstill Period”), the size of the Board may not exceed 9 directors, except as may be required by the terms of our preferred stock issuances.

•

During the Standstill Period and for so long as the Exeter Group meets the Minimum Ownership Level (as defined below), the Company will support and solicit proxies for the election of Mr. Ashner and Ms. Tiffany at this year’s Annual Meeting, together with the Company’s other nominees, and Exeter Group will have certain rights to designate replacement directors if either of Mr. Ashner or Ms. Tiffany resigns from the Board or is rendered unable to serve on the Board for any reason prior to the end of the Standstill Period (each such director, a “Replacement Director” and, collectively with Mr. Ashner and Ms. Tiffany, the “Exeter Directors”), subject to such Replacement Directors being independent and recommended by the Nominating/Corporate Governance Committee and approved by the Board. The Exeter Directors may be recused from any Board or committee discussions involving enforcement of the Company’s rights under the Exeter Standstill Agreement.

•

Both Mr. Ashner and Ms. Tiffany have provided (and any Replacement Director will provide) a resignation letter stating that, if at any time Exeter Group’s aggregate beneficial ownership of our common stock is less than a “Minimum Ownership Level” defined as the lower of (x) 5% of our issued and outstanding common stock and (y) 10,350,000 shares of our common stock

(subject to adjustments for stock splits), each such resignation shall (subject to the Board’s discretion) become effective immediately.
•

The Board established a new advisory committee having the principal responsibility of reviewing and evaluating the Company’s capital structure, equity and debt sourcing, financial strategies, capital allocation plans and distribution policies (the “Capital Allocation Committee”), consisting of Michael L. Ashner, Stephen D. Lebovitz and Richard J. Lieb and chaired by Mr. Ashner, with any change in the number of members of such committee to require the unanimous approval of the Board.

•

The Board also appointed Mr. Ashner to the Executive Committee and appointed Ms. Tiffany to both the Audit Committee and the Compensation Committee, with Mr. Ashner, Ms. Tiffany, or any Replacement Director for Ms. Tiffany to continue to be appointed to such respective Board committees during the Standstill Period and for so long as Exeter Group meets the Minimum Ownership Level.

•

Exeter Group agreed that, during the Standstill Period, it will not, and will not permit any of its Affiliates or Associates (as defined in the Standstill Agreement) to, directly or indirectly (a) nominate or recommend any person for election to the Board at any meeting of our stockholders, (b) submit any proposal for consideration at, or bring any other business before, any such meeting or (c) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to any such meeting, and it will not publicly or privately encourage or support any other stockholder in taking any such action.

•

Exeter Group agreed that it will, and will cause each of its Affiliates or Associates to, vote at this year’s Annual Meeting (and at any other meeting prior to the expiration of the Standstill Period) all Company common stock which they have the right to vote in favor of the Company’s director nominees and otherwise in accordance with the Board’s recommendations, and will vote against any competing director nominees.

•

Concurrently with the execution of the Exeter Standstill Agreement, the Company granted Exeter Group a waiver from the Company’s ownership limitation provided in its Certificate of Incorporation (the “Ownership Limitation Waiver”) to enable the Exeter Group to beneficially own up to 9.8% of the Company’s outstanding common stock, subject to the terms of the Ownership Limitation Waiver.

•

The Exeter Directors will be compensated for Board and committee service, and reimbursed for out-of-pocket expenses incurred in serving as a director, in the same manner as currently provided for our other Independent Directors.

•

We reimbursed the Exeter Group in the amount of $225,000 for its fees and expenses (including legal expenses) incurred in connection with the negotiation of the Exeter Standstill Agreement and related matters.

•

The Exeter Standstill Agreement included additional customary standstill restrictions providing that, during the Standstill Period, neither the Exeter Group nor any of its Affiliates or Associates (as defined therein) will:

o

engage in proxy or consent solicitations, encourage or support any “contested solicitation” with respect to the election or removal of directors, or seek to call (or encourage the calling of) a special meeting of stockholders;

o

form, join, or participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to Company Interests (as defined in the Exeter Standstill Agreement), other than a “group” consisting solely of the persons and entities set forth in the Exeter Group’s Schedule 13D concerning the Company’s securities as filed with the SEC on August 26, 2019 (the “Exeter Schedule 13D”), or any Affiliate of the Exeter Group that agrees to be bound by the Exeter Standstill Agreement;

o	deposit Company Interests in any voting trust or subject any Company Interests to any voting arrangement (other than a voting trust or arrangement solely among Exeter Group and its Affiliates);
o

make or encourage any proposal for consideration at a shareholder meeting or any proposal for a merger, acquisition, recapitalization, restructuring, disposition, liquidation, dissolution or similar transaction or business combination involving the Exeter Group and the Company (or solicit, recommend or publicly comment on, any third party offer or proposal for any such transaction);

o	seek to amend our Certificate of Incorporation, Bylaws, or other governing documents of the Company or our subsidiaries;
o	seek further representation on our Board;
o	enter into or maintain any economic, compensatory, pecuniary or other arrangements with any director or nominees for election to our Board;
o	seek to advise, support, influence or knowingly encourage any person with respect to the voting or disposition of any Company Interests;
o

acquire, cause to be acquired or seek to acquire ownership of Company Interests (beneficial or otherwise) in excess of the amount permitted by the Ownership Limitation Waiver, or seek to increase the ownership limit contained in the Ownership Limitation Waiver;

o

institute any litigation, arbitration, “books and records” demand or other proceeding against the Company or our current or former directors or officers, or any affiliates or associates, (other than to enforce the Exeter Standstill Agreement);

o	seek any amendment, modification, or waiver of the terms of the Exeter Standstill Agreement, or challenge its validity or enforceability; and
o	enter into any negotiations, discussions, agreements, arrangements or understandings with respect to any of the foregoing activities.
•

Exeter Group agreed to cause its Affiliates and Associates (as defined in the Exeter Standstill Agreement) to comply with all of the terms of such agreement, and to require each of the Exeter Directors to preserve the confidentiality of the Company’s non-public information.

•

The Exeter Standstill Agreement includes customary representations and warranties of the parties and provides that, during the Standstill Period, each of the parties will be subject to a customary mutual non-disparagement obligation.  Exeter Group also represented that it is not, and will not become, a party to any agreement, arrangement or understanding (whether written or oral) with any Exeter Director with respect to such person’s service as a director on our Board of Directors or any Board committee.

The Nominating/Corporate Governance Committee did not engage the services of any third-party search firm in connection with its selection of Mr. Ashner and Ms. Tiffany as additional directors of the Company.

Summary of Board Experience  As a general matter, our Board believes that each of our directors has valuable individual qualifications, attributes and skills, including significant leadership and strategic planning expertise, gained through experience in one or more of the fields and capacities summarized below that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the management of a publicly traded real estate investment trust

(“REIT”) in the shopping center industry such as our Company.  The following table highlights our directors’ experience, qualifications, attributes and skills:

	C. Lebovitz	S. Lebovitz	M. Ashner	L. Chapman	M. Dominski	J. Griffith	R. Lieb	K. Nelson	C. Tiffany
Chief Executive Officer/President/ Founder	X	X	X		X			X
Chief Operating Officer/Business Unit Chief Executive				X		X	X	X	X
Commercial Real Estate	X	X	X	X	X	X	X	X	X
Financial Services / Capital Markets		X	X	X	X		X	X	X
Investment Banking							X
Legal Services			X
Retail Operations						X
Financial Literacy	X	X	X	X	X	X	X	X	X
Risk Oversight / Management	X	X	X	X	X	X	X	X	X

Additional details concerning the senior executive management, professional, public company and philanthropic leadership experiences that our Board, with the advice of the Nominating/Corporate Governance Committee, has determined qualify each director for service on our Company’s Board of Directors are set forth in each individual’s biography presented below. For each of these individuals, the position(s) shown in the left column represents the individual’s position(s) with the Company and with CBL & Associates Management, Inc., a Delaware corporation (the “Management Company”), through which the Company’s property management and development activities are conducted.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Charles B. Lebovitz Chairman of the Board Director since 1993 Age – 83

Charles B. Lebovitz serves as Chairman of the Board of the Company and as Chairman of the Executive Committee of the Board of Directors.  He previously served as Chief Executive Officer of the Company from the completion of its initial public offering in November 1993 until 2010, and also served as President of the Company until February 1999.  Prior to the Company’s formation, he served in a similar capacity with CBL’s Predecessor.  Mr. Lebovitz has been involved in shopping center development since 1961 when he joined his family’s development business.  In 1970, he became affiliated with Arlen Realty & Development Corp. (“Arlen”) where he served as President of Arlen’s shopping center division, and, in 1978, he founded CBL’s Predecessor together with his associates.

Mr. Lebovitz is an Advisory Director of First Horizon Bank, N.A., Chattanooga, Tennessee and a member of the Urban Land Institute.  He is a past president of the B’nai Zion Congregation in Chattanooga, a member of the National Board of Directors of Maccabiah USA/Sports for Israel (Maccabiah Games), and a National Vice Chairman of the United Jewish Appeal.  He was the Campaign Chair for the Jewish Federation of Greater Chattanooga in 1989 and served as President in 1990-91.  Mr. Lebovitz also has previously served as Chairman of the International Council of Shopping Centers, Inc. (“ICSC”) and as a Trustee and Vice President (Southern Division) of the ICSC and is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”).  He is a former member of the Chancellor’s Round Table for the University of Tennessee at Chattanooga, a Past President of the Alumni Council for The McCallie School, Chattanooga, and a past member of The McCallie School Board of Trustees, where he was named the recipient of the 1995 Distinguished Alumnus Award.  He also is a past member of the Board of Trustees for Girls’ Preparatory School in Chattanooga.  Mr. Lebovitz received the 2015 Leadership Fundraiser of the Year Award from the Association of Fundraising Professionals in conjunction with National Philanthropy Day.  Mr. Lebovitz received his Bachelor of Arts degree in Business from Vanderbilt University.  He is the father of Company executive officers Stephen D. Lebovitz, Michael I. Lebovitz and Alan L. Lebovitz.

Stephen D. Lebovitz Chief Executive Officer Director since 1993 Age – 59

Stephen D. Lebovitz serves as Chief Executive Officer of the Company, and also served as President of the Company prior to Michael I. Lebovitz being promoted to serve as President in June 2018.  He previously served as President and Secretary of the Company from February 1999 to January 1, 2010, when he became President and Chief Executive Officer, and has served as a director of the Company since the completion of its initial public offering in November 1993.  He also serves as a member of the Executive Committee and the Capital Allocation Committee of the Board of Directors.  Since joining CBL’s Predecessor in 1988, Mr. Lebovitz has also served as Executive Vice President – Development/Acquisitions, Executive Vice President – Development, Senior Vice President – New England Office, and as Senior Vice President – Community Center Development and Treasurer of the Company. Before joining CBL’s Predecessor, Mr. Lebovitz was affiliated with Goldman, Sachs & Co. from 1984 to 1986.

Mr. Lebovitz served as Chairman of the ICSC from May 2015 through May 2016. He is a past Trustee and Divisional Vice President of the ICSC (2002-08), and is a former member of the Advisory Board of Governors of Nareit. Mr. Lebovitz is a former Trustee of Milton Academy, Milton, Massachusetts, a former member of the Board of Trust of Children’s Hospital, Boston, and a past president of the Boston Jewish Family & Children’s Service. He received the 2014 Edwin N. Sidman Leadership Award for his philanthropic contributions to Boston’s Combined Jewish Philanthropies, including his service as a former Board member and annual campaign chair. Mr. Lebovitz holds a Bachelor’s degree in Political Science from Stanford University and a Master of Business Administration degree from Harvard University. Stephen D. Lebovitz is a son of Charles B. Lebovitz and a brother of Michael I. Lebovitz and Alan L. Lebovitz.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Michael L. Ashner Director since 2019 Age – 67

Michael L. Ashner joined the Company as a director on November 1, 2019.  Mr. Ashner is Chairman of the Board’s Capital Allocation Committee and a member of the Executive Committee of the Company’s Board of Directors.  Mr.  Ashner is currently the Chief Executive Officer of Winthrop Capital Advisors, LLC, First Winthrop Corp. and Winthrop Realty Partners L.P., a group of affiliated companies that own, operate and provide asset management services to real estate related assets.  He also formerly served as a Trustee of Winthrop Realty Liquidating Trust, the liquidating trust established to liquidate the remaining assets of Winthrop Realty Trust, a NYSE listed REIT, which process was completed by year-end 2019.

From December 31, 2003 to December 31, 2016, Mr. Ashner served as Chief Executive Officer and Chairman (from April 2004) of Winthrop Realty Trust.  Mr. Ashner also served as the Executive Chairman and a trustee of Lexington Realty Trust (“Lexington”), a NYSE listed real estate investment trust, from December 31, 2006 when Newkirk Realty Trust, Inc. (“Newkirk”) was merged into Lexington to March 20, 2008.  Mr. Ashner previously served as a director and the Chairman and Chief Executive Officer of Newkirk until it was merged into Lexington.  Mr. Ashner also currently serves as the Chief Executive Officer of First Winthrop Corporation, a real estate investment and management company, a position he has held since 1996.  Mr. Ashner previously served as a director and Chief Executive Officer of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. (collectively, the “Shelbourne Entities”), three real estate investment trusts, from August 2002 until their liquidation in April 2004.  Mr. Ashner is a Trustee of the Northwell Hospital System, American Friends of Beit Ruth and a past trustee of the National World War II Museum of New Orleans.  Mr. Ashner is a graduate of Cornell University and University of Miami School of Law.

A. Larry Chapman Director since 2013 Age – 73

A. Larry Chapman joined the Company as a director on August 16, 2013.  Mr. Chapman is Chairman of the Audit Committee and a member of the Compensation Committee of the Company’s Board of Directors.  Mr. Chapman is a retired 37-year veteran of Wells Fargo & Co., serving as an executive officer of the company from 1987 to 2011.  He most recently served as Executive Vice President and the Head of Commercial Real Estate, and as a member of the Wells Fargo Management Committee, from 2006 until his retirement in June 2011.  Mr.  Chapman joined Wells Fargo in 1974 in its Houston Real Estate office.  In 1987, he was promoted to President of Wells Fargo Realty Advisors, a wholly-owned subsidiary of Wells Fargo & Co. As the Group Head of Wells Fargo’s Commercial Real Estate Lending business, Mr. Chapman was responsible for the group’s 75 nationally located real estate loan production offices and 1,500 full time employees.  At his retirement in 2011, Mr. Chapman managed the largest bank real estate lending portfolio in the United States, which totaled approximately $60 billion.

Mr. Chapman is a member of the Board of Directors of Realty Income Corporation, a triple net lease REIT, and also serves on its Audit and Technology Risk committees.  He is a former board member of the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley; past governor, council member, and trustee of the Urban Land Institute; a past member of Nareit; and a member and past trustee of the ICSC.  Mr. Chapman previously was appointed by the Governor of California to serve on the board of the California Science Center Museum. He also spent six years on the Los Angeles Memorial Coliseum Commission, serving as President in 2002. Mr. Chapman received his Bachelor of Business degree in finance and banking from Texas Tech University.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Matthew S. Dominski Director since 2005 Age – 65

Matthew S. Dominski joined the Company as a director on February 2, 2005.  Mr. Dominski serves as Lead Independent Director and is Chairman of the Compensation Committee and a member of the Audit Committee of the Company’s Board of Directors.  From 1993 through 2000, Mr. Dominski served as Chief Executive Officer of Urban Shopping Centers (“Urban”), formerly one of the largest regional mall property companies in the United States and a publicly traded REIT listed on the NYSE and the Chicago Exchange.  Previously, he also served in various management positions at JMB Realty Corporation.  Following the purchase of Urban by Rodamco North America in 2000, Mr. Dominski served as Urban’s President until 2002.

Mr. Dominski operated, as a joint owner, Polaris Capital, LLC, a Chicago, Illinois based real estate investment firm, from 2003 through 2013.  Mr. Dominski currently serves as a director of First Industrial Realty Trust, a NYSE-listed REIT which buys, sells, leases, develops and manages industrial real estate, and also serves on its Investment and Nominating/Corporate Governance Committees.  From 1998 until 2004, Mr. Dominski served as a member of the Board of Trustees of the ICSC.  Mr. Dominski received his Bachelor of Arts degree in Economics from Trinity College and a Master of Business Administration degree from the University of Chicago.

John D. Griffith Director since 2015 Age – 58

John D. Griffith joined the Company as a director on January 7, 2015.  Mr. Griffith is a member of the Compensation and Nominating/Corporate Governance Committees of the Company’s Board of Directors.  In February 2019, Mr. Griffith was appointed as Senior Vice President of Real Estate and Development for Life Time, Inc., which operates a chain of health clubs in the United States and Canada.  Mr. Griffith currently serves as Managing Partner of Griffith Real Estate LLC, a commercial real estate development firm.  He also served as Head of Global Operations for the American Refugee Committee, an international organization dedicated to serving refugees in fragile states, from July 2016 through July 2018.  Mr. Griffith retired from Target Corporation (“Target”) in May 2014, having served most recently as Executive Vice President of Property Development from 2005 until his retirement, and as a member of Target’s Executive Committee.  He started with Target in 1999 as the Vice President of Construction.  As the Executive Vice President of Property Development at Target, Mr. Griffith was responsible for the management of Target’s real estate, consisting of over 300 million square feet valued at $30 billion, and had responsibility for 3,500 full time employees.  During his time at Target, he doubled the retail footprint from approximately 900 locations to more than 1,900.

Mr. Griffith served as the Governor’s appointed Commissioner on the Minnesota Sports Facilities Authority to build a new NFL stadium for the Minnesota Vikings.  He is a past trustee of the ICSC, having served on the Executive Committee, and also is a past trustee of Bethel University.  Mr. Griffith holds a Bachelor of Arts degree in Business and Economics from Bethel College and a Master of Business Administration degree from the University of Minnesota, Carlson School of Management.

Richard J. Lieb Director since 2016 Age – 60

Richard J. Lieb joined the Company as a director on February 10, 2016.  Mr. Lieb is a member of the Audit and Nominating/Corporate Governance Committees of the Company’s Board of Directors, as well as a member of the Board’s Capital Allocation Committee.  Since January 1, 2019, Mr. Lieb has served as Senior Advisor at Greenhill & Co., LLC, a publicly traded independent investment banking firm he joined in 2005.  From 2005 through 2018, Mr. Lieb was a Managing Director and also served as Chairman of Real Estate of Greenhill.  He served as Greenhill’s Chief Financial Officer from 2008 to 2012 and also served as a member of the firm’s Management Committee from 2008 to 2015.  Mr. Lieb has also served at various times during his tenure at Greenhill as head of the firm’s Restructuring business and as head of North American Corporate Advisory services.  Prior to joining Greenhill, Mr. Lieb spent more than 20 years with Goldman Sachs, where he headed that firm’s Real Estate Investment Banking

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Richard J. Lieb [Continued]

Department from 2000 to 2005.  Overall, Mr. Lieb has more than 30 years of experience as a strategic advisor to participants in the real estate industry, spanning nearly all property sectors.  Mr. Lieb is licensed with FINRA and holds Series 7/General Securities, Series 63 and Series 24 licenses.  Mr. Lieb serves as a director, and as Chairman of the Audit Committee and a member of the Compensation Committee, of VEREIT, Inc., a REIT with a diversified portfolio of retail, restaurant, office and industrial real estate assets.  Mr. Lieb also serves as a director and a member of the Audit Committee and the Compensation Committee of AvalonBay Communities, Inc., an apartment REIT.  He also serves as a director and a member of the Compensation Committee and the chair of the Investment Committee of iStar Inc., a real estate investment company.

Mr. Lieb is an active member of the American Jewish Committee (AJC) and has served as a member of Wesleyan University’s Career Advisory Counsel.  He holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from Harvard Business School.

Kathleen M. Nelson Director since 2009 Age – 74

Kathleen M. Nelson joined the Company as a director on May 5, 2009.  Ms. Nelson is Chairman of the Nominating/Corporate Governance Committee and a member of the Executive Committee of the Company’s Board of Directors. She has an extensive background in commercial real estate and financial services with over 40 years of experience, including 36 years at TIAA-CREF. Ms. Nelson held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA-CREF’s Mortgage and Real Estate Division. TIAA-CREF’s mortgage and real estate portfolio totaled over $53.0 billion and was invested in all sectors of real estate, of which approximately 25% was invested in retail. Ms. Nelson developed and staffed TIAA-CREF’s Real Estate Research Department and created the pre-eminent commercial mortgage loan sales model for TIAA-CREF, generating over $10.0 billion in mortgage sales. She retired from this position in 2004 and currently serves as President and Founder of KMN Associates LLC (KMN), a commercial real estate investment advisory and consulting firm which advises clients in a variety of commercial real estate transactions including portfolio strategy and capital sourcing. In 2009, Ms. Nelson co-founded and currently serves as Managing Principal of Bay Hollow Associates, LLC, a commercial real estate consulting firm, which provides counsel to institutional investors.

Ms. Nelson has previously served as Chairman of the ICSC, has been an ICSC Trustee since 1991, and served as the Treasurer and Chairman for the 1996 ICSC Annual Convention. Ms. Nelson is a director, Chairman of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation and Human Resources, and Redevelopment and Construction Committees, of Apartment Investment and Management Company (AIMCO), a publicly held REIT that owns and manages multi-family residential properties. Ms. Nelson also serves as Lead Director, and as a member of the Compensation and Human Resources, Executive, Risk, and Strategic Planning Committees, of Dime Community Bancshares, Inc., a publicly traded bank holding company based in Brooklyn, New York. She also serves as an unaffiliated Director of the J.P. Morgan U.S. Real Estate Income & Growth Fund, the Beverly Willis Architectural Foundation Advisory Board and is a member of the Anglo American Real Property Institute. She has served on the Board of Advisors to the Rand Institute Center for Terrorism Risk Management Policy. Ms. Nelson is a graduate of Indiana University with a Bachelor of Science degree in Real Estate, the University of Chicago Executive Management Program, and the Aspen Institute Leadership Seminar.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Carolyn B. Tiffany Director since 2019 Age – 53

Carolyn B. Tiffany joined the Company as a director on November 1, 2019. Ms. Tiffany is a member of the Audit and Compensation Committees of the Company’s Board of Directors. Ms. Tiffany has been active in commercial real estate investment, operations and management for over 25 years. She was a member of the Board of Trustees and President of Winthrop Realty Trust, a New York Stock Exchange listed REIT with direct and indirect investments in over $1.0 billion of assets, from 2009 until her retirement in June 2017.  She also previously served as a trustee to its successor, Winthrop Realty Liquidating Trust, through the conclusion of that company’s orderly liquidation process by year-end 2019. Ms. Tiffany previously served as Winthrop’s Chief Operating Officer and Secretary from January 2004 to January 2007, during which period Winthrop had the highest total return of any real estate investment trust.

From 2009 until July 2017, Ms. Tiffany served as an executive officer for Winthrop Realty Partners, L.P., First Winthrop Corporation and related entities (the “Winthrop Group”), which owned, operated and managed real estate assets throughout the United States. From February 2017 to July 2017, Ms. Tiffany was integrally involved the Winthrop Group’s serving as the external advisor for New York REIT Inc., a NYSE listed real estate investment trust. From February 2007 through March 2008, Ms. Tiffany served as a principal and the Chief Operating Officer for High Street Equity Advisors, a private equity real estate firm specializing in institutional quality industrial assets that had acquired $863 million of industrial properties with over $300 million equity from both private and institutional investors. Ms. Tiffany was also a member of the Investment Committee, which directed the real estate acquisitions of the investment funds. Ms. Tiffany served as the Chief Operating Officer of Winthrop Financial Associates from 1996 to 2006, as well as Chief Operating Officer and Secretary of NYSE listed REIT Newkirk Realty Trust Inc., where she had a significant role in the execution of its initial public offering. Newkirk Realty Trust was a leading owner of net leased properties which, in 2006, merged into Lexington Property Trust, another NYSE listed REIT. Prior to joining Winthrop in 1992, Ms. Tiffany was a certified public accountant with the firm Kenneth Leventhal & Co., a nationally recognized accounting firm specializing in real estate. In 1995 Kenneth Leventhal & Co. joined with E&Y to form the E&Y Kenneth Leventhal Real Estate Group. Ms. Tiffany holds a Bachelor of Arts degree from Emanuel College.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE NINE DIRECTOR NOMINEES NAMED ABOVE

Additional Executive Officers

Set forth below is information with respect to those individuals serving as executive officers of the Company as of March 13, 2020 (other than Charles B. Lebovitz and Stephen D. Lebovitz):

Name	Age	Current Position (1)
Jeffery V. Curry	59	Chief Legal Officer and Secretary
Michael C. Harrison, Jr.	51	Executive Vice President – Operations
Farzana Khaleel	68	Executive Vice President – Chief Financial Officer and Treasurer
Ben S. Landress	92	Executive Vice President – Management
Alan L. Lebovitz	52	Executive Vice President – Management
Michael I. Lebovitz	56	President
Katie A. Reinsmidt	41	Executive Vice President – Chief Investment Officer

(1)	The position shown represents the individual’s position with the Company and with the Management Company.

Jeffery V. Curry serves as Chief Legal Officer and Secretary of the Company.  Mr. Curry initially was appointed to serve as Interim Chief Legal Officer of the Company simultaneously with the creation of the Chief Legal Officer position by the Board in February 2012, which appointment was made permanent effective April 3, 2012.  He was appointed Secretary of the Company effective September 10, 2012. Mr. Curry also serves as the Company’s Compliance Officer.  He previously had served since 1986 as a legal advisor to the Company.  Prior to joining the Company, Mr. Curry was a partner in the national law firm of Husch Blackwell LLP, counsel to the Company, a position he held since 2006 when he joined the local office of that firm along with a group of lawyers relocating from a firm that formerly provided legal services to the Company.  Mr. Curry received his Doctor of Jurisprudence degree in 1985 from the University of Memphis Cecil C. Humphreys School of Law, where he was on the Editorial Board of the Law Review, and received a LL.M. in Taxation from New York University School of Law in 1986.  Mr. Curry is a member of Nareit.  He also serves as a vice president and a member of the board of directors for Chattanooga Inner City Outreach, Inc., a local non-profit organization, and he is a member of the Chattanooga Bar Association and the Tennessee Bar Association.

Michael C. Harrison, Jr. serves as Executive Vice President – Operations of the Company.  Mr. Harrison joined the Company as Senior Vice President - Strategic and Technology Initiatives in October 2013, to provide leadership and oversight of new strategic initiatives and technology solutions, and served in that position through February 2018, when he was promoted to his current position.  Prior to joining CBL, Mr. Harrison served for two years as Senior Vice President Real Estate and Chief Financial Officer for a private real estate developer, owner and operator. Mr. Harrison’s prior experience also includes 18 years of senior level consulting practice focused on strategic management in the real estate industry at RealFoundations, Inc. as well as serving as a former principal and managing director at KPMG LLP. Mr. Harrison has served as a consultant for numerous public and private real estate companies evaluating and overseeing the execution of strategic operating and financial plans. He also served for five years as a controller for a publishing and distribution company. Mr. Harrison received his Accounting degree from Dallas Baptist University.

Farzana Khaleel serves as Executive Vice President – Chief Financial Officer and Treasurer of the Company and is an advisory member of the Board’s Capital Allocation Committee.  Ms. Khaleel served as Executive Vice President – Finance of the Company from January 2010 through September 10, 2012, when she was promoted to her current positions.  Previously, Ms. Khaleel served as Senior Vice President

– Finance of the Company from September 2000 through January 1, 2010.  Prior to joining the Company, Ms. Khaleel was Vice President of Equitable Real Estate (successor to Lend Lease Real Estate Investments prior to its acquisition by Morgan Stanley).  Ms. Khaleel served the Equitable and Lend Lease companies for 18 years in various senior financial positions and as Deputy Portfolio Manager for Equitable/AXA Financial’s mortgage portfolio.  From 1976 to 1982, she served as Assistant Treasurer of IRT Property Company, a former REIT.  Ms. Khaleel served from October 2010 to March 2020 on the Board of Commissioners of the Chattanooga Metropolitan Airport Authority (CMA) and served as a member of the Finance Committee of the CMA.  Ms. Khaleel received a Bachelor of Business Administration degree in Economics, a Master of Business Administration degree in Accounting and a Master of Science degree in Real Estate and Urban Affairs from Georgia State University.  She is a certified public accountant, licensed in the state of Georgia.

Ben S. Landress serves as Executive Vice President of the Company.  He has held that position since January 1997.  Prior to that time, Mr. Landress served as Senior Vice President – Management and prior thereto, he served in a similar capacity with CBL’s Predecessor.  Mr. Landress has been involved in the shopping center business since 1961 when he joined the Lebovitz family’s development business.  In 1970, he became affiliated with Arlen’s shopping center division, and, in 1978, joined Charles B. Lebovitz as an Associate in establishing CBL’s Predecessor.

Alan L. Lebovitz serves as Executive Vice President – Management of the Company.  Mr. Lebovitz served as Senior Vice President - Asset Management of the Company from February 2009 to February 2018, when he was promoted to his current position. He previously served as Vice President - Asset Management having held that position from 2002 through February 2009, and had served in various positions in management, leasing and development since joining the Company in 1995.  Prior to joining CBL in 1995, Mr. Lebovitz received his B.A. from Northwestern University in 1990, was affiliated with Goldman, Sachs & Co. from 1990 to 1992 and obtained an M.B.A. from Vanderbilt University. He has been an active community volunteer for organizations that include: Alzheimer Association’s Mid‑South Chapter, B’nai Zion Synagogue, Chattanooga Area Chamber of Commerce - Leadership Chattanooga and Workforce Development Task Force, Chattanooga Public Education Foundation, Jewish Federation of Greater Chattanooga, The McCallie School, Normal Park Museum Magnet School, and United Way of Greater Chattanooga. Alan L. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz and Michael I. Lebovitz.

Michael I. Lebovitz serves as President of the Company.  Mr. Lebovitz served as Executive Vice President – Development and Administration of the Company from January 2010 through June 2018, when he was promoted to his current position.  Mr. Lebovitz also served as Senior Vice President – Chief Development Officer of the Company from June 2006 through January 1, 2010.  Previously, he served the Company as Senior Vice President – Mall Projects, having held that position since January 1997.  Prior to that time, Mr. Lebovitz served as Vice President - Development and as a project manager for the Company.  Mr. Lebovitz joined CBL’s Predecessor in 1988 as a project manager overseeing the development of CoolSprings Galleria in Nashville, Tennessee, and was promoted to Vice President in 1993.  Prior to joining CBL’s Predecessor, he was affiliated with Goldman, Sachs & Co. from 1986 to 1988.  He is past president of the Jewish Community Federation of Greater Chattanooga and a past member of the national board of Hillel.  Mr. Lebovitz currently serves on the national boards of Jewish Federations of North America and the United Israel Appeal.  He formerly served on the board of the United States Holocaust Memorial Council and was National Campaign Chair for the Jewish Federations of North America from 2010 – 2011.  He is also a member of the board of the United Way of Greater Chattanooga and formerly served on the board of The McCallie School in Chattanooga.  Michael I. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz and Alan L. Lebovitz.

Katie A. Reinsmidt serves as Executive Vice President – Chief Investment Officer of the Company and is an advisory member of the Board’s Capital Allocation Committee.  Ms. Reinsmidt served as Senior Vice President – Investor Relations/Corporate Investments of the Company from September 2012 through February 2017, when she was promoted to her current position.  She joined the Company as Director of Investor Relations in 2004 and previously was promoted to Director – Corporate Communications and

Investor Relations in 2008 and to Vice President – Corporate Communications and Investor Relations of the Company in 2010.  Prior to joining the Company, Ms. Reinsmidt served as an Associate Analyst at A.G. Edwards & Sons in St. Louis, Missouri, where she provided research coverage for retail, healthcare and lodging REITs.  Ms. Reinsmidt received her Bachelor of Science degree in Economics from the University of Missouri – St. Louis.  She also serves as a Trustee and Secretary of the City of Chattanooga General Pension Board, and served as its Vice Chairman from March 2011 through February 2017.

Other Senior Officers

Set forth below is information with respect to those individuals serving as senior officers of the Company, in addition to our directors and executive officers, as of March 13, 2020:

Name	Age	Current Position (1)
Andrew F. Cobb	51	Senior Vice President – Director of Accounting
Howard B. Grody	59	Senior Vice President – Leasing
Don Sewell	73	Senior Vice President – Management
Stuart Smith	58	Senior Vice President – Redevelopment
Justice Wade	54	Senior Vice President – Development and Mixed-Use

(1)	The position shown represents the individual’s position with the Company and with the Management Company.

Andrew F. Cobb serves as Senior Vice President – Director of Accounting, a position to which he was promoted in February 2015.  He joined CBL in June 2002, as Vice President – Accounting.  In February 2007, he was promoted to Vice President and Director of Accounting.  Prior to joining the Company, Mr. Cobb was with Arthur Andersen LLP from 1991 to 2002, serving as an audit manager from 1996 to 2002. Mr. Cobb is a certified public accountant, licensed in the State of Tennessee and a member of the Tennessee Society of Certified Public Accountants.  Mr. Cobb received a Bachelor of Science in Accounting from Tennessee Technological University.

Howard B. Grody serves as Senior Vice President – Leasing of the Company.  He was promoted to that position in June 2008.  Previously, Mr. Grody had served as Vice President – Mall Leasing of the Company since 2000.  Mr. Grody joined CBL in 1991 as a Leasing Manager for the Turtle Creek Mall development in Hattiesburg, Mississippi, and subsequently was promoted to the position of Senior Leasing Manager, where he had leasing responsibility for many of the Company’s properties throughout the country.  Prior to joining CBL, Mr. Grody worked in the real estate industry with Sizeler Real Estate Properties.  Mr. Grody was awarded the designation of Certified Leasing Specialist as recognized by ICSC in 1994, the program’s inaugural year, and was awarded the designation of Senior Certified Leasing Specialist in 2008.  Mr. Grody has served two terms on the ICSC Certified Leasing Specialist Committee.  Mr. Grody received his Bachelor of Science in Management degree from Tulane University.

Don Sewell serves as Senior Vice President – Management of the Company.  He was promoted to that position in February 2018, having previously served CBL as Vice President – Mall Management since February 2000 and in various prior property management positions with both the Company and Arlen since 1973.  In his current position, Mr. Sewell oversees the management and operational duties for CBL’s portfolio of enclosed regional malls.  He holds the designations of Certified Shopping Center Manager and Certified Marketing Director as recognized by the ICSC.

Stuart Smith serves as Senior Vice president – Redevelopment, a position to which he was promoted in February 2015. He joined CBL as Director of Tenant Coordination in January 2001, and then became Director – Tenant Design and Development in April 2003.  He was promoted to Vice President – Redevelopment in February 2007.  Mr. Smith is responsible for creating redevelopment opportunities and solutions throughout the portfolio.  This includes the initial vision along with securing new and existing anchor deals and approvals. Mr. Smith started his shopping center career as an Owner's Representative with U.S. Lend Lease in 1986 located in Tampa, Florida.  He subsequently served eight years with Dusco Property Management in Lancaster, Pennsylvania overseeing mall renovation projects throughout the country, and then four years with Arbor Property Trust in Philadelphia, Pennsylvania as Director of Construction.  He received his Business degree from Pennsylvania State University.

Justice Wade serves as Senior Vice President – Development and Mixed-Use of the Company, overseeing the development leasing, entertainment leasing and peripheral property divisions. He was promoted to that position in November 2019. Mr. Wade joined CBL in November 2002 as a Senior Leasing Manager, he was promoted to Regional Leasing Director in 2005, to Senior Director – Development Leasing in June 2006, and to Vice President - Development Leasing and Peripheral Property in 2008. Prior to joining CBL, Mr. Wade served as Vice President, Director of Leasing for Aronov Realty where he was responsible for leasing a regional mall and community center portfolio of more than 14 million square feet. Mr. Wade also spent 11 years as Vice President, Director of Retail for Peppermint Music, a regional chain based in the southeast.  Mr. Wade was awarded the designation of Certified Leasing Specialist as recognized by ICSC in 1998.

Operation of the Company’s Business; Certain Aspects of the Company’s Capital Structure

Our Company operates through its two wholly-owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”).  As of the March 13, 2020, record date for the Annual Meeting, through the referenced subsidiaries, our Company currently holds a 1.0% sole general partner interest and a 94.2% limited partner interest in CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”).  See “Certain Relationships and Related Person Transactions – Operating Partnership Agreement; CBL Rights”.  Our Company conducts substantially all of its business through the Operating Partnership.  Our Company conducts its property management and development activities through the Management Company, which is a taxable REIT subsidiary of the Operating Partnership, to comply with certain technical requirements of the Internal Revenue Code of 1986, as amended.

CORPORATE GOVERNANCE MATTERS

Our Board has adopted guidelines on corporate governance (including director independence criteria), committee charters, and a code of business conduct and ethics setting forth the Company’s corporate governance principles and practices.  Effective as of January 1, 2006, our Company adopted amended and restated guidelines on corporate governance incorporating all previous guidelines on corporate governance and including additional policy statements, which were further amended (i) effective January 1, 2012 with respect to minimum stock ownership levels for Non‑Employee Directors (directors who are not employees of the Company, currently, the Independent Directors), (ii) effective January 1, 2015 with respect to implementation of a majority vote policy for uncontested director elections, (iii) effective March 17, 2015 to increase the minimum stock ownership level for the Chief Executive Officer, (iv) effective November 2, 2018 to limit the minimum stock ownership requirements for officers to our policy-making executive officers, and provide alternatives for valuation and compliance testing and establish a procedure for handling exception requests with respect to minimum stock ownership requirements for non-employee directors and executive officers, and (v) effective August 7, 2019 to further revise the additional policy statements to eliminate the requirement that a director must tender his/her resignation on a change of principal occupation or business association and, in lieu thereof, require that a director, on the occurrence of such events, must notify the Chairperson of the Nominating/Corporate Governance Committee, which Committee will review whether it is appropriate and in the best interests of the Company for such Director to continue to serve on the Board and then make a recommendation to the Board (the guidelines, as amended and restated, collectively including the revisions described above, are referred to herein as the “Corporate Governance Guidelines”).  See “Corporate Governance Matters – Additional Policy Statements.”  These documents can be accessed in the “Invest – Investor Relations – Governance Documents” and “Invest – Investor Relations – Committee Charting” sections of the Company’s website at cblproperties.com.

Director Independence

Our Board has adopted a set of director independence standards (“Director Independence Standards”) for evaluating the independence of each of the directors in accordance with the requirements of the Securities and Exchange Commission (“SEC”) and of the NYSE corporate governance standards.  The Director Independence Standards are included as an exhibit to our Company’s Corporate Governance Guidelines, which can be found in the “Invest – Investor Relations – Governance Documents” section of the Company’s website at cblproperties.com.  Pursuant to NYSE Rule 303A.02(a) and the provisions of our Company’s Director Independence Standards (as set forth below), our Board has reviewed whether any director has any relationship with the Company’s independent auditors that would preclude independence under SEC and NYSE rules, or any material relationship with our Company (either directly or as a partner, member, shareholder or officer of an organization that has a relationship with the Company) which could (directly or indirectly) materially impact the ability of such director or nominee to exert his or her independent judgment and analysis as a member of our Board.  As a result of this review, our Board affirmatively determined that seven of our Company’s nine current directors were independent under the standards of the SEC and NYSE and as set forth in our Company’s Director Independence Standards.  Messrs. Charles B. Lebovitz and Stephen D. Lebovitz, who are executive officers of our Company and employees of the Management Company, were deemed not independent.  In making the independence determinations with respect to the other seven directors, the Board considered the terms of the Exeter Standstill Agreement as described above under “ELECTION OF DIRECTORS – Director Nominees” and determined that they did not interfere with the independence of Mr. Ashner and Ms. Tiffany.

Additional Policy Statements

Effective as of January 1, 2006, and as further amended with regard to the matters described above effective January 1, 2012, January 1, 2015, March 17, 2015, November 2, 2018 and August 7, 2019, the Company has included additional policy statements as part of the Corporate Governance Guidelines.  A summary of these policy statements, as so amended and currently in effect, is as follows:

Director Resignation Policy – a policy statement that requires a director who is nominated in an uncontested election but does not receive a “majority vote” to immediately tender his or her resignation to the Board of Directors for consideration.  A “majority vote” means that the number of shares voted “for” a director must exceed the number of votes “withheld” with respect to the election of that director.  The policy provides that if a director does not receive a “majority vote” and tenders his or her resignation, the Nominating/Corporate Governance Committee will make a recommendation to our Board of Directors on whether to accept or reject the resignation. The Board will then consider the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision to either accept or reject the resignation within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Nominating/Corporate Governance Committee or the decision of the Board of Directors.

Limits on Other Board Participation – a policy statement that limits to four (4) the number of other public company boards (not counting the Company’s Board) upon which a director may serve at any given time.

Minimum Stock Ownership for Non-Employee Directors – as amended, a policy statement that provides that by five (5) years from the later of (i) January 1, 2012 or (ii) becoming a member of the Company’s Board, a Non‑Employee Director (a director that is not an employee of the Company, currently, the Independent Directors) must own at least an amount of shares of the Company’s common stock having a value, determined as set forth in the policy statement, equal to not less than three (3) times the amount of annual cash compensation that such Non‑Employee director shall receive from the Company.  This policy statement includes an exemption for any Non‑Employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in the Company’s securities.

Minimum Stock Ownership for Executive Officers – a policy statement that provides that by five (5) years from the later of (i) the adoption of the policy or (ii) becoming an executive officer, such officer must own an amount of the Company’s Common Stock, determined as set forth in the policy statement, having a value at least equal to the following formula amounts:

Executive Officer	Level of Stock Ownership
Chief Executive Officer	10x prior calendar year’s annual base salary
President	2x prior calendar year’s annual base salary
Chief Financial Officer	2x prior calendar year’s annual base salary
Executive Vice President*	2x prior calendar year’s annual base salary

*The Company also applies this requirement to our Chief Legal Officer.

2018 Updates to Minimum Stock Ownership Requirements for Non-Employee Directors and Executive Officers – In November 2018, the Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, approved the following updates to the stock ownership requirements described above: (i) since these requirements were originally meant to apply to executive officers and Non-Employee Directors of CBL, and the senior vice presidents no longer qualify as executive officers due to the policy making authority vested in our executive vice presidents, the ownership requirement for senior vice presidents was eliminated; (ii) a valuation formula was added for purposes of annual compliance testing under these policies that provides that shares of the Company’s Common Stock will be “valued” for such purpose at the greater of (A) their actual cost basis, for shares purchased by a Non-Employee Director or executive officer, (B) the tax basis for shares awarded to Non-Employee Directors and executive officers on a compensatory basis or (C) the average value of the Company’s Common Stock for the calendar year preceding the year in which such testing occurs, determined by using the average of the closing prices of the Company’s Common Stock on the NYSE on each trading day in the preceding calendar year; and (iii) a provision stating that any exceptions to the required minimum stock ownership levels for any Non-Employee Director or executive officer will be subject to review and discretionary approval by the Chairman of the Board’s Compensation Committee (or by the Chairman of the Nominating/Corporate Governance Committee, if such exception involves the Chairman of the Compensation Committee).

Changes in Director’s Principal Occupation or Business Association – as amended, a policy statement that provides that when the principal occupation or business association of a member of the Board of Directors changes substantially from the position he or she held when originally invited to join the Board of Directors, such director shall promptly notify, in writing, the Chairperson of the Nominating/Corporate Governance Committee (or the other members of the Nominating/Corporate Governance Committee, if such affected director is the Chairperson).  The Nominating/Corporate Governance Committee shall then review – with the affected director abstaining if he or she is a member – whether it is appropriate and in the best interests of the Company to allow the continued participation of such director as a member of the Board of Directors of the Company.  If the Nominating/Corporate Governance Committee recommends that such director should no longer serve as a member of the Board of Directors of the Company as a result of such change, and the full Board of Directors (excluding the director at issue) ratifies such recommendation, then the Board of Directors shall request that the affected director submit a letter of resignation.

Initial Term of Director Appointed to Fill a Board Vacancy – a policy statement that provides that any director appointed by the Board of Directors of the Company to fill a vacancy created by the departure of another director shall serve only until the next regularly scheduled annual meeting of the Company’s shareholders.  In order for such director to continue to serve thereafter, he or she must be nominated and duly elected for another full term.

Executive Sessions for Independent Directors

In accordance with the NYSE Rule 303A.03, the Independent Directors of the Company meet from time to time in scheduled executive sessions without management participation.  Matthew S. Dominski chairs these executive sessions in his capacity as the Company’s Lead Independent Director.  The Independent Directors met in four executive sessions during 2019.

Board Leadership Structure

Our Board of Directors has no formal policy with respect to the separation of the offices of Chairman and Chief Executive Officer.  Prior to January 1, 2010, Charles B. Lebovitz had served as Chairman of the Board and Chief Executive Officer of the Company since the completion of its initial public offering in November 1993.  During the fourth quarter of 2009, the Board determined that Stephen D. Lebovitz should be promoted to serve as Chief Executive Officer of the Company effective January 1, 2010.  The Board determined that it was appropriate to separate these positions at that time.

Additionally, our Board of Directors believes that the leadership provided to the Company by the two current executive directors (Chairman Charles B. Lebovitz and Chief Executive Officer Stephen D. Lebovitz) is appropriately complemented by a strong leadership and oversight role played by the Company’s Independent Directors, which may be summarized as follows:

•

Both our Certificate of Incorporation and Bylaws require that a majority of our Board be comprised of Independent Directors; historically this requirement has been satisfied at all times, and seven of the nine current members of the Company’s Board satisfy this requirement as described above.

•

The Independent Directors are a sophisticated group of professionals, all of whom have significant experience in the commercial real estate industry in addition to possessing a variety of other expertise and skills, and many of whom either are currently, or have been, leaders of major companies or institutions.

•

Our Board has established three standing Committees composed solely of Independent Directors — the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee — each with a different Committee chair, and each with responsibility for overseeing key aspects of CBL’s corporate governance (see “Board of Directors Meetings and Committees” below).

•	As described above, the Independent Directors regularly meet in executive sessions without the presence of management, with the Lead Independent Director presiding over such sessions.
•

The Independent Directors, as well as our full Board, have complete access to the Company’s management team.  The Board and its committees receive regular reports from management on the business and affairs of the Company and related strategic planning considerations.

•

Under the Company’s Corporate Governance Guidelines, all Company directors are to have full access to the executive officers of the Company (including the Company’s Chief Legal Officer), the Company’s independent counsel, independent registered public accountants, and any other advisors that the Board or any director deems necessary or appropriate.

Board and Management Role in Risk Oversight

Assessing and managing risk is the responsibility of the management of our Company.  Our Board is responsible for overseeing our risk management.  The Board administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board and its committees on topics relating to the risks that the Company faces, including, among others, market conditions, tenant concentrations and credit worthiness, leasing activity, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, environmental and social matters, cyber-security risks and threat mitigation related to our technology and information systems, existing and potential legal claims against the Company and various other matters relating to the Company’s business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions that entail the expenditure of funds or incurrence of debt or liability in amounts in excess of certain threshold dollar amounts; (3) the review and discussion of regular periodic reports to the Board and its committees from the Company’s independent registered public accountants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes; and (4) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Nominating/Corporate Governance Committees.

In addition, under its charter, the Audit Committee is specifically responsible for reviewing and discussing management’s policies with respect to risk assessment and risk management.  The Company’s Director of Internal Audit meets regularly in executive sessions with the Audit Committee (at least quarterly and more frequently if necessary), for discussions of the Company’s oversight of risk through the internal audit function, including an annual review of the Company’s internal audit plan, which is focused on significant areas of financial, operating, and compliance risk, and periodic updates on the results of completed internal audits of these significant areas of risk.  The Audit Committee also monitors the Company’s SEC disclosure compliance, and any related reporting risks, and receives regular reports from the Company’s Compliance Committee which assist the Audit Committee in exercising certain oversight responsibilities concerning (i) the Company’s use of interest rate hedging instruments to manage our exposure to interest rate risk (including but not limited to entering swaps for such purpose and the exemption of any such swaps from applicable execution and clearing requirements) and (ii) compliance with the Company’s Related Party Transactions Policy as described herein under the section entitled “Certain Relationships and Related Person Transactions.”

Communicating With the Board of Directors

The Company provides a process for shareholders and other interested parties to send communications to the Board or any of our directors.  Such persons may send written communications to the Board or any of the directors c/o the Company’s Executive Vice President – Chief Investment Officer, CBL Properties, 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000.  All communications will be compiled by the Company’s Executive Vice President – Chief Investment Officer and submitted to the Board or to the individual director(s) to whom such communication is addressed. It is the Company’s policy that all directors attend the Annual Meeting unless they are prevented from attending due to scheduling conflicts or important personal or business reasons; provided, however, it is the Company’s policy that a majority of the directors (including a majority of the Company’s Independent Directors) attend each Annual Meeting.  All of the Company’s current directors attended the 2019 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

Our Board has adopted a Third Amended and Restated Code of Business Conduct and Ethics (the “Code of Business Conduct”) that applies to all directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer.  The Code of Business Conduct is available in the “Invest – Investor Relations – Governance Documents” section of the Company’s website at cblproperties.com, or at no charge by directing a written request for a copy to the Company at CBL Properties, CBL Center, Suite 500, 2030 Hamilton Place Blvd., Chattanooga, Tennessee 37421-6000, Attention: Executive Vice President – Chief Investment Officer.  The purpose of the Code of Business Conduct is to provide a codification of standards that is reasonably designed to deter wrongdoing and to promote accountability for and adherence to the standards of the Code, including honest and ethical conduct, as well as the prompt internal reporting to an appropriate person or persons of violations of the Code; the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the Company’s filings with the SEC and in other public communications by the Company; and compliance with all applicable rules and regulations that apply to the Company and to its directors, officers and employees.

Board of Directors’ Meetings and Committees

The Company’s Board of Directors met sixteen times and took action by unanimous written consent three times during 2019.  Each director attended more than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of Board committees on which the director served at the time during 2019.

Our Board of Directors has established standing Executive, Audit, Compensation and Nominating/ Corporate Governance Committees, as described in more detail below.  Copies of each of the three committee charter documents referenced below are available and can be accessed in the “Invest – Investor Relations – Committee Charting” section of the Company’s website at cblproperties.com, or at no charge by written request to the Company’s Executive Vice President – Chief Investment Officer at the address provided above.  Additionally, as described above, in connection with entering into the Exeter Standstill Agreement, the Board of Directors established a Capital Allocation Committee, the function of which is to review and evaluate, and make advisory recommendations to the Board concerning, the Company’s capital structure, equity and debt sourcing, financial strategies, capital allocation plans and distribution policies.  The members of this Committee are directors Michael L. Ashner (Chairman), Stephen D. Lebovitz and Richard J. Lieb, with our Executive Vice President – Chief Financial Officer and Treasurer, and our Executive Vice President – Chief Investment Officer, serving as additional advisory members.

Additional information with respect to the four standing committees of the Company’s Board of Directors is as follows:

The Executive Committee
Members: Charles B. Lebovitz (Chair) Michael L. Ashner Stephen D. Lebovitz Kathleen M. Nelson 2019 Committee Actions: 4 meetings 2 actions by unanimous written consent

The Executive Committee may exercise all the powers and authority of the Board of Directors of the Company in the management of the business and affairs of the Company as permitted by law; provided, however, unless specifically authorized by the Board of Directors, the Executive Committee may not exercise the power and authority of the Board of Directors with respect to (i) the declaration of dividends, (ii) issuance of stock, (iii) amendment to the Company’s Certificate of Incorporation or Bylaws, (iv) filling vacancies on the Board of Directors, (v) approval of borrowings in excess of $40 million per transaction or series of related transactions, (vi) hiring executive officers, (vii) approval of acquisitions or dispositions of property or assets in excess of $40 million per transaction and (viii) certain transactions between the Company and its directors and officers and certain sales of real estate and reductions of debt that produce disproportionate tax allocations to CBL’s Predecessor pursuant to the Company’s Bylaws.

The Audit Committee

Members:

A. Larry Chapman (Chair)

Matthew S. Dominski

Richard J. Lieb

Carolyn B. Tiffany

2019 Committee
Actions:

9 meetings

Governing Document:

Second Amended and Restated Charter adopted August 14, 2013

The Audit Committee is responsible for the engagement of the independent auditors and the plans and results of the audit engagement.  The Audit Committee approves audit and non-audit services provided by the independent auditors and the fees for such services and reviews the adequacy of the Company’s internal accounting controls as well as the Company’s accounting policies and results and management’s policies with respect to risk assessment and risk management.  The Audit Committee also exercises certain oversight responsibilities concerning the Company’s use of interest rate hedging instruments to manage our exposure to interest rate risk (including but not limited to entering swaps for such purpose and the exemption of any such swaps from applicable execution and clearing requirements), and under the Company’s Related Party Transactions Policy, as described herein under the section entitled “Certain Relationships and Related Person Transactions.”

The Board of Directors has determined that each member of the Audit Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 and 303A.07(b) of the listing standards of the NYSE as currently applicable, and also has determined that each of A. Larry Chapman, Matthew S. Dominski, Richard J. Lieb and Carolyn B. Tiffany qualify as an “audit committee financial expert” as such term is defined by the SEC.

The Compensation Committee
Members: Matthew S. Dominski (Chair) A. Larry Chapman John D. Griffith Carolyn B. Tiffany 2019 Committee Actions: 3 meetings Governing Document: Amended and Restated Charter adopted May 14, 2013

The Compensation Committee generally reviews and approves compensation programs and, specifically, reviews and approves salaries, bonuses, stock awards and stock options for officers of the Company of the level of senior vice president or higher.  The Compensation Committee administers the CBL & Associates Properties, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Stock Incentive Plan”), but typically delegates the responsibility for routine, ministerial functions related to that plan, such as the documentation and record-keeping functions concerning awards issued under such plan, to employees in the Company’s accounting and finance departments, with assistance from Company counsel.  The Compensation Committee also approves and oversees the Annual Incentive Plan and Long-Term Incentive Program components of the Company’s current incentive programs for its Named Executive Officers, developed in 2015 in conjunction with the Compensation Committee’s initial engagement of the independent compensation consulting firm FPL Associates, L.P. (“FPL”).  In evaluating our current NEO compensation program following the first three years of its operation, the Compensation Committee, with the assistance of an evaluation it commissioned from FPL, determined to make certain changes to the program for 2018 as discussed herein under the section entitled “Executive Compensation – Compensation Discussion and Analysis” which, together with the section entitled “Director Compensation,” provides additional information concerning the Compensation Committee’s processes and procedures for setting director and executive officer compensation.

The Board of Directors has determined that each member of the Compensation Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 and 303A.05(a) of the listing standards of the NYSE as currently applicable.

The Nominating/Corporate Governance Committee
Members: Kathleen M. Nelson (Chair) John D. Griffith Richard J. Lieb 2019 Committee Actions: 3 meetings Governing Document: Amended and Restated Charter adopted August 14, 2013

The Nominating/Corporate Governance Committee reviews and makes recommendations to the Board of Directors regarding various aspects of the Board of Directors’ and the Company’s governance processes and procedures.  The Nominating/Corporate Governance Committee also evaluates and recommends candidates for election to fill vacancies on the Board, including consideration of the renominations of members whose terms are due to expire.

The Nominating/Corporate Governance Committee requires a majority of the Company’s directors to be “independent” in accordance with applicable requirements of the Company’s Certificate of Incorporation and Bylaws as well as rules of the SEC and NYSE (including certain additional independence requirements for Audit Committee and Compensation Committee members).  A set of uniform Director Independence Standards, which was used in making all such Independent Director determinations, is included in the Company’s Corporate Governance Guidelines, a copy of which is available in the “Invest – Investor Relations – Governance Documents” section of the Company’s website at cblproperties.com.  In addition and as part of the evaluation of potential candidates, the Nominating/Corporate Governance Committee considers the breadth of a candidate’s business and professional skills and experiences, reputation for personal integrity, and ability to devote sufficient time to Board service, as well as the Company’s needs for particular skills, insight and/or talents on the Board of Directors.  Neither the Nominating/Corporate Governance Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees, although both may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of perspective, background, gender and experience.  For incumbent directors, the Nominating/Corporate Governance Committee reviews such directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance.  With respect to the Board seats presently held by Mr. Ashner and Ms. Tiffany, the Nominating/Corporate Governance Committee also considered the terms of the Exeter Standstill Agreement as described above.

The Nominating/Corporate Governance Committee will consider candidates for Board of Directors’ seats proposed by shareholders.  Any such proposals should be made in writing to CBL Properties, 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000, Attention:  Corporate Secretary, and must be received no later than December 7, 2020, in order to be considered for inclusion in the Company’s proxy statement for the 2021 Annual Meeting.  In order to be considered by the Nominating/Corporate Governance Committee, any candidate proposed by shareholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates, including consent to an initial background check.  The Nominating/Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates on the criteria set forth above regardless of whether the candidate was recommended by a shareholder or by the Company.  For deadlines applicable to the nomination of director candidates pursuant to the proxy access procedures adopted by the Company in February 2016 and set forth in 2.8 of our Bylaws, see the section of this proxy statement entitled “Date For Submission of Shareholder Proposals And Related Matters” below.

The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 of the listing standards of the NYSE as currently applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information available to the Company as of March 13, 2020, with respect to the ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, as defined below, and (iv) all directors and executive officers as a group.  Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.  Except as otherwise indicated, the address of each beneficial owner of more than 5% of the outstanding Common Stock is the Company’s address.

	Number of Shares(1)	Rule 13d-3 Percentage(1)	Fully-Diluted Percentage(2)
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	26,543,278	13.83%	13.16%
Exeter Capital Investors, L.P. (4) 7 Bulfinch Place, Suite 500 Boston, MA 02114	14,100,000	7.35%	6.99%
CBL & Associates, Inc.(“CBL’s Predecessor”) (5)	16,764,484	8.73%	8.31%
Charles B. Lebovitz (6)	19,281,973	9.97%	9.56%
Stephen D. Lebovitz (7)	2,144,628	1.12%	1.06%
Farzana Khaleel (8)	442,841	*	*
Michael I. Lebovitz (9)	832,154	*	*
Jeffery V. Curry (10)	273,042	*	*
Michael L. Ashner (11)	14,133,091	7.36%	7.01%
A. Larry Chapman (12)	180,551	*	*
Matthew S. Dominski (13)	189,430	*	*
John D. Griffith (14)	184,238	*	*
Richard J. Lieb (15)	168,663	*	*
Kathleen M. Nelson (16)	187,085	*	*
Carolyn B. Tiffany (17)	33,091	*	*
All executive officers and directors and director nominees (16 persons) as a group (18)	39,983,835	20.12%	19.33%

* Less than 1%

(1)

The Company conducts all of its business activities through the Operating Partnership.  Pursuant to the Operating Partnership Agreement, each of the partners of the Operating Partnership, which include, among others, CBL’s Predecessor and certain of the Company officers named in this Proxy Statement, has the right, pursuant to the exercise of CBL Rights as described above, to exchange all or a portion of such partner’s Common Units or Special Common Units (as applicable) in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company’s election.  Under the terms of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares of Common Stock that may be acquired within 60 days are deemed outstanding for purposes of computing the percentage of Common Stock owned by a shareholder.  Therefore, for purposes of Rule 13d-3 of the Exchange Act, percentage ownership of the Common Stock is computed based on the sum of (i) 191,966,991 shares of Common Stock actually outstanding as of March 13, 2020 and (ii) as described in the accompanying footnotes, each individual’s or entity’s share of 9,740,019 shares of Common Stock that may be acquired upon exercise of CBL Rights by the individual or entity whose percentage of share ownership is being computed (but not taking account of the exercise of CBL Rights by any other person or entity).  Amounts shown were determined without regard to applicable ownership limits contained in the Company’s Certificate of Incorporation.

(2)

The Fully-Diluted Percentage calculation is based on (i) 191,966,991 shares of Common Stock outstanding and (ii) assumes the full exercise of all CBL Rights for shares of Common Stock by all holders of Common Units and Special Common Units of the Operating Partnership (in each case, without regard to applicable ownership limits), for an aggregate of 201,707,010 shares of Common Stock.

(3)

In a Schedule 13G/A filed on February 4, 2020 by BlackRock, Inc. (“BlackRock”), BlackRock reported that as of December 31, 2019, it beneficially owned 26,543,278 shares of Common Stock, or 13.83% of the total shares outstanding as of March 13, 2020.  BlackRock reported that it possessed sole dispositive power with respect to all of such shares of Common Stock, and sole voting power with respect to 26,206,674 of the shares of Common Stock beneficially owned.

(4)

In a Schedule 13D/A filed on December 5, 2019 by Exeter Capital Investors, L.P. (“Exeter”) and a group of its affiliates (including Company director Michael L. Ashner), as supplemented by a Form 4 filed by Mr. Ashner on February 26, 2020, Exeter reported that it beneficially owned 14,100,000 shares of Common Stock, or 7.35% of the total shares outstanding as of March 13,2020.  Each of Exeter, Exeter Capital GP LLC (“GP”) (the general partner of Exeter), WEM Exeter LLC (the managing member of GP, and Mr. Ashner indicated they possessed shared voting and shared dispositive power with respect to all of such shares. A Form 4 filed by Mr. Ashner on March 19, 2020, subsequent to the record date for the Annual Meeting, reported that Exeter’s ownership had increased to 15,216,909 shares of Common Stock.

(5)

Includes (i) 16,555,809 shares of Common Stock owned directly and (ii) 208,675 shares of Common Stock that may be acquired by four entities controlled by CBL’s Predecessor (CBL Employees Partnership/Conway, Foothills Plaza Partnership, Girvin Road Partnership and Warehouse Partnership) upon the exercise of CBL Rights.

(6)

Includes (i) 944,486 shares of unrestricted Common Stock owned directly; (ii) 274,564 shares of restricted Common Stock that Charles B. Lebovitz received under the 2012 Stock Incentive Plan; (iii) 26,566 shares owned by Mr. Lebovitz’ wife and 26,452 shares held in trusts for the benefit of his grandchildren (of which Mr. Lebovitz disclaims beneficial ownership), all as to which Mr. Lebovitz may be deemed to share voting and investment power; (iv) 756,350 shares of Common Stock that may be acquired by Mr. Lebovitz upon the exercise of CBL Rights; (v) 16,764,484 shares of Common Stock beneficially owned by CBL’s Predecessor as described in Note (6) above, which Mr. Lebovitz may be deemed to beneficially own by virtue of his control of CBL’s Predecessor; and (vi) 489,071 shares of Common Stock that may be acquired by College Station Associates, an entity controlled by Mr. Lebovitz, upon the exercise of CBL Rights.

(7)

Includes (i) 1,546,827 shares of unrestricted Common Stock owned directly, (ii) 510,678 shares of restricted Common Stock that Stephen D. Lebovitz received under the 2012 Stock Incentive Plan, (iii) 1,150 shares owned by Mr. Lebovitz’ wife; (iv) 31,818 shares held in trusts for the benefit of his children (of which Mr. Lebovitz disclaims beneficial ownership); and (v) 54,155 shares of Common Stock owned by a trust, as to which Mr. Lebovitz serves as trustee, for the benefit of the children of one of his brothers (of which Mr. Lebovitz disclaims beneficial ownership).

(8)

Includes (i) 271,544 shares of unrestricted Common Stock owned directly, (ii) 9,073 shares of Common Stock owned by Ms. Khaleel’s individual retirement account, and (iii) 162,224 shares of restricted Common Stock that Ms. Khaleel received under the 2012 Stock Incentive Plan.

(9)

Includes (i) 692,127 shares of unrestricted Common Stock owned directly; (ii) 162,224 shares of restricted Common Stock that Mr. Lebovitz received under the 2012 Stock Incentive Plan; (iii) 1,830 shares owned by Mr. Lebovitz’ wife; and (iv) 49,365 shares owned and 52,980 shares of Common Stock that may be acquired upon the exercise of CBL Rights by trusts, as to which Mr. Lebovitz serves as trustee, for the benefit of the children of two of his brothers (of which Mr. Lebovitz disclaims beneficial ownership).

(10)

Includes (i) 103,334 shares of unrestricted Common Stock owned directly (including 7,458 shares which Mr. Curry holds in a joint account with his wife and 7,511 shares held in Mr. Curry’s Individual Retirement Account) and (ii) 169,708 shares of restricted Common Stock that Mr. Curry received under the 2012 Stock Incentive Plan.

(11)

Includes (i) 33,091 shares of restricted Common Stock granted to Mr. Ashner under the 2012 Stock Incentive Plan and (ii) 14,100,000 shares of Common Stock beneficially owned by Exeter as described in Note (4) above (with Mr. Ashner having reported that, on a fully diluted basis, he owns 1,895,040 of such shares held as of March 13, 2020).

(12)	Includes 180,551 shares of restricted Common Stock granted to Mr. Chapman under the 2012 Stock Incentive Plan.

(13)	Includes (i) 129 shares of unrestricted Common Stock owned directly and (ii) 189,301 shares of restricted Common Stock granted to Mr. Dominski under the 2012 Stock Incentive Plan.

(14)	Includes (i) 11,687 shares of unrestricted Common Stock owned directly and (ii) 172,551 shares of restricted Common Stock granted to Mr. Griffith under the 2012 Stock Incentive Plan.

(15)	Includes (i) 112 shares of unrestricted Common Stock owned directly and (ii) 168,551 shares of restricted Common Stock granted to Mr. Lieb under the 2012 Stock Incentive Plan.

(16)	Includes (i) 34 shares of unrestricted Common Stock owned directly and (ii) 187,051 shares of restricted Common Stock granted to Ms. Nelson under the 2012 Stock Incentive Plan.

(17)	Includes 33,091 shares of restricted Common Stock granted to Ms. Tiffany under the 2012 Stock Incentive Plan.

(18)

Includes an aggregate of (i) 34,897,892 shares of unrestricted Common Stock beneficially owned directly or indirectly by members of such group, (ii) 2,302,540 shares of restricted Common Stock that members of such group received under the 2012 Stock Incentive Plan and (iii) 1,783,403 shares of Common Stock that may be acquired by members of such group upon the exercise of CBL Rights which they hold directly or indirectly through other entities.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon the Company’s review of copies of such reports furnished to it through the date hereof, or written representations that no other reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2019 all officers, directors and ten percent shareholders complied with the filing requirements applicable to them, except for the following late filings for the following reporting persons: (i) one report concerning shares withheld for taxes in connection with the vesting of restricted stock that inadvertently misstated the number of shares withheld had to be amended for each of Stephen D. Lebovitz and Katie A. Reinsmidt, (ii) one report concerning shares withheld for taxes in connection with the vesting of restricted stock was filed late for Jeffery V. Curry and (iii) the initial Form 3 report filed for Michael L. Ashner had to be amended to add shares of preferred stock that were inadvertently omitted from the initial filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis reviews the factors, objectives and policies underlying each element of compensation paid for fiscal year 2019, and certain elements of our 2020 compensation program, for the following five individuals who are “named executive officers” as determined under SEC rules (the “Named Executive Officers” or “NEOs”):

•	Charles B. Lebovitz, Chairman of the Board,
•	Stephen D. Lebovitz, Chief Executive Officer
•	Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer
•	Michael I. Lebovitz, President
•	Jeffery V. Curry, Chief Legal Officer and Secretary

Executive Compensation Design and “Say-on-Pay” Advisory Vote

We provide shareholders with an annual “say-on-pay” advisory vote on the Company’s compensation program for its Named Executive Officers.  Five years ago, after extensive shareholder feedback, the Compensation Committee worked with an independent compensation consulting firm, FPL Associates L.P. (“FPL”), to re-design the NEO base and incentive compensation program.  Since then, our shareholders have expressed strong support for the program with annual “say-on-pay” advisory vote approval ranging between 91-97%.

We believe this strong expression of support by our shareholders over recent years has validated that our compensation programs are well designed and aligned with performance.  In recognition of this strong support, the Committee has maintained a generally consistent plan design.

Even with strong shareholder support as demonstrated by a five-year average approval rating of over 94%, as discussed in further detail below, the Committee accepted senior management’s recommendation to proactively reduce executive compensation expense in recognition of the challenges the Company faces by making the following adjustments:

•	maintain NEO base salaries at reduced levels (page 37);
•	maintain AIP and LTIP bonus targets at reduced levels (page 33-34);
•	reduce qualitative LTIP restricted stock payouts to 50% of target levels (page 45-46); and
•	cap AIP payout for 2019 adjusted FFO per share at 75% of target (vs. 81.3% earned) (page 40).

The Committee will continue to consider the outcome of say-on-pay votes when making future executive compensation decisions and we will disclose the impact of this consideration in future filings.

While shareholders have shown approval of our existing compensation program, beginning in 2018 the Compensation Committee, with input from FPL, modified the Long-Term Incentive Program (“LTIP”) in order to better align with market practices, as illustrated below:

While maintaining overall pay levels that are relatively conservative within our industry, the Compensation Committee has structured the incentive program for our Named Executive Officers around the following key principles:

•     The NEO incentive program includes both short-term and long-term components, balancing incentives for performance across multiple periods.

Our Named Executive Officers are compensated separately for short-term performance through cash awards under an Annual Incentive Plan (“AIP”), and rewarded for value creation over a multi-year period through an LTIP that maintains accountability for the achievement of longer-term, sustained performance.

•     The largest component of NEO equity awards is based on a long-term (in excess of one year) performance metric that emphasizes shareholder alignment.

To provide direct alignment with investors, a majority of the NEO equity awards under our LTIP is predicated on our three‑year total shareholder return, or “TSR” (stock price change plus dividends paid, assuming dividend reinvestment).  LTIP awards made through 2017 were focused on the Company outperforming our closest peers in the public REIT retail sector (the “FTSE Nareit Retail Index”) for the NEOs to earn the targeted compensation under this component of our LTIP awards.  Beginning with the 2018 LTIP awards, the majority (or two-thirds (2/3)) of this quantitative component of the LTIP continues to be based on such relative performance and one-third (1/3) is based on absolute TSR targets for the Company.  In each case, once earned, 40% of the awards are subject to vesting over an additional two-year period.

•     The NEO incentive program is largely based on objective performance criteria.

A majority of both AIP cash bonuses and LTIP awards are tied to specifically defined and communicated performance criteria commonly used in our industry and supported by our shareholders:

AIP Criteria:          Funds From Operations (“FFO”) per diluted share, as adjusted

                             Same-center Net Operating Income (“NOI”) growth

LTIP Criteria:        Total shareholder return performance

In conjunction with the adoption of our current NEO incentive program in 2015, we also increased the stock ownership guidelines for our Chief Executive Officer from shares having a value equal to 3x his prior calendar year’s annual base salary to shares having a value equal to 10x his prior calendar year’s annual base salary.  As discussed further below, we also proactively adopted a clawback policy in conjunction with the NEO incentive program in 2015 and, in February 2016, our Board added an anti-hedging policy applicable to CBL’s officers and directors.

Additional details concerning CBL’s Named Executive Officer compensation during 2019, as well as our NEO incentive program for 2020, are provided below.  The Compensation Committee believes the overall compensation program for our Named Executive Officers, including our NEO incentive program, appropriately balances (i) compensation based on short-term vs. long-term performance and (ii) compensation based on operational goals vs. compensation based on stock price performance, while providing an appropriate level of objectivity and retaining some subjectivity to support the Company’s business plans and strategy.  We believe these programs will continue to allow us to attract and retain highly qualified personnel, while also serving our overall objective of linking senior management’s long-term economic interests with those of CBL’s shareholders.

CBL 2019 Performance Considerations

CBL is a self-managed, self-administered, fully integrated REIT that owns, develops, acquires, leases, manages, and operates regional shopping malls, open-air and mixed-use centers, outlet centers, associated centers, community centers and office properties located in 26 states, primarily in the southeastern and midwestern United States.  CBL faced ongoing challenges in 2019 as retailers struggle to succeed in an increasingly competitive and fast-changing industry. Despite these challenges, CBL ended 2019 with financial results at the high-end of the issued guidance range, including same-center NOI declining 6.5% and FFO, as adjusted, of $1.36 per share.  Revenues and occupancy were significantly impacted by retailer bankruptcies and store closings, including the liquidation or reorganization of several major retailers.  CBL also made significant progress on replacing the more than 40 anchor closures that resulted from the Sears and Bon-Ton bankruptcies in 2018, with more than two-thirds of that space replaced with dynamic new traffic-driving users.  Replacement tenants include many non-traditional uses – such as educational uses, fitness centers, casinos, new-to-market entertainment, fast casual and sit-down restaurants and in-demand value retail – which better attract today’s consumers. Many of these projects include mixed-uses such as hotels, multi-family, medical, office and storage.

In 2019, management continued to place significant emphasis on effectively executing strategies designed to mitigate rent loss through preserving occupancy, as well as focusing new leasing efforts on repurposing vacated spaces to diversify the Company’s rental revenues by providing more dynamic and vibrant uses, such as entertainment, dining and other non-apparel tenants, which better attract today's consumers.  Accordingly, over 76% of the Company’s total new leasing in 2019 was executed with non-apparel tenants.  These leasing strategies contributed to slightly improved sales performance in spite of the overall market headwinds during 2019, as same-center sales per square foot at the Company’s stabilized malls increased to $386 as compared to $379 for the prior year.

In order to provide the Company with greater financial flexibility to execute on these operational and redevelopment goals, the Company closed on a new $1.185 billion secured facility with 16 banks that replaced all unsecured term loans and the Company’s unsecured line of credit.  The new secured facility matures in June 2023 and has allowed the Company to address all of our unsecured debt maturities through December 2023.  Additional factors relative to the Company’s overall 2019 performance that were considered by the Compensation Committee in making its decisions concerning the subjectively determined elements of 2019 NEO compensation (in addition to the individual factors outlined below for each Named Executive Officer) included the following:

•	The Company’s FFO, as adjusted, per diluted share of $1.36 for 2019, within the Company’s issued guidance range.[1]
•	A decline in portfolio same-center NOI of approximately 6.5% for 2019 as compared to the prior year period, which was slightly above the better end of the Company’s issued guidance range.[1]

[1]

FFO, as adjusted, and same-center NOI are non-GAAP measures.  For a description of FFO, FFO, as adjusted, a reconciliation of these measures to GAAP net income and an explanation of why we believe they are useful performance measures, see “Non-GAAP Measure — Funds from Operations” beginning on page 69 within the “Liquidity and Capital Resources” section of Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2019.  For a description of same-center NOI, a reconciliation from GAAP net income to same-center NOI and an explanation of why we believe this is a useful performance measure, see “Non-GAAP Measure — Same–center Net Operating Income” beginning on page 53 within the “Results of Operations” section of Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2019.

•

The Company’s successful execution of approximately 3.9 million square feet of new and renewal leases in the operating portfolio during 2019, including approximately 76% of new leases having been executed with non-apparel tenants.

•	Opening 10 projects, comprising over 497,000 square feet of new retail development and redevelopments, representing a total pro forma investment of nearly $80 million.
•

Significant progress made on successful execution of the Company’s “capital lite” approach to redevelopment, which allows for the replacement of a number of anchor locations with little-to-no investment by the Company.

•	The Company completed more than $185 million in gross disposition activity, including the sale of two Tier 3 malls and interests in two outlet centers.
•	The successful execution of a $1.185 billion secured credit facility, which addressed all of the Company’s unsecured debt maturities through December 2023.

Despite the Company achieving results that were in-line or better than issued guidance in a challenging operating environment, senior management made recommendations to the Compensation Committee, which were accepted, to reduce certain payouts awarded under the plan in recognition of the challenges that the Company continues to face and overall efforts to control and reduce expenses.  These reductions are outlined further in the discussion below.

Pay for Performance Alignment and Compensation Highlights

A significant portion of our NEOs’ compensation is tied to predefined objectives that align with shareholder interests.  In light of Company performance in recent periods, the Compensation Committee took the actions reflected in the following table in 2018, 2019 and early 2020, to appropriately align the pay opportunities and incentives provided to our CEO and our other NEOs with the creation of long-term shareholder value by working to reposition our properties to overcome continuing challenges in today’s retail environment:

	2018 Compensation Committee Actions	2019 Compensation Committee Actions	2020 Compensation Committee Actions
NEO Base Salaries	Base salaries maintained at 2017 levels to help contain baseline executive compensation expense	NEO base salaries reduced by 5%, consistent with senior management recommendation (Executive Chairman agreed to a 50% reduction to his base salary)	NEO base salaries maintained at reduced levels approved for 2019, consistent with senior management recommendation
NEO Annual Incentive Plan (AIP) Opportunities

2018 AIP targets adjusted to incentivize achieving published guidance ranges for the FFO, as adjusted, per diluted share and same-center NOI metrics in a challenging environment

Cash bonus targets increased by 7.5%, making a greater proportion of the NEOs’ annual cash compensation dependent on performance relative to the AIP criteria

2019 AIP targets also established with reference to published guidance ranges for FFO, as adjusted, per diluted share and same-center
NOI metrics

2019 cash bonus payout targets reduced by 5% (50% for our Executive Chairman of the Board), commensurate with the 2019 reductions to NEO base salaries

Performance target for 2019 FFO per share metric adjusted to reflect mid-year adjustment to published FFO guidance range

2020 AIP targets also established with reference to published guidance ranges for FFO, as adjusted, per diluted share and same-center NOI metrics

In February 2020, cash bonus payout for adjusted 2019 FFO per share metric capped at 75% of Target (vs. achievement of 81.3% of Target), consistent with senior management recommendation, to reduce cost by capping payment at original “Target” value

	2018 Compensation Committee Actions	2019 Compensation Committee Actions	2020 Compensation Committee Actions
NEO Long-Term Incentive Plan (LTIP) Opportunities

LTIP focus remains on the creation of significant longer-term shareholder value.

All potential performance-based shares forfeited under 2016-2018 LTIP, as threshold levels were not achieved over the three-year performance period

Accepted senior management
February 2019 recommendation to reduce shares issued for 2018 performance under time-based vesting component of the LTIP to only 50% of original targeted value, to further contain executive compensation expenses and in light of CBL stock price declines

All potential performance-based shares forfeited under 2017-2019 LTIP, as threshold levels were not achieved over the three-year performance period

Accepted senior management
February 2020 recommendation to again reduce shares issued for 2019 performance under time-based vesting component of the LTIP to only 50% of original targeted value, to further contain executive compensation expenses and in light of CBL stock price declines

CEO Pay Highlights

We tie a significant portion of our Chief Executive Officer’s and other NEOs’ variable incentive pay to stock price and to operational performance metrics that are directly aligned with the Company’s short- and long-term business plans.  A few noteworthy items relating to our compensation program and our Chief Executive Officer’s pay are as follows:

➢	Base salary was unchanged between 2017 and 2018, and was reduced by 5% starting in 2019 and maintained at the same reduced level for 2020.
➢	The vast majority of pay (81.2%) is at-risk, tied to either specific performance objectives across short- and long-term objectives and/or fluctuations in stock price.
➢	Based on rigorous performance objectives, below target AIP payouts have occurred for each of 2017 and 2018, with “Target” level achieved for 2019 (paid out in early 2018, 2019 and 2020, respectively).
➢

As a result of our recent stock price performance, no awards have funded under our multi-year TSR based long-term incentive program; additionally, our time-based equity grants have decreased in value, further aligning our CEO’s pay with stock performance.

➢	As illustrated below, 80.4% of our CEO Compensation is Performance-based/At Risk:

CEO Realized Pay Overview

Since 2015 and the redesign of our executive compensation program, which has consistently received strong shareholder support by investors through our “say-on-pay” vote, our CEO has participated in five consecutive multi-year award programs in which the performance components are based exclusively on the Company’s three-year absolute and relative TSR to directly align our CEO’s compensation to that of shareholder returns. As of December 31, 2019, the 2015-2017, 2016-2018 and 2017-2019 programs have concluded resulting in no (0%) payout and the remaining outstanding programs covering 2018-2020 and 2019-2021 are tracking at no (0%) payout.

The Summary Compensation Table requires the initial grant date fair market value of equity grants to be disclosed, which may or may not ultimately be earned.  As noted above, the majority of our compensation system is at risk, and the largest component is tied to multiple TSR metrics.  The amount of compensation that has ultimately been realized is significantly less than what appears in the Summary Compensation Table.  In order to provide a more accurate depiction for analyzing pay and performance, we have prepared the table below, which compares the actual “As Reported” value of our CEO’s compensation in the Summary Compensation Table to the amount of compensation our CEO realized for the applicable year.  The main difference between the two comparisons in the table below is that the amount in “Realized” contains the equity value realized upon vesting in a year, from both time-based vesting of overlapping historical grants and the amount earned under performance-based awards that have concluded (as previously noted, none of these have funded).

As shown in the chart below, across the three years reflected in the Summary Compensation Table in this proxy statement (2017 – 2019), only 54% of the total As Reported compensation (based on grant date fair value of equity awards) was ultimately realized and earned from that which has been reported.

CEO Reported Pay vs. CEO Realized Pay (2017-2019):

Elements of Compensation for the Company’s Named Executive Officers

An overview illustrating the key features and operation of the AIP and LTIP is provided below, followed by detailed information concerning awards to the NEOs under the AIP and LTIP for both 2019 and 2020, as well as information concerning the NEOs base salary determinations.

Compensation Elements for CBL’s Named Executive Officers:  What We Pay and Why

Element	Objectives	Key Features
Base Salary	• Attract and retain high performing executives • Provide competitive fixed pay that takes into consideration each individual’s level of responsibility, experience, and tenure with the Company	• Fixed element of compensation
Annual Incentive Plan (AIP)

•      On an annual basis, motivates the achievement of company and individual strategic objectives

•      Balances objectivity with subjectivity to support the Company’s annual business plan and operating goals

•      Drives annual performance that ultimately creates shareholder value

• Objective measures include FFO, as adjusted per share and same-center NOI growth • Subjective goals vary per individual based on responsibilities
Long-Term Incentive Program (LTIP)	• Encourages executives to create shareholder value, aligning the interests of executives and shareholders over a longer-term • Provides a retention mechanism

•      A majority of the award is predicated on our TSR. Beginning with the 2018 LTIP awards, 100% of the quantitative component continued to be based on TSR; with 1/3 of the quantitative component of the LTIP is based on CBL’s absolute TSR performance, with the remaining 2/3 based on our TSR vs. our closest peers (the FTSE Nareit Retail Index).
A portion (40%) of any award earned is subject to further vesting over an additional two‑year period.

•      A minority of the award is based on subjective performance reviews and continued service, vesting over 5 years to enhance retention (shares vest 20% on issuance following the year for which the award is earned and 20% per year thereafter).

Base Salaries for the Named Executive Officers

In reviewing and establishing the base salaries shown below, the Compensation Committee considers each Named Executive Officer’s level of responsibility, experience and tenure with the Company, as well as such officer’s performance in carrying out his or her responsibilities and overseeing those under his or her supervision.  In order to contain baseline executive compensation expense during a challenging period and in conjunction with a broader program to reduce general and administrative expenses, the Compensation Committee approved senior management’s recommendations to modify 2019 base salaries as detailed below (including accepting a recommendation from senior management with which our Executive Chairman, Charles B. Lebovitz, concurred, to reduce his base salary by 50% in light of the Company’s needs), and to maintain 2020 base salaries at the same reduced levels approved for 2019:

Named Executive Officer	2018 Base Salary	2019 Base Salary	2020 Base Salary
Stephen D. Lebovitz	$707,000	$672,315	$672,315
Farzana Khaleel	$534,279	$507,565	$507,565
Charles B. Lebovitz	$681,750	$340,875	$340,875
Michael I. Lebovitz	$426,287	$404,973	$404,973
Jeffery V. Curry	$415,374	$394,605	$394,605

The base salaries reflected above took effect as of January 1 for each year.

Annual Incentive Plan (AIP) for Named Executive Officers

Rigorous AIP Metrics

Each year and in conjunction with management, the Compensation Committee establishes rigorous financial and operational metrics that are used to evaluate the quantitative component and also establishes individual qualitative measures that are tailored for each executive.  As illustrated in the chart below, since our revamped compensation became effective for fiscal year 2015, the average payout under our AIP has been below target:

2019 Annual Incentive Program for Named Executive Officers

The AIP adopted on February 11, 2019 rewards the Named Executive Officers for the achievement of two annual quantitative operational goals, and for the achievement of qualitative individual performance objectives as assessed by the Compensation Committee. For our Chief Executive Officer, 70% of his total AIP opportunity is based on the quantitative portion and the remaining 30% is based on individual performance objectives.  For the other Named Executive Officers, 60% of the total award is based on the quantitative portion and the remaining 40% is based on individual performance objectives.

The quantitative portion of the award is allocated between two performance measures, each with a 50% weighting: (1) FFO, as adjusted per diluted share, as reported in the Company’s periodic reports (Forms 10-K and 10-Q) filed with the SEC (the “Periodic Reports”) and (2) Same-center NOI growth, as reported in the Periodic Reports.  The remaining portion of awards under the AIP is based on specific individual performance goals under the qualitative portion.  A visual overview of the structure of the AIP for the CEO and the other named executives officers is provided below:

		Other
	CEO	NEO	Quantitative Measures • FFO, as adjusted, per share • Same-center NOI Growth

	70%	60%

AIP Opportunity

			Qualitative Measures • Individual Goals
	30%	40%

For cash bonus awards based on performance in relation to the quantitative metrics under the AIP:

➢	Performance that meets threshold requirements will result in a 50% (of target) payout of the quantitative portion of the award based on that performance metric.
➢	Achievement of target performance for a metric will result in a 100% (of target) payout of the quantitative portion of the award based on that performance metric.
➢	Achievement of the maximum performance for a metric will result in a 150% (of target) payout of the quantitative portion of the award based on that performance metric.
➢	Performance achieved between threshold and maximum level for either metric will result in a prorated bonus payout.
➢	There will be no payout for the portion of any award that is based on a performance metric for which less than the threshold level of performance is achieved.

In setting the quantitative performance targets under our 2019 AIP, the Compensation Committee considered that during 2018, the Company experienced an elevated number of retailer bankruptcy filings, which resulted in significant revenue and occupancy loss.  This included more than 40 anchor store closures resulting from the bankruptcies of Sears and Bon-Ton, in addition to numerous mall shop bankruptcy filings.  Given the persistent weakness in the overall retail environment, and the expected impact on 2019 same-center NOI as a result of the store closings and rent modifications related to the 2018 bankruptcies and other restructurings by retailers, the Compensation Committee set performance targets for 2019 same-center NOI at amounts lower than 2018, but at levels which would require significant management effort and expertise to achieve, and which were consistent with the Company’s 2019 budget and publicly issued guidance.  Similarly, due to these same factors as well as dilution from dispositions completed in 2018, the Compensation Committee set performance targets for 2019 FFO, as adjusted per share, at levels lower than 2018, but still deemed to be rigorous.

The Compensation Committee has the ability to further adjust each metric, if appropriate, to account for significant unbudgeted transactions or events such as acquisitions, dispositions or capital market transactions that materially impact the Company’s performance as to the particular metric.  During 2019, the Compensation Committee determined it was appropriate to reduce the FFO performance metric targets originally established in February 2019 by five cents per share, to reflect mid-year adjustments to the published FFO guidance range as a result of a deliberate shift in management strategy towards retaining and/or ground leasing outparcels vs. selling outparcels.  The decision to reduce outparcel sales was intended to generate greater long-term return for shareholders, despite the expected impact to 2019 FFO by reducing budgeted gains on outparcel sales for the year.  Same-center NOI Growth targets were not affected.

The resulting 2019 FFO performance metric targets were as follows:

FFO, as adjusted, per share Targets			Same-center NOI Growth Targets
Threshold	Target	Maximum	Threshold	Target	Maximum
$1.31	$1.39	$1.47	– 8.0%	– 7.0%	– 6.0%

The qualitative component of the 2019 AIP bonus opportunity for each Named Executive Officer was based on the Compensation Committee’s subjective evaluation of each Named Executive Officer’s performance in relation to the 2019 qualitative performance objectives established by the Compensation Committee and outlined below for each such officer:

Named Executive Officer	2019 Individual Performance Objectives
Stephen D. Lebovitz

(1)   refining, enhancing and executing the Company’s strategic and business plans

(2)   effective communications and interactions with the investment community

(3)   regular communication and interaction with the Board

(4)   maintain and enhance key retailer, financial and other relationships

(5)   effective corporate and executive team communication, motivation and management

Farzana Khaleel

(1)   successful execution of the Company’s balance sheet strategy (as presented in the quarterly liquidity plans) including maintaining/improving key credit metrics and effective interactions with rating agencies, banks and other financial entities

(2)   effective management and oversight of the Company’s financial services and accounting divisions

(3)   maintain and improve key financial and joint venture partner relationships

(4)   improve interactions with the investment community through earnings calls, presentations and investor conferences/meetings

(5)   support the CEO in implementing organizational changes as well as developing and executing the Company’s strategic and business plans

Charles B. Lebovitz

(1)   effective Board management

(2)   maintain and enhance key retailer and other relationships

(3)   broad involvement and stewardship of the Company’s strategic objectives and business performance

(4)   support the CEO in developing and executing the Company’s strategic and business plans

Named Executive Officer	2019 Individual Performance Objectives
Michael I. Lebovitz

(1)   supervision of redevelopment projects to achieve approved pro forma returns and scheduled openings

(2)   manage and enhance joint venture partner relationships and greater involvement with financial institutions and the investment community

(3)   effective oversight of the implementation of technology and organizational initiatives including supporting the CEO in implementing organizational changes

(4)   effective management and team building for the Development, Human Resources and Information Technology divisions of the Company and closer working relationships with other areas of the Company

(5)   support the CEO in developing and executing the Company’s strategic and business plans

Jeffery V. Curry

(1)   oversight of litigation that the Company is facing

(2)   effective management and oversight of the legal department

(3)   continued involvement in Board material preparation and Board support as necessary

(4)   coordination with and support for other members of the senior Executive team

(5)   support the CEO in developing and executing the Company’s strategic and business plans

The tables set forth below illustrate the actual 2019 AIP cash bonus payouts approved by the Compensation Committee for each Named Executive Officer, in relation to the level achieved for each AIP performance objective. As reflected in the table, the Compensation Committee accepted senior management’s recommendation to cap the cash bonus payout for the adjusted 2019 FFO per share metric at 75% of Target in recognition of efforts to reduce overall expenses given the ongoing challenges the Company faces:

Performance Objective	Weighting		Results in Relation to Target Values for Each Metric
	CEO	Other NEOs	Results
FFO, as adjusted, per share*	35%	30%	$1.36	Between "Threshold" and "Target" – Resulting payout = 75% of Target Value*
Same-Center NOI Growth	35%	30%	-6.5%	Between "Target" and “Maximum” – Resulting payout = 125% of Target Value
Individual Performance Goals	30%	40%		Determined per Individual

*Reflects 75% of Target (vs. achievement of 81.3% of Target).

Named Executive Officer	Actual Company Performance Award (Quantitative Measures)	Actual Individual Achievement Award (Qualitative Measures)	Total Award	Target Award	Percent of Target
Stephen D. Lebovitz	$675,557	$277,943	$953,500	$965,081	99%
Farzana Khaleel	$193,016	$120,957	$313,973	$321,694	98%
Charles B. Lebovitz	$253,969	$160,847	$414,816	$423,282	98%
Michael I. Lebovitz	$193,016	$120,957	$313,973	$321,694	98%
Jeffery V. Curry	$125,685	$75,411	$201,096	$209,475	96%

Establishment of 2020 Annual Incentive Program for Named Executive Officers

In February 2020, the Compensation Committee approved a 2020 AIP, the terms of which are substantially identical to those described above for the 2019 AIP, including maintaining from last year the same 5% reduction as compared to 2018 AIP compensation targets (50% in the case of our Executive Chairman of the Board), other than with respect to Mr. Curry, who entered the program for the first time in 2019.  This reduction in AIP cash bonus targets is commensurate with maintaining the Compensation Committee’s 2019 reductions to the NEO’s base salaries, thereby helping the Company reduce cash executive compensation expense and maintaining the same proportional relationship between the NEO’s base salaries and AIP bonus opportunities for 2020.

Under the 2020 AIP, the quantitative portion of each Named Executive Officer’s annual bonus award will be determined by reference to the same two performance metrics utilized under the 2019 AIP, with 50% weighting allocated to the Company’s performance with respect to FFO, as adjusted, per diluted share, and the remaining 50% weighting allocated to the Company’s performance with respect to same-center NOI, each as reported in the Company’s Periodic Reports.

Named Executive Officer	Total 2020 Target Cash Bonus Award ($)	Quantitative Allocation(1)	Qualitative/ Individual Allocation
Stephen D. Lebovitz, Chief Executive Officer	965,081	70%	30%
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	321,694	60%	40%
Charles B. Lebovitz, Chairman of the Board	423,282	60%	40%
Michael I. Lebovitz, President	321,694	60%	40%
Jeffery V. Curry, Chief Legal Officer and Secretary	209,475	60%	40%

(1)

The cash bonus awards ultimately received by each Named Executive Officer based on quantitative metrics under the 2020 AIP will be determined in relation to the threshold, target and maximum performance levels established for each metric by the Compensation Committee, as described above for prior years.

The qualitative component of the cash bonus awards received by each Named Executive Officer under the 2020 AIP will be determined by the Compensation Committee’s subjective evaluation of each officer’s performance in relation to 2020 individual performance goals established by the Compensation Committee in the same manner as the 2019 individual performance objectives that were utilized in determining qualitative performance bonuses under the 2019 AIP.

Long-Term Incentive Program (LTIP) for Named Executive Officers

Design and Structure of the Long-Term Incentive Program

When the LTIP program was established for our Named Executive Officers beginning with the Company’s 2015 fiscal year, it was designed to reward them for the achievement of long-term relative Total Shareholder Return (“TSR”) performance versus the FTSE Nareit Retail Index.

Beginning with LTIP awards granted in February 2018 (for the 2018-2020 performance cycle), the Compensation Committee determined to link one third of the quantitative portion of the LTIP awards to the achievement of absolute TSR metrics specified for the Company, while maintaining the use of the same relative TSR metric for the remaining two thirds.  The LTIP also carves out a limited portion for time-based vesting restricted stock awards that may be granted based on the Compensation Committee’s subjective review of performance.  For our Chief Executive Officer, 65% of his total LTIP opportunity each year is based on the TSR criteria and the remaining 35% is time-based.  For the other Named Executive Officers, 60% of the total award is based on the TSR criteria and the remaining 40% is time-based.

A visual overview of the LTIP for the CEO and the other named executive officers is provided below:

The target value of the performance-based portion of the LTIP is translated into an award of performance stock units (“PSUs”) under the 2012 Stock Incentive Plan based on the market price for the Company’s Common Stock at the date of grant.  At the end of the applicable three-year performance period, one share of the Company’s Common Stock will be issued for each PSU earned by the Named Executive Officers. Subject to additional changes described below to maintain the incentive compensation value of the LTIP awards while also maintaining compliance with applicable annual equity grant limits, the number of PSUs earned with respect to achievement of each of the performance levels specified above will be determined as illustrated below:

PSUs Allocated to Relative TSR vs. Nareit Retail Index Metric (66.67% of Total PSU Opportunity)	Threshold Performance Level Achieved	Target Performance Level Achieved	Maximum Performance Level Achieved
	50% of Allocated PSUs Earned	100% of Allocated PSUs Earned	200% of Allocated PSUs Earned

PSUs Allocated to 3-Year Absolute Cumulative CBL TSR Metric (33.33% of Total PSU Opportunity)	Threshold Performance Level Achieved	Target Performance Level Achieved	High Performance Level Achieved	Maximum Performance Level Achieved
	50% of Allocated PSUs Earned	100% of Allocated PSUs Earned	150% of Allocated PSUs Earned	200% of Allocated PSUs Earned

Each allocated portion of the PSU awards described in the preceding tables is also subject to scaled pro-ration for performance that falls between the threshold and maximum levels designated by the Compensation Committee.  As has been the case since the inception of LTIP awards to our NEOs, there will be no payout for that portion of the PSU award based on either such criteria where less than the threshold level of performance is achieved, and any shares of Common Stock issued based upon PSUs earned will vest 60% at the conclusion of the three-year performance period, while the remaining 40% of any such shares will vest 20% on each of the first two anniversaries thereafter.

Vesting Conditions Applicable to Performance-Based and Time-Based LTIP Awards

Shares earned pursuant to the PSUs vest 60% at the conclusion of the performance period while the remaining 40% of such shares vest in two equal installments on each of the first two anniversaries thereafter.  In total, the performance-based awards, inclusive of the three-year performance period plus subsequent vesting over two additional years, span a five-year period, as follows:

Shares of Common Stock subject to the time-vested stock awards are issued pursuant to the Compensation Committee’s determination that a Named Executive Officer earned such shares based upon the performance of such officer and the Company during the prior year.  Accordingly, such shares vest 20% on the date that the Compensation Committee determines how much of the value of each such award has been earned, as described above, with the remainder vesting in four equal annual installments.

Dividends will be paid, and voting rights will apply only with respect to shares of Common Stock constituting the time-vested portion of these LTIP awards (including the 40% of shares issued pursuant to any performance based award that vest over two additional years).  Shares potentially issuable pursuant to the performance based portion of these awards will not have any voting rights, or be subject to the payment of any dividends, until such shares are earned and issued pursuant to the award.

Impact of Grant Limits on LTIP Awards for Named Executive Officers

The Compensation Committee has also made the following revisions to the PSU awards to ensure compliance with applicable annual equity grant limits:

•

Beginning with the 2018 grant, the Compensation Committee altered the PSUs to maintain their intended incentive compensation value while also maintaining compliance with a 200,000 share annual equity grant limit (the “Section 162(m) Grant Limit”) that was included in the 2012 Stock Incentive Plan to satisfy the “qualified performance-based compensation” exception to the deduction limits for certain executive compensation under Section 162(m) of the Code.  This change provided that, if a grant of PSUs could result in the issuance of a number of shares to the NEO at the conclusion of the performance period that, when coupled with the number of shares of time-vesting restricted stock approved for issuance under the LTIP in the same year the PSUs were granted, would exceed the Section 162(m) Grant Limit, any such excess will be instead converted to a cash bonus award.

•

In conjunction with the February 2020 approval of the 2020 LTIP grants for our Named Executive Officers described below, the Compensation Committee recommended (and our Board approved) an amendment to the 2012 Stock Incentive Plan to remove the Section 162(m) Grant Limit, which no longer served its original purpose because the “qualified performance-based compensation” exception to the Section 162(m) deduction limits was repealed by the 2017 tax reform legislation. The Compensation Committee made this change to increase the effective proportion of NEO compensation delivered in the form of performance-based equity grants, as opposed to cash payments, to further align the economic interests of our NEOs with our investors. However, NYSE rules also include an annual equity grant limit which effectively limits the number of shares that can be subject to stock awards to any individual NEO, without additional shareholder approval, to one percent (1%) of the total number of outstanding shares of the Company’s Common Stock (the “NYSE Annual Grant Limit”).  To maintain NYSE compliance following elimination of the Section 162(m) Grant Limit, the Compensation Committee revised PSU awards under the LTIP, beginning in 2020, to provide that if a grant of PSUs could result in the issuance of a number of shares to a NEO at the conclusion of the 3-year performance period that would exceed the NYSE Annual Grant Limit, when coupled with the number of shares subject to other stock awards (e.g., the time-vesting restricted stock component of the LTIP) issued in the same year that such PSUs were issued, any such excess will instead be converted to a cash bonus award, while remaining subject to vesting conditions as described below.

While the NYSE Annual Grant Limit will permit a much greater proportion of the value of any PSUs earned to be delivered in stock as compared to the prior Section 162(m) Grant Limit, they both operate in a similar manner.  In each case, the amount of any applicable cash bonus will be determined by multiplying the number of shares of Common Stock otherwise earned in excess of the applicable limit by the average of the high and low trading prices reported for our Common Stock on the NYSE on the date such shares would have been issuable.  Any such portion of the value of the PSUs earned that is payable as a cash bonus will be subject to the same vesting provisions as the issuance of Common Stock pursuant to the PSUs.  In addition, to the extent any such cash is to be paid, the cash will be paid first relative to the above-referenced vesting schedule, ahead of the issuance of shares of Common Stock with respect to the balance of any such PSUs earned.

2019 LTIP Award Decisions for the Named Executive Officers and Tracked PSU Values

As discussed further below, the Company’s cumulative TSR performance relative to the FTSE Nareit Retail Index over the respective 2016-2018 and 2017-2019 performance periods, resulted in no PSUs being earned by the Named Executive Officers pursuant to the LTIP awards granted in 2016 or 2017.  The target values of the total LTIP awards granted to each Named Executive Officer for 2018 and 2019 are shown in the following table.  This includes:

•

the target value of the performance-based awards, under the revised criteria adopted by the Compensation Committee in 2018, for each of the 2018-2020 and 2019-2021 performance periods (with an adjustment to the CBL Absolute TSR targets for the 2019-2021 performance period as noted below) and

•

the target value that was utilized for the time-vested restricted stock awards for the 2018 and 2019 performance periods, which the Compensation Committee considered along with its subjective evaluation of Company performance to determine the number of shares actually issued at the payout of such awards in February 2019 and February 2020.

The table below reflects the targeted levels of absolute cumulative TSR for holders of the Company’s Common Stock that will determine one third (33.33%) of the number of PSUs earned by the Named Executive Officers for the 2019-2021 performance cycle, which require that a significant Threshold level of absolute cumulative TSR must be achieved before any portion of such PSUs will be earned:

3-Year Absolute Cumulative CBL TSR Metric for 2019-2021 Performance Period	Threshold	Target	High	Maximum
	40%	60%	70%	80%

The performance targets that will determine the remaining two thirds (66.67%) of the PSUs earned by the Named Executive Officers, based on the Company’s TSR performance relative to the first, second and third quartiles of the Nareit Retail Index as described above, are as follows:

Relative TSR vs. Nareit Retail Index Metric	Threshold	Target	Maximum
	3rd Quartile No less than 26th Percentile	2nd Quartile No less than 51st Percentile	1st Quartile At least 76th Percentile

As in the case of targeted cash bonus amounts under the 2019 AIP, the Compensation Committee agreed with senior management’s recommendation that, in the interest of helping to contain executive compensation expense during this challenging period for the Company, the targeted value of 2019 LTIP awards for each continuing Named Executive Officer – other than Mr. Curry, who entered the program for the first time in 2019 – should be reduced by 5% as compared to their 2018 targets (and by 50% in the case of our Executive Chairman of the Board).

As also discussed above, in light of the significant decline experienced in the Company’s Common Stock price in recent periods, and in an effort to further contain near-term executive compensation expenses, the Compensation Committee decided in February 2019, in line with management’s recommendation, to issue shares with a value equal to only 50% of the targeted value of the time-based vesting component of the LTIP awards with respect to 2018 performance.  As the Company’s Common Stock price has continued to suffer throughout the most recent year, the Compensation Committee (again in line with management’s recommendation) followed the same approach in February 2020, issuing shares with a value equal to only 50% of the targeted value of the time-based vesting component of the LTIP awards with respect to 2019 performance.

Named Executive Officer	Year of Grant/ Base Year for LTIP Performance Period	Target Value of Long-Term Incentive Award ($)	Target Value of Performance Based Award ($)(1)(2)	Target Value of Time-Vested Award ($)(3)
Stephen D. Lebovitz, Chief Executive Officer	2019	1,930,163	1,254,606	675,557
	2018	2,031,750	1,320,637	711,113
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	2019	536,156	321,694	214,462
	2018	564,375	338,625	225,750
Charles B. Lebovitz, Executive Chairman of the Board	2019	705,469	423,281	282,188
	2018	1,410,938	846,563	564,375
Michael I. Lebovitz, President (4)	2019	536,156	321,694	214,462
	2018	564,375	338,625	225,750
Jeffery V. Curry, Chief Legal Officer and Secretary (5)	2019	536,156	321,694	214,462
	2018	N/A	N/A	N/A

(1)

The number of PSUs granted in relation to the target value of the performance based award is determined by dividing such value by the average of the high and low prices reported for the Company’s Common Stock on the NYSE on the initial date of grant.  For 2018 awards, the number of PSUs issued was determined by dividing the Target Value of the Performance Based LTIP Award by $4.29, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 12, 2018.  For 2019 awards, the number of PSUs issued was determined by dividing the Target Value of the Performance Based LTIP Award by $2.395, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 11, 2019.

(2)

Pursuant to the terms incorporated in the PSU awards granted in 2018 and 2019 to preserve their incentive value while also maintaining compliance with the 200,000 share Section 162(m) Grant Limit in the 2012 Stock Incentive Plan at the time of such grants, the maximum number of shares of Common Stock that could be issued to NEOs affected by the operation of this limit is as follows:

•

Stephen D. Lebovitz:  For the 2018 PSU Grant, 45,804 shares (valued at $196,499 on the February 12, 2018 grant date).  For the 2019 PSU Grant, 51,542 shares (valued at $123,443 on the February 11, 2019 grant date).

•

Charles B. Lebovitz:  For the 2018 PSU Grant, 77,622 shares (valued at $332,998 on the February 12, 2018 grant date).  For the 2019 PSU Grant, 82,176 shares (valued at $196,812 on the February 11, 2019 grant date).

•	Farzana Khaleel, Michael I. Lebovitz and Jeffery V. Curry: For each of these officers, for their 2019 PSU grants only, 152,870 shares (valued at $366,124 on the February 11, 2019 grant date).

To the extent that any such Named Executive Officer should have earned PSUs in excess of those amounts at the conclusion of the three year performance period applicable to the 2018 or the 2019 grants (as applicable), he or she would be entitled to receive the value of any such excess PSUs in cash as described above.

(3)

The number of shares of Common Stock issued in relation to each time-vested stock award is determined by dividing the amount of the targeted value of each such award that the Compensation Committee ultimately determines that each Named Executive Officer has earned, based on the Compensation Committee’s subjective evaluation of the Company’s and the officer’s performance during the just completed fiscal year, by the average of the high and low prices reported for the Company’s Common Stock on the NYSE on the date that the Compensation Committee makes such determination.

Based on consideration of the Company’s overall performance, as well as consideration of each Named Executive Officer’s individual performance and of the stock price performance and executive compensation expense issues described above, the Compensation Committee determined on February 11, 2019, that each Named Executive Officer should receive 50% of the Target Value of the time-vested component of the LTIP stock award for 2018 performance.  The Compensation Committee made a similar determination on February 10, 2020, concerning a 50% reduction with respect to the Target Value of the time-vested component of the LTIP stock award for 2019 performance.  Accordingly, the number and then-current market value of shares issued to each of our continuing Named Executive Officers for his or her time-vested award was as follows, determined (i) for the 2018 LTIP, by dividing such reduced Target Value by $2.395, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 11, 2019 and (ii) for the 2019 LTIP, by dividing such reduced Target Value by $0.7755, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 10, 2020:

Named Executive Officer	Time-Vested Shares Issued in February 2019 Based on 2018 Performance		Time-Vested Shares Issued in February 2020 Based on 2019 Performance
Stephen D. Lebovitz	Shares issued	148,458	Shares issued	435,563
	Market Value on 2/11/2019	$355,557	Market Value on 2/10/2020	$337,779
Farzana Khaleel	Shares issued	47,130	Shares issued	138,274
	Market Value on 2/11/2019	$112,876	Market Value on 2/10/2020	$107,231
Charles B. Lebovitz	Shares issued	117,824	Shares issued	181,940
	Market Value on 2/11/2019	$282,188	Market Value on 2/10/2020	$141,094
Michael I. Lebovitz	Shares issued	47,130	Shares issued	138,274
	Market Value on 2/11/2019	$112,876	Market Value on 2/10/2020	$107,231
Jeffery V. Curry*	Shares issued	47,130*	Shares issued	138,274
	Market Value on 2/11/2019	$112,876*	Market Value on 2/10/2020	$107,231

*Mr. Curry, who was not included in the 2018 LTIP grants since he qualified as a Named Executive Officer for the first time in conjunction with the 2019 proxy statement, was awarded 47,130 shares of restricted stock in February 2019 with respect to his performance as an executive officer during 2018, which will vest in equal 20% annual installments over a five-year period.

(4)	Prior to his promotion to President, effective June 22, 2018, Michael I. Lebovitz served as the Company’s Executive Vice President – Development and Administration.

(5)	Mr. Curry did not participate in the 2018 LTIP grant for Named Executive Officers, since he qualified as a Named Executive Officer for the first time in conjunction with the 2019 proxy statement.

Demonstrating the strong alignment of executive pay and performance, no PSUs were earned by the Named Executive Officers for the prior two performance periods (2016-2018 and 2017-2019) as the Company’s cumulative TSR performance relative to that of the FTSE Nareit Retail Index over the applicable performance periods fell below the threshold levels established by the Compensation Committee.  In addition, the currently outstanding performance periods (2018-2020 and 2019-2021) are tracking below threshold, which would result in no payout.  The following table illustrates this alignment of the economic interests of our Named Executive Officers with those of the Company’s shareholders.

As illustrated above, notwithstanding their original “target” value, the PSUs have no actual economic value to our NEOs unless at least the Threshold level of TSR performance is achieved with respect to the relevant criteria for each applicable 3-year performance period.  The actual value of the PSUs at the conclusion of each of the 2018-2020 and 2019-2021 performance periods, and the resulting number of shares earned by each of our NEOs, will be reported (i) in our proxy statement for next year’s Annual Meeting, for the 2018-2020 performance period and (ii) in the proxy statement for our 2021 Annual Meeting, for the 2019-2021 performance period.

2020 LTIP Grants for Named Executive Officers

The target values of the total LTIP awards granted to each continuing Named Executive Officer for 2020 are shown in the table below.  This includes (i) the target value of the performance-based awards, under the criteria describe above for the 2020-2022 performance period (with a further adjustment to the CBL Absolute TSR targets for the 2020-2022 performance period as noted below) and (ii) the target value of the time-vested awards for 2020 performance that may be granted in February 2021.  As in the case of targeted cash bonus amounts under the 2020 AIP, the Compensation Committee again agreed with senior management’s recommendation that, in the interest of helping to contain executive compensation expense during this challenging period for the Company, the targeted value of 2020 LTIP awards for each Named Executive Officer should be held at a level that is reduced by 5% as compared to their 2018 targets (and by 50% in the case of our Executive Chairman of the Board).

Named Executive Officer	Year of Grant/ Base Year for LTIP Performance Period	Target Value of Long-Term Incentive Award ($)	Target Value of Performance Based Award ($)(1)	Target Value of Time-Vested Award ($)(2)
Stephen D. Lebovitz, Chief Executive Officer	2020	1,930,163	1,254,606	675,557
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	2020	536,156	321,694	214,462
Charles B. Lebovitz, Executive Chairman of the Board	2020	705,469	423,281	282,188
Michael I. Lebovitz, President	2020	536,156	321,694	214,462
Jeffery V. Curry, Chief Legal Officer and Secretary	2020	536,156	321,694	214,462

(1)

The number of PSUs granted in relation to the target value of the performance based award is determined by dividing such value by the average of the high and low prices reported for the Company’s Common Stock on the NYSE on the initial date of grant.  For 2020 awards, the number of PSUs issued was determined by dividing the

Target Value of the Performance Based LTIP Award by $0.7755, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 10, 2020.  Pursuant to the terms incorporated in the PSU awards granted in 2020 to preserve their incentive value while also while also maintaining compliance with the NYSE Annual Grant Limit as discussed above, the maximum number of shares of Common Stock that could be issued to Stephen D. Lebovitz based on PSUs he was granted in 2020 is 1,310,534 shares (valued at $1,015,664 as of February 10, 2020). To the extent that Mr. Lebovitz should have earned PSUs in excess of such amount at the conclusion of the three year performance period applicable to the 2020 grants, he would be entitled to receive the value of any such excess PSUs in cash as described above.

(2)

The number of shares of Common Stock issued in relation to each time-vested stock award is determined by dividing the amount of the targeted value of each such award that the Compensation Committee ultimately determines that each Named Executive Officer has earned, based on the Compensation Committee’s subjective evaluation of the Company’s performance during the just completed fiscal year, by the average of the high and low prices reported for the Company’s Common Stock on the NYSE on the date that the Compensation Committee makes such determination.

In light of the current suspension of dividends on our Common Stock, implemented during 2019 and continuing in 2020, to conserve liquidity and invest in the repositioning of our properties, the Compensation Committee adjusted the targeted levels of absolute cumulative TSR for holders of the Company’s Common Stock that will determine one third (33.33%) of the number of PSUs earned by the Named Executive Officers for the 2020-2022 performance cycle, as compared with targeted levels for the 2019-2021 performance cycle, as reflected in the table below.  Nevertheless, based on information received from the independent compensation consulting firm FPL following a review of 2019 REIT peer disclosures, we believe the Threshold level of absolute cumulative TSR which must be achieved under this component of the LTIP is more than double the median level utilized for this metric by other REITs in structuring long-term incentive compensation goals.  Accordingly, we believe these revised targets continue to appropriately challenge the Company’s NEOs to generate significant absolute TSR for our shareholders over the performance period before any of such PSUs would be earned.

3-Year Absolute Cumulative CBL TSR Metric for 2019-2021 Performance Period (33.33% of Total PSU Opportunity)	Threshold	Target	High	Maximum
	30%	45%	55%	65%

The performance targets that will determine the remaining two thirds (66.67%) of the PSUs earned by the Named Executive Officers, based on the Company’s TSR performance relative to the first, second and third quartiles of the Nareit Retail Index as described above, remain unchanged for the 2020-2022 performance cycle.

LTIP Compensation Mix

We believe that the structure of the long-term component of our NEO incentive programs, as outlined above, will contribute to our Company’s achievements and drive shareholder value creation.  Further, we believe that its structure, which emphasizes objectivity and transparency, with some (limited) subjective elements, results in a balanced approach.

Additional Compensation Policies and Practices

Role of Senior Management in Compensation Decisions

The Compensation Committee receives recommendations from CBL’s senior management as to all elements of compensation for CBL’s Named Executive Officers and considers such recommendations in establishing base salary levels, as well as both the targeted award levels and the performance criteria utilized in determining AIP and LTIP awards under the incentive compensation programs described above.

Stephen D. Lebovitz has the primary responsibility for presenting management’s recommendations as well as evaluating performance of the other executive officers.  Stephen D. Lebovitz regularly participates in the Compensation Committee meetings to provide this information.  In making compensation decisions for the Named Executive Officers, the Compensation Committee gives significant weight to the recommendations made by the Company’s senior management, but the Compensation Committee is not bound by management’s recommendations and makes its own determinations as to these matters. The Compensation Committee also considers management’s recommendations in light of such issues as historical compensation levels for each officer, the relationship of each officer’s compensation to the overall compensation of the Company’s officers and the performance of the Company’s business for the year in question.

General Review of Peer Compensation Levels

The Compensation Committee’s determination of each Named Executive Officer’s compensation also includes a review (for informational purposes only) of compensation for executives of comparable publicly traded retail-focused REITs, to provide the Compensation Committee with a general sense of the manner in which the compensation of the Named Executive Officers compares with similarly-situated executive officers at these industry peers, and an understanding of whether the Company is competitive in the compensation paid to the Named Executive Officers (taking into account differences in size and scope of operations between the Company and certain of its peers).  The Compensation Committee has not set specific competitive pay targets or objectives in this review, or otherwise engaged in formal “benchmarking” comparisons of the compensation of the Company’s Named Executive Officers against that of the executives of these peer companies.  The eight publicly traded retail REITs used for this comparison during 2019 were:

Company Name	Ticker Symbol
The Macerich Company	MAC
Pennsylvania Real Estate Investment Trust	PEI
Regency Centers Corporation	REG
SITE Centers Corp.	SITC
Tanger Factory Outlet Centers, Inc.	SKT
Taubman Centers, Inc.	TCO
Washington Prime Group Inc.	WPG
Weingarten Realty Investors	WRI

Clawback Policy

In conjunction with the implementation of new annual and long-term incentive programs for the Company’s Named Executive Officers in 2015, the Company’s Board of Directors and Compensation Committee also implemented a clawback policy applicable to the Company’s Named Executive Officers.  Under this policy, the Company shall require reimbursement of any incentive compensation paid to a Named Executive Officer where:  (i) the incentive compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of the Company’s financial statements filed with the SEC; (ii) the Board determines, after a thorough investigation involving, if necessary, independent legal counsel, and after considering the totality of the circumstances and the information gleaned from such investigation, that the Named Executive Officer engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (iii) a lower amount of incentive compensation would have been paid to the Named Executive Officer based upon the restated financial results.  In each such instance, the Company will, to the extent practicable, seek to recover from the Named Executive Officer the amount by which the Named Executive Officer’s incentive compensation for the relevant period exceeded the lower amount of incentive compensation that would have been paid to such Named Executive Officer based on the restated financial results.

Anti-Hedging Policy

In February 2016, the Company’s Board of Directors adopted a policy prohibiting CBL’s officers and directors from engaging in “hedging” transactions involving any stock or securities of the Company.  Specifically, except for indirect transactions not effectively under the control of a covered officer or director (such as transactions carried out by a mutual fund or similar vehicle in which an officer or director may invest, pursuant to investment decisions made by an independent third party manager), the policy prohibits the Company’s directors and officers of the Company or any of its subsidiaries of the level of vice president or above from engaging in hedging or monetization activities through transactions in Company securities or through the use of financial instruments designed for such purposes (including without limitation short-sales, options, puts, calls, and sales against the box, as well as derivative transactions including swaps, forwards, futures, collars and exchange funds).  Under the policy, such individuals are generally prohibited from (i) owning financial instruments or participating in investment strategies that represent a direct or indirect hedge of the economic risk of owning Company securities or (ii) owning or participating in any other securities, instruments, contracts, arrangements or understandings that give the holder any rights to acquire any such Company securities.

Corporate Aircraft Usage

Pursuant to a policy adopted by the Company’s Board of Directors, upon approval by the Independent Directors (including the members of the Compensation Committee), and subject to the requirements and limitations of the Federal Aviation Regulations as currently interpreted by the Federal Aviation Administration’s Chief Counsel, Company executives who utilize a private aircraft owned and/or leased by the Management Company for personal transportation (as specified in such policy) reimburse the Company in connection with such usage.  Prior to 2018, such reimbursement was in an amount equal to the pro rata cost of owning, operating, and maintaining the aircraft (including fixed and variable costs).  In an effort to better align the Company’s policy with SEC guidance and current industry practice, since February 12, 2018, such reimbursement has been in an amount equal to aggregate incremental cost to the Company of such flights (including the variable direct costs of each flight, such as fuel, airport and landing fees, supplies and catering, direct crew costs, and a proportionate share of operating costs for airframe and engines and the cost of repositioning or “deadhead” flights, but excluding costs that do not vary with each flight, such as pilots’ salaries and training, insurance, hangar expense at home base and depreciation, capital and leasing costs associated with the aircraft).  As such, the Company was reimbursed for the cost of all trips that were of a personal nature taken by a Named Executive Officer.  This policy, however, does not require such reimbursement in certain instances, including but not limited to travel between Company offices, where the trip is primarily for a business purpose that benefits the Company.  In these instances, allowing the use of aircraft owned or leased by the Company for executive travel serves the Company’s business purposes by enhancing the executive’s security and ability to attend to business matters while in transit, notwithstanding the fact that current SEC rules may require disclosure of the aggregate incremental cost attributable to such trips as additional “perquisite” compensation for the Named Executive Officers.  As detailed in the Summary Compensation Table below, for 2019 Stephen D. Lebovitz received $183,287 of compensation attributable to such aircraft usage.

Retiree Insurance Programs

The Company has three programs in place for providing limited post-retirement coverage under the Company’s group medical insurance plan for certain eligible employees – (1) the Tier I Legacy Retiree Program, which applies to Company employees who retire with 30 or more years of service with the Company and/or its affiliates or predecessors; (2) the Tier II Legacy Retiree Program, which applies to Company employees who retire at age 60, but less than age 65, with a total of 20 or more (but less than 30) years of service; and (3) the Tier III Post-65 Retiree Program, which provides certain limited enhancements to the post-retirement health insurance coverage available to Company officers at the level of senior vice president and above who retire at age 65 or above with 40 or more years of service to the

Company and/or its affiliates or predecessors. The details of the Tier I and Tier III programs, which are currently the only two levels applicable to at least one of the Company’s NEOs, are described herein under the heading “Executive Compensation – Potential Payments Upon Termination.”

Effect of Regulatory Requirements on Executive Compensation

Accounting Treatment and Tax Deductibility of Executive Compensation.  The Committee generally considers the accounting treatment and tax implications of the compensation awarded or paid to our executives. Grants of equity compensation awards under our long-term incentive program are accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a $1,000,000 ceiling on a publicly traded corporation’s federal income tax deduction for compensation paid in a taxable year to the corporation’s chief executive officer and certain other executive officers.  Prior to passage of the Tax Cuts and Jobs Act in December 2017 (the “2017 Tax Act”), this limitation did not apply to any compensation that satisfies certain requirements to be treated as “performance-based compensation” under Section 162(m) and the related regulations.  Following the 2017 Tax Act, this “performance-based” exclusion only applies to certain contracts in effect on November 2, 2017 and not materially modified thereafter.

Because substantially all services performed by the Company’s executive officers are rendered on behalf of our Operating Partnership and/or the Management Company, our executive officers receive all of their compensation as employees of the Management Company.  We believe the compensation paid to our executive officers is not subject to Section 162(m) of the Code to the extent such compensation is attributable to services rendered for the Operating Partnership and/or the Management Company.  Further, since we have elected to qualify as a REIT under the Code, we generally will not be subject to federal income tax.  Thus, the deduction limit contained in Section 162(m) of the Code for compensation paid to CEOs and certain other public company executive officers is not material to the design and structure of our executive compensation program.

Section 409A.  Section 409A of the Code generally affects the federal income tax treatment of most forms of deferred compensation (subject to limited grandfathering for certain deferred compensation arrangements in place on or prior to October 3, 2004) by accelerating the timing of the inclusion of the deferred compensation to the recipient for federal income tax purposes and imposing an additional federal income tax on the recipient equal to 20% of the amount of the accelerated income.  Management and the Compensation Committee consider the potential adverse federal income tax impact of Section 409A of the Code in determining the form and timing of compensation paid to the Company’s executive officers and other employees.

Summary Compensation Table

The following table sets forth information regarding the compensation of the Company’s Named Executive Officers (as determined pursuant to SEC rules) for the Company’s fiscal years ended December 31, 2017, 2018 and 2019:

Summary Compensation Table (1)
Name and Principal Position(2)	Year	Salary($) (3)	Bonus($) (4)	Stock Award(s) ($) (5)	Non-equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total Compensation ($)
Stephen D. Lebovitz, Director, Chief Executive Officer	2019	672,315	277,943	1,611,066	675,557	196,471	3,433,352
	2018	707,000	292,572	1,471,139	675,557	326,120	3,472,388
	2017	707,000	277,830	1,259,260	—	339,885	2,583,975
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	2019	507,565	120,957	434,795	193,016	7,000	1,263,333
	2018	534,279	131,387	417,600	193,016	6,875	1,283,157
	2017	534,279	119,700	428,399	—	6,625	1,089,003
Charles B. Lebovitz, Chairman of the Board	2019	340,875	160,847	705,777	253,969	10,946	1,472,414
	2018	681,750	325,080	1,044,001	482,541	6,875	2,540,247
	2017	681,750	308,700	1,070,986	—	6,625	2,068,061
Michael I. Lebovitz, President	2019	404,973	120,957	434,795	193,016	13,184	1,166,925
	2018	426,287	130,032	417,600	193,016	6,875	1,173,810
	2017	426,287	120,960	428,399	—	6,625	982,271
Jeffery V. Curry, Chief Legal Officer and Secretary	2019	394,605	75,411	434,795	125,685	7,000	1,037,496
	2018	415,374	220,500	85,800	—	6,875	728,549

(1)	All compensation cost resulting from amounts paid to the Named Executive Officers as shown in this table is recognized by the Management Company, which is a taxable REIT subsidiary of the Company.

(2)	The position shown represents the individual’s position with the Company and the Management Company.

(3)

Each of the Named Executive Officers also elected to contribute a portion of his or her salary to the CBL & Associates Management, Inc. 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”) during 2017, 2018 and 2019.

(4)

Represents the qualitative component of each Named Executive Officer’s cash bonus paid under the 2019 Annual Incentive Plan (as described above in the “Compensation Discussion and Analysis” section) and under the similarly structured 2018 Annual Incentive Plan and 2017 Annual Incentive Plan.  Since Mr. Curry qualified as a Named Executive Officer for the first time in conjunction with last year’s proxy statement, his 2018 qualitative bonus was determined based on the Compensation Committee’s subjective evaluation of his performance outside of the terms of the 2018 Annual Incentive Plan.

(5)

We report all equity awards at their full grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718.  For the time-vested restricted Common Stock component of awards under the Company’s current LTIP, such value is calculated based on the NYSE market price for shares of our Common Stock subject to the award on the grant date for the award.  For PSUs awarded under the Company’s LTIP, the fair value was estimated on the date of grant using a Monte Carlo Simulation model.  Such valuation consisted of computing the fair value using the Company’s simulated stock price as well as TSR over the performance period (i) from January 1, 2017 through December 31, 2019, for awards made in 2017; (ii) from January 1, 2018 through December 31, 2020, for awards made in 2018 and (iii) from January 1, 2019 through December 31, 2021, for awards made in 2019.  The award is modeled as a contingent claim in that the expected return on the underlying shares is risk-free and the rate of discounting the payoff of the award is also risk-free.  For the PSUs granted on February 7, 2017, this resulted in a grant-date fair value of $5.62 per PSU for Stephen D. Lebovitz and $7.74 per PSU for each of Charles B. Lebovitz, Farzana Khaleel, Augustus N. Stephas and Michael I. Lebovitz.  For the PSUs granted on February 12, 2018, this resulted in a weighted average grant-date fair value (based on the fact that 2/3 of the PSUs granted in 2018 will vest based on the relative TSR metric and 1/3 of the PSUs granted in 2018 will vest based on the absolute cumulative CBL TSR metric) of $2.63 per PSU for each Named Executive Officer.  For the PSUs granted on February 11, 2019, this resulted in a weighted average grant-date fair value (based on the fact that 2/3 of the PSUs granted in 2019 will vest based on the relative TSR metric and 1/3 of the PSUs granted in 2019 will vest based on the absolute cumulative CBL TSR metric) of $2.40 per PSU for each Named Executive Officer.  Generally, the aggregate grant date fair value represents the amount that the Company expects to expense in its financial statements over the award’s vesting schedule and does not correspond to the actual value that will be realized by each Named Executive Officer.  For additional information, refer to Note 17 – Share-Based Compensation in the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, that accompanies this Proxy Statement.

(6)

For fiscal year 2019, amounts shown include the following amounts paid as annual incentive compensation to the Named Executive Officers pursuant to (i) the quantitative bonus based on the FFO, as adjusted, per share metric (“FFO Bonus”) and (ii) the quantitative bonus based on the same-center NOI Growth metric (“NOI Bonus”) under the terms of the Company’s 2019 AIP as described above in the “Compensation Discussion and Analysis” section:

•	Stephen D. Lebovitz ($253,334 FFO Bonus and $422,223 NOI Bonus)
•	Farzana Khaleel ($72,381 FFO Bonus and $120,635 NOI Bonus)
•	Charles B. Lebovitz ($95,238 FFO Bonus and $158,731 NOI Bonus)
•	Michael I. Lebovitz ($72,381 FFO Bonus and $120,635 NOI Bonus)
•	Jeffery V. Curry ($47,132 FFO Bonus and $78,553 NOI Bonus)

(7)

For fiscal year 2019, amounts shown include matching contributions by the Management Company under the 401(k) Plan for each of the Named Executive Officers.  Also includes the following amounts for three of the Named Executive Officers, representing the value of an incremental portion of his health insurance premiums that are paid by the Management Company, rather than by each such officer, pursuant to an arrangement put in place in a prior year that effectively grandfathered the total cost of health insurance premiums for a broad group of both officer and non-officer employees: $6,184 for Stephen D. Lebovitz; $3,946 for Charles B. Lebovitz; and $6,184 for Michael I. Lebovitz.  For Stephen D. Lebovitz, also includes $183,287 reflecting the incremental cost to the Company of his personal use (including use by family members accompanying the executive) of a private aircraft owned by the Management Company.  For the Management Company owned aircraft, the incremental cost is determined by estimating the variable portion of the Company’s per hour cost of owning, operating and maintaining such aircraft (including those items listed above for the chartered aircraft), less any portion reimbursed by the executives.  Since the Management Company owned aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.  Depending on availability, family members of executive officers also are permitted to ride along on the corporate aircraft when it is already going to a specific destination for a business purpose.  We consider this use to have no incremental cost to the Company, since the business flight would have occurred regardless of the additional passengers.

2019 Grants of Plan-Based Awards

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(3)	High (#)(3)	Maximum (#)(3)
Stephen D. Lebovitz	2/11/2019	337,779	675,557	1,013,336	261,922	523,844	611,143	1,047,688	148,458	355,557
Farzana Khaleel	2/11/2019	96,508	193,016	289,524	67,159	134,319	156,703	268,638	47,130	112,876
Charles B. Lebovitz	2/11/2019	126,985	253,969	380,954	88,368	176,736	206,189	353,472	117,824	282,188
Michael I. Lebovitz	2/11/2019	96,508	193,016	289,524	67,159	134,319	156,703	268,638	47,130	112,876
Jeffery V. Curry	2/11/2019	62,843	125,685	188,528	67,159	134,319	156,703	268,638	47,130	112,876

(1)

These columns represent the potential value of the payout for each Named Executive Officer if the threshold, target or maximum goals are satisfied under the quantitative bonus components of the 2019 Annual Incentive Plan, as described above in the “Compensation Discussion and Analysis” section. The amounts actually earned by each NEO with respect to 2019 performance under the AIP are reported in the Bonus (for the qualitative component) and Non-Equity Incentive Plan Compensation (for the quantitative component) columns in the 2019 Summary Compensation Table above.

(2)	These columns represent the potential number of shares to be earned by each Named Executive Officer with respect to the PSUs granted in 2019 under the LTIP, as follows:
•

The “Threshold” column assumes achievement of Threshold level performance for both the two-thirds of the potential PSU shares earned based on the “Relative TSR vs. Nareit Retail Index Metric” and the one-third of the potential PSU shares earned based on the “3-Year Absolute Cumulative CBL TSR Metric.”

•

The “Target” column assumes achievement of Target level performance for both the two-thirds of the potential PSU shares earned based on the “Relative TSR vs. Nareit Retail Index Metric” and the one-third of the potential PSU shares earned based on the “3-Year Absolute Cumulative CBL TSR Metric.”

•

The “High” column assumes achievement of (i) Target level performance for the two-thirds of the potential PSU shares earned based on the “Relative TSR vs. Nareit Retail Index Metric” and (ii) High level performance for the one-third of the potential PSU shares earned based on the “3-Year Absolute Cumulative CBL TSR Metric.”

•

The “Maximum” column assumes achievement of Maximum level performance for both the two-thirds of the potential PSU shares earned based on the “Relative TSR vs. Nareit Retail Index Metric” and the one-third of the potential PSU shares earned based on the “3-Year Absolute Cumulative CBL TSR Metric.”

The actual number of shares of Common Stock issued pursuant to these PSUs will be determined as of December 31, 2021 based on the Company’s relative TSR performance over the 2019-2021 performance period, and will vest 60% at such time, with the remaining 40% of such shares vesting 20% on each of December 31, 2020 and December 31, 2021, all as described above in the “Compensation Discussion and Analysis” section.

(3)

Due to the 200,000 share per person annual grant limit in the 2012 Stock Incentive Plan, the maximum number of shares of Common Stock that could be issued based on the PSU performance criteria to each of the Named Executive Officers who participated in the 2019 LTIP grants (as opposed to the table values shown above for achievement of the Threshold, Target, High and Maximum levels of performance) would be as follows:

•	Stephen D. Lebovitz – 51,542 shares
•	Farzana Khaleel – 152,870 shares
•	Charles B. Lebovitz – 82,176 shares
•	Michael I. Lebovitz – 152,870 shares
•	Jeffery V. Curry – 152,870 shares

To the extent that any such Named Executive Officer should have earned PSUs in excess of those amounts at the conclusion of the three year performance period applicable to the 2019 grants, he or she would be entitled to receive the economic value of any such excess PSUs, payable as a cash bonus award with a value equivalent to the number of shares of Common Stock constituting such excess times the average of the high and low trading prices reported for the Company’s Common Stock on the NYSE on the date such shares would have otherwise been issuable.

(4)

Represents the number of shares of restricted stock awarded to each such officer under the 2012 Stock Incentive Plan in February 2019, pursuant to the Compensation Committee’s subjective evaluation of the officer’s performance during 2018 under the time-vested component of such officer’s LTIP opportunity for the Named Executive Officers.  Such awards have the additional terms and conditions described in the narrative presented below.

(5)

Represents the grant date fair value of the February 2019 time-vested stock awards, granted based on 2018 performance as described above, calculated as described in footnote (6) to the Summary Compensation Table above.

Additional Information Concerning Executive Compensation

The following discussion presents additional information relevant to the compensation reported above for each of the Named Executive Officers in the Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table.

Annual Bonus Arrangements for Named Executive Officers

The terms of both the quantitative and qualitative components of the bonus arrangements for the Named Executive Officers under the 2019 Annual Incentive Plan are described above in the “Compensation Discussion and Analysis” section.

Terms of Performance Stock Unit Grants to the Named Executive Officers Under the LTIP

The terms of the PSUs granted to the Named Executive Officers during 2019 pursuant to the performance-based component of stock awards under the LTIP are detailed above in the “Compensation Discussion and Analysis” section.  As described therein, any shares of Common Stock issued pursuant to such PSUs at the conclusion of the applicable three-year performance period will vest 60% at such date, with the remaining 40% of such shares vesting in two equal installments on each of the first two anniversaries of such date.  During such two year period, the additional shares that have not yet vested will be subject to the same terms described below for shares of restricted stock issued pursuant to the time-vested component of LTIP awards (other than the five-year vesting schedule).

Terms of Restricted Stock Grants to NEOs Under the Time-Vested Component of the LTIP

Each time-vested award of restricted shares of Common Stock granted to the Named Executive Officers under the 2012 Stock Incentive Plan pursuant to the LTIP provides for the following terms:

•

The recipient of the award generally has all of the rights of a shareholder during the vesting/restricted period, including the right to receive dividends on the same basis and at the same rate as all other outstanding shares of Common Stock and the right to vote such shares on any matter on which holders of the Company’s Common Stock are entitled to vote.

•	The shares generally are not transferable during the restricted period, except for any transfers which may be required by law (such as pursuant to a domestic relations order).
•

If the Named Executive Officer’s employment terminates during the restricted period for any reason other than death or disability, the award agreements provide that any non-vested portion of the restricted stock award is immediately forfeited by such Named Executive Officer.  Pursuant to the terms of Jeffery V. Curry’s employment as the Company’s Chief Legal Officer and Secretary, any non-vested portion of such restricted stock awards held by Mr. Curry also would immediately become fully vested as of the date of any termination of Mr. Curry’s employment by the Company without cause, or any such termination (or resignation by Mr.

Curry) in connection with a “change of control” (as described below under “Potential Payments Upon Termination or Change in Control – Additional Terms of Employment of Jeffery V. Curry”).
•

If employment terminates during the restricted period due to death or disability (as defined in the award), any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the Named Executive Officer or his or her estate, as applicable.

•

The shares vest as follows: 20% of the shares granted to each Named Executive Officer are fully vested on the date of grant, and restrictions expire on an additional 20% of the shares granted annually over the next four (4) years beginning on the first anniversary of the date of grant, except that, in the event of a Change of Control of the Company (as defined in the 2012 Stock Incentive Plan), any remaining unvested portion of such shares would immediately vest.

Risks Arising From Design of Compensation Programs

Both senior management and the Compensation Committee believe that the design of the Company’s compensation programs, including our executive compensation program, does not encourage our executives or employees to take unnecessary and excessive risks, and that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.  Factors supporting these conclusions include, among others, the following:

•

Both annual performance bonuses and grants of restricted stock awards under our 2012 Stock Incentive Plan are not automatic, but are granted in the discretion of senior management and the Compensation Committee and are subject to downward adjustment as the Compensation Committee or management may deem appropriate.

•

As noted above, our Board of Directors requires approval by the Board (or a committee thereof) of significant transactions that entail the expenditure of funds or incurrence of debt or liability in amounts in excess of certain threshold dollar amounts, thereby limiting the risks to which employees, or even senior management, may expose the Company without higher-level Board review.  Company policy also provides similar checks against the creation of risk by compensation-based incentives at the operational level – such as a procedure that employees compensated based in part on leasing results may have the authority to negotiate new and renewal lease terms, but the authority to approve and execute the leases rests with a higher level of management whose compensation is not subject to the same incentives.

•

Due to the scope of their authority, risk-related decisions concerning the Company’s business are primarily under the control of our executive officers.  As discussed above, we maintain stock ownership guidelines for all executive officers – supported by the features of our compensation programs that encourage our executives to achieve and maintain a significant proprietary interest in the Company.  These guidelines tend to align our senior executives’ long-term interests with those of our shareholders and serve as a disincentive to behavior that is focused only on the short-term and risks material harm to the Company.

Additionally, as discussed on page 49 above in the Compensation Discussion and Analysis, effective March 24, 2015 in conjunction with the implementation of new annual and long-term incentive programs for the Company’s Named Executive Officers, the Company’s Board of Directors and Compensation Committee implemented a compensation clawback policy applicable to the Company’s Named Executive Officers as described therein.

Non-Competition Arrangements

Pursuant to agreements entered into at the time of the Company’s initial public offering in November 1993, each of Charles B. Lebovitz and Stephen D. Lebovitz has agreed to refrain from competing with the Company until two years from the date of termination of his employment.  Prohibited competition includes any participation in the development, improvement or construction of any shopping center project, acquiring any interest in a shopping center project or acquiring vacant land for development as a shopping center project.  Charles B. Lebovitz and Stephen D. Lebovitz are, however, permitted to hold certain investments which they owned prior to completion of the Company’s initial public offering in November

1993, and to hold passive investments equal to less than 1% of the outstanding securities of any publicly traded company.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following reasonable estimate of the ratio of the annual total compensation of our Chief Executive Officer (our “CEO”) to the median of the annual total compensation of our other employees.

For 2019, our last completed fiscal year:

•	the annual total compensation for our median employee was $60,723; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $3,433,352.

Based on this information, for 2019 the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 57 to 1.

To identify the median employee, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.	We identified the median employee using our employee population as of December 31, 2019, which consisted of approximately 585 individuals, all located in the United States.

2.

To identify the “median employee” from our employee population, we examined the amount of total cash compensation (salary/wages plus any overtime pay, plus bonus compensation) of each employee (other than the CEO) as reflected in payroll records.  Salaries/wages plus any overtime were annualized for all permanent employees who were employees for less than the full year or who were on an unpaid leave of absence during a portion of the year. We did not make any cost-of-living adjustments in identifying the “median employee”.

3.	We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

4.

Once we identified our median employee, we calculated annual total compensation for this employee of $60,723 using the same methodology we use for our CEO in the Summary Compensation Table as set forth in this Proxy Statement.

5.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.  The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2019 Outstanding Equity Awards at Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Stephen D. Lebovitz	254,921 (2)	267,667	415,843	436,635
Farzana Khaleel	81,654 (3)	85,737	106,626	111,957
Charles B. Lebovitz	196,573 (4)	206,402	187,035	196,387
Michael I. Lebovitz	81,654 (5)	85,737	106,626	111,957
Jeffery V. Curry	81,745 (6)	85,832	67,159 (9)	70,517

(1)

Where noted below, certain of these shares were issued as part of the Company’s annual restricted stock grants to officers and other key employees under the 2012 Stock Incentive Plan, prior to the changes made to equity awards to Named Executive Officers in March 2015 pursuant to the adoption of the LTIP.  Shares issued pursuant to each such annual restricted stock grant vest in 20% increments on each of the first through fifth anniversaries of their date of grant.  Market value shown for all unvested shares of restricted stock is calculated based on the closing price for the Company’s Common Stock on the NYSE on the last trading day of fiscal 2019 (December 31) of $1.05 per share.

(2)

8,250 of such shares were issued as part of the annual restricted stock grants described in Note (1) above.  Shares issued under the discretionary time‑vested component of subsequent LTIP awards include: (A) 12,436 shares granted to Mr. Lebovitz in February 2016, (B) 22,952 shares granted to Mr. Lebovitz in February 2017, (C) 92,517 shares granted to Mr. Lebovitz in February 2018 and (D) 118,766 shares granted to Mr. Lebovitz in February 2019.  The shares vest as follows: 8,250 shares vested on February 2, 2020; 12,436 shares vested on February 10, 2020; 11,476 shares vested on February 7, 2020, and 11,476 additional shares will vest on February 7, 2021; 30,839 shares vested on February 12, 2020, and 30,839 additional shares will vest on February 12 in each of the years 2021 and 2022; and 29,692 shares vested on February 11, 2020, with 29,692 additional shares vesting on February 11, 2021 and 29,691 shares vesting on February 11 in each of the years 2022 and 2023.

(3)

3,025 of such shares were issued as part of the annual restricted stock grants described in Note (1) above.  Shares issued under the discretionary time‑vested component of subsequent LTIP awards include: (A) 4,061 shares granted to Ms. Khaleel in February 2016, (B) 7,494 shares granted to Ms. Khaleel in February 2017, (C) 29,370 shares granted to Ms. Khaleel in February 2018 and (D) 37,704 shares granted to Ms. Khaleel in February 2019.  The shares vest as follows: 3,025 shares vested on February 2, 2020; 4,061 shares vested on February 10, 2020; 3,747 shares vested on February 7, 2020, and 3,747 additional shares will vest on February 7, 2021; 9,790 shares vested on February 12, 2020, and 9,790 additional shares will vest on February 12 in each of the years 2021 and 2022; and 9,426 shares vested on February 11, 2020, and 9,426 additional shares will vest on February 11 in each of the years 2021, 2022 and 2023.

(4)

Such shares were issued under the discretionary time‑vested component of LTIP awards as follows: (A) 10,152 shares were granted to Mr. Lebovitz in February 2016, (B) 18,736 shares were granted to Mr. Lebovitz in February 2017, (C) 73,426 shares granted to Mr. Lebovitz in February 2018 and (D) 94,259 shares were granted to Mr. Lebovitz in February 2019.  The shares vest as follows: 10,152 shares vested on February 10, 2020; 9,368 shares vested on February 7, 2020 and 9,368 additional shares will vest on February 7, 2021; 24,476 shares vested on February 12, 2020 and 24,475 additional shares will vest on February 12 in each of the years 2021 and 2022; 23,565 shares vested on February 11, 2020 and 23,565 additional shares will vest on February 11 in each of the years 2021 and 2022, with 23,564 shares vesting on February 11, 2023.

(5)

3,025 of such shares were issued as part of the annual restricted stock grants described in Note (1) above.  Shares issued under the discretionary time‑vested component of subsequent LTIP awards include: (A) 4,061 shares granted to Mr. Lebovitz in February 2016, (B) 7,494 shares granted to Mr. Lebovitz in February 2017, (C) 29,370 shares granted to Mr. Lebovitz in February 2018 and (D) 37,704 shares granted to Mr. Lebovitz in February 2019.

The shares vest as follows: 3,025 shares vested on February 2, 2020; 4,061 shares vested on February 10, 2020; 3,747 shares vested on February 7, 2020, and 3,747 additional shares will vest on February 7, 2021; 9,790 shares vested on February 12, 2020, and 9,790 additional shares will vest on February 12 in each of the years 2021 and 2022; and 9,426 shares vested on February 11, 2020, and 9,426 additional shares will vest on February 11 in each of the years 2021, 2022 and 2023.

(6)

All of such shares were issued as part of annual restricted stock grants to Mr. Curry under the 2012 Stock Incentive Plan, as described in Note 1, prior to his becoming a Named Executive Officer, and vest in 20% increments on each of the first through fifth anniversaries of their date of grant.  The shares vest as follows: 3,025 shares vested on February 2, 2020; 3,025 shares vested on February 10, 2020 and 3,025 additional shares will vest on February 10, 2021; 3,180 shares vested on February 7, 2020, and 3,180 additional shares will vest on February 7 in each of the years 2021 and 2022; 4,000 shares vested on February 12, 2020 and 4,000 additional shares will vest on February 12 in each of the years 2021, 2022 and 2023; and 9,426 shares vested on February 11, 2020 and 9,426 additional shares will vest on February 11 in each of the years 2021, 2022, 2023 and 2024.

(7)

Assumes performance at the Threshold level for PSUs issued under the LTIP for both the 2018-2020 performance period and the 2019-2021 performance period.  As a result of the Section 162(m) Grant Limit in effect for the 2018 and 2019 LTIP Awards, the maximum amount of Common Stock that could be issued as a result of PSUs actually earned for these periods would be 97,346 shares for Stephen D. Lebovitz and 159,798 shares for Charles B. Lebovitz.  Any PSUs earned in excess of these limits would instead be converted to a cash bonus award, subject to the same additional vesting conditions as any shares of Common Stock earned (provided that any such excess cash earned would be paid first relative to such vesting schedule, ahead of the issuance of any shares of Common Stock earned).

(8)

Market value of shares of Common Stock underlying PSUs that had not vested at December 31, 2019 is calculated based on the closing price for the Company’s Common Stock on the NYSE on the last trading day of fiscal 2019 (December 31) of $1.05 per share.

(9)

Since Jeffery V. Curry became a Named Executive Officer, pursuant to applicable SEC rules, following the end of fiscal 2018, he had no unvested PSUs granted under the 2018 LTIP for Named Executive Officers at December 31, 2019.

2019 Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Stephen D. Lebovitz	99,694	234,798
Farzana Khaleel	32,799	77,354
Charles B. Lebovitz	67,561	157,582
Michael I. Lebovitz	32,799	77,354
Jeffery V. Curry	15,980	37,579

(1)	All of such shares were received pursuant to time-vested restricted stock awards which vested during fiscal 2019.

(2)

Amounts shown are based on the closing market price for the Company’s Common Stock on the NYSE on the respective dates when each installment vested (or on the immediately preceding trading day, if such date was not a business day).  As each installment vests, the officer may choose either (A) to sell all (or some portion) of the underlying shares immediately following the vesting date or (B) to hold all (or some portion) of the underlying shares indefinitely or for sale at a later date.  Accordingly, such amounts do not correspond to the actual value that will be realized by each Named Executive Officer.

Potential Payments Upon Termination or Change in Control

Except for (i) the noncompetition arrangements described above, (ii) the automatic vesting of any unvested shares subject to restricted stock awards upon the occurrence of a Change in Control as defined in the 2012 Stock Incentive Plan, (iii) the provisions allowing payout of the full Target Cash Bonus Award under the AIP, or a partial payout of shares subject to a performance-based LTIP award, in the event of an officer’s death, disability or (under the circumstances described below) termination following a Change of Control (as defined in the 2012 Stock Incentive Plan); and (iv) the Tier I Legacy Retiree Program and the Tier III Post-65 Retiree Program described below, the Company’s other five Named Executive Officers do not have any employment, severance or change of control agreements with the Company.  Accordingly, except for any benefits for which they are eligible under either the Tier I Legacy Retiree Program the Tier III Post-65 Retiree Program, and certain impacts on outstanding AIP and equity awards, such officers will not receive compensation in connection with any termination of employment due to a change in control of the Company, death, disability, retirement or any other reason, except for such benefits as are available generally to all employees under the Company’s 401(k) Plan, insurance and other benefits programs.  Currently, the Named Executive Officers who are not eligible for either the Tier I Legacy Retiree Program or the Tier III Post-65 Retiree Program also do not meet the age and service requirements for continuation of medical benefits under the Company’s Tier II Retiree program, which is generally available to all employees who retire at age 60, but less than age 65, and have been employed by the Company and/or its affiliates or predecessors for a total of 20 or more (but less than 30) years of service.

Impact of Change in Control Under 2012 Stock Incentive Plan

The 2012 Stock Incentive Plan generally provides that, except to the extent the Compensation Committee otherwise provides, in the event of any Change in Control of the Company (a) any outstanding option shall become fully exercisable, (b) the restrictions expire immediately with respect to 100% of the shares subject to any award of restricted stock and (c) other outstanding awards shall become fully vested and or payable and any restrictions with respect thereto shall expire.  The effect of this provision with respect to currently outstanding awards of restricted stock under such plan is that all remaining unvested shares subject to restricted stock awards held by any employee (including any time-vested shares held by a Named Executive Officer pursuant to either an award under the new LTIP or a prior restricted stock grant) would immediately vest in full.

The 2012 Stock Incentive Plan defines a “Change in Control” for this purpose to include (i) any acquisition by a person or group of 20% or more of the outstanding shares of the Company's Common Stock (other than an acquisition from the Company or by the Company or by the Company's management, an acquisition through the exercise of the rights to exchange limited partnership interests in the Operating Partnership for shares of Common Stock or an acquisition by a Company-sponsored employee benefit plan), (ii) a change in the majority of the Company's directors (subject to certain exceptions for changes in the ordinary course of the Company's business), or (iii) the occurrence of a Corporate Event (as defined below), but excluding any Corporate Event pursuant to which:

(A)

all or substantially all of the beneficial owners of the Company's voting securities immediately prior thereto will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock, and (as applicable) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Event in substantially the same proportions as their ownership immediately prior to such Corporate Event;

(B)

no person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Event) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Event or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Event; and

(C)	individuals who were members of the Company's incumbent Board prior thereto will constitute at least a majority of the directors of the corporation resulting from such Corporate Event.

A “Corporate Event” is defined under the 2012 Stock Incentive Plan as an event pursuant to which: (i) the Company is merged or consolidated with another corporation or entity, (ii) all or substantially all of the Company's assets or Common Stock is acquired by another person or entity or (iii) the Company is liquidated or reorganized.

Impact of Death, Retirement or Change in Control Under the NEO Annual Incentive Plan

A Named Executive Officer who terminates employment with the Company prior to the conclusion of any applicable performance period under the AIP will not receive an AIP bonus payment for such period, except that an otherwise eligible Named Executive Officer shall receive an AIP bonus payment in the amount of his or her full Target Cash Bonus Award, as determined by the Compensation Committee, in either of the following circumstances:

•

In the event of death or disability (generally defined as the complete and permanent disability of the participant under the Company’s benefit insurance plans) prior to the end of the annual performance period; or

•

If a Named Executive Officer’s employment is terminated, other than voluntarily or for Cause (as defined in the 2012 Stock Incentive Plan), following a Change of Control (defined as described above in the Company’s 2012 Stock Incentive Plan), but prior to end of the annual performance period.

Impact of Death, Retirement or Change in Control on Performance Stock Units Under the LTIP

Whether a Named Executive Officer whose employment is terminated prior to the conclusion of the three year performance period applicable to any LTIP award of PSUs will be deemed to have earned any of the PSUs to such award will be determined as follows:

•

a Named Executive Officer whose employment terminates, other than for Cause (as defined in the 2012 Stock Incentive Plan), either (i) due to death or disability (generally defined as the complete and permanent disability of the participant under the Company’s benefit insurance plans) or (ii) within 24 months following a Change of Control (defined as described above in the 2012 Stock Incentive Plan) prior to the end of the applicable performance period will be deemed to have earned a pro-rated number of PSUs, calculated based on the Company’s TSR performance over the proportion of the performance period that had been completed to, and including, the date of such event, as compared to the TSR performance of the Nareit Retail Index over such period (or, beginning with the February 2018 LTIP awards, based on the Company’s TSR performance over such period both in absolute terms and as compared to the TSR performance of the Nareit Retail Index).

•

a Named Executive Officer whose employment terminates voluntarily (other than within 24 months following a Change of Control) or for Cause (as defined in the 2012 Stock Incentive Plan) prior to the end of the applicable performance period will not be deemed to have earned any of the PSUs subject to such award.

Tier I Legacy Retiree Program and Tier III Post-65 Retiree Program

The Company’s Tier I Legacy Retiree Program and its Tier III Post-65 Retiree Program each provide certain benefits concerning the continuation of health insurance coverage to certain employees (and, in the case of the Tier III program, to certain corporate officers) who meet their respective requirements.  The “Tier I Retirees” covered by the Tier I Retiree Legacy Program include any Company employee who retires after the program’s effective date and:

•	has been employed by CBL and/or its affiliates or predecessors for a total of 30 or more years prior to their date of retirement;
•	is participating in the CBL group medical insurance plan on the date of their retirement; and
•	is not eligible for health benefit coverage pursuant to any other group insurance plan or Medicare.

The “Tier III Retirees” covered by Tier III Post-65 Retiree Program include Company officers of the level of Senior Vice President and above, who retire at age 65 or above after the program’s effective date and:

•	have been employed by CBL and/or its affiliates or predecessors for a total of 40 or more years prior to their date of retirement;
•	are participating in the CBL group medical insurance plan on the date of their retirement; and
•	no longer have a “current employment status” with CBL.

For purposes of the third requirement listed above, in addition to including retirees who are no longer providing services to the Company in any capacity, retired officers will be considered to no longer have a “current employment status” for purposes of program eligibility notwithstanding the fact that they (i) may continue in any part-time capacity with the Company or (ii) may continue to provide services to the Company under any consulting agreement or similar agreement.

Program benefits for each eligible Tier I Retiree (and his or her spouse who is insured by CBL’s health insurance plan on the date of the retirement of the Tier I Retiree) are as follows:

•

for an initial period of 24 months (two years) from the date of the Tier I Retiree’s retirement, the Tier I Retiree and his or her covered spouse will be entitled to continue to participate in the CBL group medical insurance plan at no cost to the Tier I Retiree and/or his or her covered spouse;

•

the Tier I Retiree and his or her covered spouse will be entitled to continue participation in the CBL group medical insurance plan (as such may be amended, revised or modified from time to time and as available to then-active employees of CBL) following his or her retirement, but with the Tier I Retiree and his or her covered spouse paying the full cost for such coverage (i.e., equivalent to the then-prevailing COBRA rate) following the expiration of 24 months from the date of the Tier I Retiree’s retirement; and

•

upon reaching the age of Medicare eligibility or becoming eligible for other group medical coverage, the Tier I Legacy Retiree (and spouse if applicable), would cease to be eligible for the CBL group medical insurance plan.

Program benefits for each eligible Tier III Retiree (and his or her spouse who is insured by CBL’s health insurance plan on the date of the retirement of the Tier III Retiree) are as follows:

•

for an initial period of five (5) years from the date of the Tier III Retiree’s retirement, the Tier III Retiree and his or her covered spouse will be entitled to continue to participate in the CBL group medical insurance plan at no cost to the Tier III Retiree and/or his or her covered spouse; and

•

the Tier III Retiree and his or her covered spouse will be entitled to continue participation in the CBL group medical insurance plan (as such may be amended, revised or modified from time to time and as available to then-active employees of CBL) following his or her retirement, but with the Tier III Retiree and his or her covered spouse paying the full cost for such coverage (i.e., equivalent to the then-prevailing COBRA rate) following the expiration of five (5) years from the date of the Tier III Retiree’s retirement.

Any tax obligations imposed on a Tier I Retiree or a Tier III Retiree as a result of the benefit under this program will be the sole responsibility of such retiree (and his or her spouse, if applicable).  The Company may elect to discontinue the Tier I Legacy Retiree benefit on a prospective basis on each annual renewal of the Company’s overall group health insurance plan and, subject to certain requirements for advance notice to participants, may terminate the Tier III Post-65 Retiree Program at any time.

Currently, should they retire from the Company, both Stephen D. Lebovitz and Michael I. Lebovitz would meet the criteria to be covered under the Tier I Legacy Retiree Program, and Charles B. Lebovitz would meet the criteria to be covered under the Tier III Post-65 Retiree Program.  The projected benefit to any covered Tier I Retiree or Tier III Retiree under those respective programs will depend on the then-current costs of participation in CBL’s group medical insurance plan on the date of his or her retirement from CBL.

Impact of Death, Disability or Retirement on Outstanding Awards Under the 2012 Stock Incentive Plan

Time vesting restricted stock awards made to the Named Executive Officers, pursuant to either an award under the new LTIP or under a prior restricted stock grant, provide that if the grantee’s employment terminates by reason of death or disability, any portion of the award that is not vested on the date of such termination shall immediately vest in the grantee or the grantee’s estate.  “Disability” for these purposes generally means the employee’s complete and permanent disability as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time.  All shares of restricted stock held by the Named Executive Officers pursuant to such awards as of December 31, 2019, would have been forfeited by any such officer who retired from his or her employment with the Company.

Additional Terms of Employment of Jeffery V. Curry

Pursuant to the terms of Jeffery V. Curry’s employment as the Company’s Chief Legal Officer and Secretary, Mr. Curry would receive additional severance benefits in connection with a termination of his employment under the following circumstances:

•

In the event Mr. Curry’s employment is terminated by the Company other than for “cause” (as defined below), Mr. Curry would be entitled to (i) payment of 1x his then-current annual base salary in cash and (ii) the immediate vesting of the non-vested portion of any time-vesting award of restricted stock held by Mr. Curry under the 2012 Stock Incentive Plan, as of the date of any such termination.

•

If Mr. Curry’s employment is terminated due to his death or disability (as defined by the Company’s health/disability insurance program), Mr. Curry would be entitled to payment of 1x his annual salary and the immediate vesting of all outstanding time-vesting restricted stock awards in the same manner as described above with respect to termination by the Company other than for “cause.”

•

In the event Mr. Curry’s employment is terminated by the Company, or Mr. Curry resigns from his position, in either case upon a “change of control” (as defined below), Mr. Curry would be entitled to (i) payment of 2x his then-current annual base salary in cash and (ii) the immediate vesting of the non-vested portion of any time-vesting award of restricted stock held by Mr. Curry under the 2012 Stock Incentive Plan, as of the date of any such termination.

•

Solely for purposes of the above-listed terms of Mr. Curry’s employment with the Company, a “change of control” is defined as any merger, sale, consolidation, corporate restructure, or similar transaction involving CBL where none of Charles Lebovitz, John Foy, Stephen Lebovitz, Michael Lebovitz or Alan Lebovitz is the Chairman of the Board and/or President or Chief Executive Officer of the parent or controlling company, and “cause” with respect to any termination event means any dishonesty, disloyalty, fraud or malfeasance by Mr. Curry.

If Mr. Curry should resign from his employment with the Company (other than upon a “change of control”), or if his employment is terminated by the Company for “cause,” Mr. Curry would not receive any of the severance benefits described above.

Potential Payments Upon Termination or Change in Control for Named Executive Officers

Based on the foregoing, the following table summarizes (i) the estimated value of any applicable benefits under either the Tier I Legacy Retiree Program or the Tier III Post-65 Retiree Program and (ii) the intrinsic value (that is, the value based on the Company’s stock price) of all LTIP Performance Stock Units or time-vested restricted stock awards that each of our Named Executive Officers would have been entitled to receive or retain if (A) a Change in Control (as defined under the 2012 Stock Incentive Plan) had occurred or (B) he or she had retired, died or become disabled, assuming in each case that such event occurred as of December 31, 2019 (and using the NYSE closing price of $1.05 per share on December 31, 2019, the last trading day of the year):

Name	Occurrence of a Change in Control (1)		Termination Due to Retirement			Termination Due to Death/Disability
	Restricted Stock/ LTIP Awards ($)(2)	Cash Severance and Bonus Payments Under AIP ($)(3)	Value of Tier I or Tier III Retiree Benefits ($)(4)	Restricted Stock/ LTIP Awards ($)(2)	Cash Bonus Payments Under AIP ($)	Value of Tier I or Tier III Retiree Benefits ($)(4)(5)	Restricted Stock/ LTIP Awards ($)(2)	Cash Severance and Bonus Payments Under AIP ($)(3)
Stephen D. Lebovitz	267,667	965,081	32,867	—	—	32,867	267,667	965,081
Farzana Khaleel	85,737	321,694	—	—	—	—	85,737	321,694
Charles B. Lebovitz	206,402	423,281	89,875	—	—	89,875	206,402	423,281
Michael I. Lebovitz	85,737	321,694	32,867	—	—	32,867	85,737	321,694
Jeffery V. Curry	85,832	998,685	—	—	—	—	85,832	604,080

(1)

Neither the Tier I Legacy Retiree Program nor the Tier III Post-65 Retiree Program provide for any benefits upon the occurrence of a Change in Control in the absence of an eligible employee retiring/ ceasing to have a “current employment status” with the Company and otherwise satisfying its respective requirements (as described above).  Accordingly, for purposes of the foregoing table, the only consequences of a Change in Control (as defined in the 2012 Stock Incentive Plan) would be (A) the immediate vesting of any outstanding, unvested shares of restricted stock subject to awards granted under such plan and (B) in the event a Named Executive Officer were terminated, other than voluntarily or for Cause (as defined in the 2012 Stock Incentive Plan) following such event, an AIP bonus payment equal to such officer’s full Target Cash Bonus Award for the period.

(2)

This value is calculated based on (i) the number of unvested shares of restricted stock each Named Executive Officer would retain (including, in the case of Mr. Curry, shares that he would retain under his severance arrangements as described above) and (ii) the pro-rated number of shares each Named Executive Officer would have received pursuant to PSUs awarded under the LTIP, in the event of death, disability or termination other than for Cause (as defined in the 2012 Stock Incentive Plan) within 24 months following a Change of Control and prior to the end of the applicable restricted period or PSU performance period (as applicable), had such contingency occurred on December 31, 2019, as follows:

Named Executive Officer	Number of Shares of Time-Vested Restricted Stock Retained	Pro-Rated Shares Awarded Under PSUs for 2017-2019 LTIP Performance Period	Pro-Rated Shares Awarded Under PSUs for 2018-2020 LTIP Performance Period	Pro-Rated Shares Awarded Under PSUs for 2019-2021 LTIP Performance Period
Stephen D. Lebovitz	254,921	0	0	0
Farzana Khaleel	81,654	0	0	0
Charles B. Lebovitz	196,573	0	0	0
Michael I. Lebovitz	81,654	0	0	0
Jeffery V. Curry	81,745	0	0	0

No such pro-rated payout under a PSU would be triggered in the event of the retirement of any of these Named Executive Officers, nor would any such Named Executive Officer retain unvested shares of restricted stock if he or she should retire.

(3)

Includes only Bonus Payments under AIP for officers other than Mr. Curry.  In the event of a termination of Mr. Curry’s employment by the Company, or his resignation, in connection with a “change of control” under the separate definition described above pursuant to the terms of his employment, Mr. Curry would receive 2x his annual base salary (which would equal $789,210 as of December 31, 2019).  If Mr. Curry’s employment is terminated in connection with his death or disability – or by the Company other than for “cause” (as described above) - Mr. Curry would receive 1x his annual base salary (which would equal $394,605 as of December 31, 2019).

(4)

Estimated based on current premiums payable under CBL’s group medical insurance plan as of December 31, 2019.  Stephen D. Lebovitz and Michael I. Lebovitz are the only Named Executive Officers currently eligible for the Tier I Legacy Retiree Program with 30 years of continuous employment with the Company as of December 31, 2019, and Charles B. Lebovitz is the only Named Executive Officer to have attained age 65 with 40 years of continuous employment with the Company as of December 31, 2019.  Neither Farzana Khaleel nor Jeffery V. Curry is currently eligible for benefits under either the Tier I Legacy Retiree Program or the Tier III Post-65 Retiree Program.

(5)

Retirement due to disability by any Named Executive Officer who otherwise satisfies the requirements of either the Tier I Legacy Retiree Program or the Tier III Post-65 Retiree Program would result in the same benefits as retirement for any other reason; however, there would be no benefits under either such program in the event of the death of a Named Executive Officer.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of each Non‑Employee Director for the Company’s fiscal year ended December 31, 2019.  Directors who are employees of the Company do not receive any separate compensation for service in their capacity as a director.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gary L. Bryenton (3)	—	100,000	100,000
A. Larry Chapman	80,000	100,000	180,000
Matthew S. Dominski	105,000	100,000	205,000
John D. Griffith	70,000	100,000	170,000
Richard J. Lieb	77,500	100,000	177,500
Gary J. Nay (3)	—	100,000	100,000
Kathleen M. Nelson	75,000	100,000	175,000
Michael L. Ashner (4)	12,500	25,000	37,500
Carolyn B. Tiffany (4)	12,500	25,000	37,500

(1)

This column reports the aggregate amount of all cash compensation earned by each Non-Employee Director during 2019 for Board and committee service, determined as described below under “Additional Information Concerning Director Compensation.”

(2)

This column represents the grant date fair value of stock awards granted to the Non-Employee Directors during 2019 under the 2012 Stock Incentive Plan, calculated in accordance with Financial Accounting Standards Board ASC Topic 718.  During 2019, each Non-Employee Director was granted additional restricted Common Stock under the 2012 Stock Incentive Plan having a market value equal to $100,000 (50,126 shares, having a grant date fair value of $1.995 per share based on the average of the high and low price of the Company’s Common Stock as reported on the NYSE on the grant date of January 2, 2019).  Awards of restricted Common Stock to Mr. Ashner and Ms Tiffany in connection with their initial appointment to the Board in November 2019 are described in footnote (4) below.  For more information, refer to Note 17 – Share-Based Compensation in the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, that accompanies this Proxy Statement.  The grant date fair value represents the amount that the Company expects to expense in its financial statements over the vesting schedule for these awards and does not correspond to the actual value that will be realized by each Non-Employee Director.  The aggregate number of outstanding shares of restricted Common Stock held by each Non-Employee Director as of December 31, 2019 was as follows: Gary L. Bryenton – 0 shares; A. Larry Chapman – 84,397 shares; Matthew S. Dominski – 93,147 shares; John D. Griffith – 76,397 shares; Richard J. Lieb – 72,397 shares; Gary J. Nay – 0 shares; Kathleen M. Nelson – 90,897 shares; Michael L. Ashner – 17,065 shares and Carolyn B. Tiffany – 17,065 shares.

(3)

Since Mr. Bryenton and Mr. Nay served as Independent Directors throughout all of 2018 (with each retiring from the Board effective December 31, 2018), they both also participated, on the same basis as the other Independent Directors, in a compensatory grant (for 2018 Board service) of 50,126 shares of restricted Common Stock of the Company having a value of $100,000 on the grant date of January 2, 2019.  As described below, all transfer restrictions with respect to shares of Common Stock previously granted to Messrs. Bryenton and Nay as a portion of their Independent Director compensation expired in connection with their retirement from the Board.

(4)

Michael L. Ashner and Carolyn B. Tiffany each were appointed as new directors of the Company effective November 1, 2019, pursuant to the terms of the Exeter Standstill Agreement as described above under “ELECTION OF DIRECTORS – Director Nominees.”  They will be compensated for their service as directors pursuant to the Company’s compensation arrangements for Non-Employee Directors as described below.  In accordance with those arrangements, each of Mr. Ashner and Ms. Tiffany received an initial grant of 17,065 shares of restricted Common Stock of the Company, having a value of $25,000 on the grant date of November 1, 2019.

Additional Information Concerning Director Compensation

Both the Company’s senior management and the Compensation Committee intend for the compensation of the Company’s Non-Employee Directors to be competitive and reasonable in relation to the directors’ responsibilities for supervising the overall management and policies of the Company, and in relation to the compensation of Non-Employee Directors at the same group of peer companies reviewed by the Compensation Committee in setting base salaries for the Named Executive Officers (taking into account differences in size and scope of operations between the Company and certain of its peers).  The Company has historically provided additional compensation to Non-Employee Directors who serve on the Executive Committee, and to the Chairman of the Audit Committee, in recognition of the additional workload undertaken by such directors.

While senior management and the Compensation Committee periodically review the compensation paid to the Non-Employee Directors, the Company typically has not adjusted such compensation on an annual basis, but only when senior management and the Compensation Committee decide that such review indicates that adjustments may be warranted.  As in the case of the Compensation Committee’s review of executive salaries at the peer companies discussed above, such review is only intended to provide the Compensation Committee with a general understanding of whether the Company’s compensation of its outside directors is competitive for purposes of attracting and retaining well-qualified individuals to serve as Non-Employee Directors of the Company.  As in the case of executive officer compensation, the Compensation Committee does not engage in any formal “benchmarking” comparisons of the compensation of the Company’s directors against that of directors of the peer companies considered.  The equity component of director compensation, as described under “Director Compensation” herein, in conjunction with the Company’s stock ownership guidelines for Non-Employee Directors, is intended by the Compensation Committee to align the interests of the Non-Employee Directors with those of the Company’s shareholders by ensuring that they attain and maintain a significant proprietary interest in the Company.

In November 2016, upon the recommendation of the Company’s Compensation Committee, the Board of Directors voted to adjust the Company’s compensation arrangements for each Non-Employee Director, effective January 1, 2017, in a manner which had the effect of transitioning the Non-Employee Directors’ cash compensation to an annual fee basis, and eliminating all prior monthly or meeting-based fees.  Each Committee Chair receives the annual fee stated below in lieu of the applicable annual Committee Member fee.  The following table summarizes the Company’s compensation arrangements for each Non-Employee Director, following these revisions, which were in effect during all of 2019, except as adjusted in November 2019 to reflect the addition of the Capital Allocation Committee, with its members receiving fees comparable to those received by the rest of the Board’s committees (other than the Audit Committee):

Description	Non-Employee Director Fees Effective January 1, 2017
Annual Fee for each Non-Employee Director	$40,000
Annual Audit Committee Member Fee	$20,000
Annual Committee Member Fee (Compensation Committee; Nominating/Corporate Governance Committee; Executive Committee; Capital Allocation Committee) (1)	$15,000
Annual Fee – Audit Committee Chairman (1)	$25,000
Annual Fee – Compensation Committee Chairman (1)	$20,000
Annual Fee – Nominating/Corporate Governance Committee Chairman (1)	$20,000
Annual Fee – Capital Allocation Committee Chairman (1)	$20,000

Description	Non-Employee Director Fees Effective January 1, 2017
Annual Fee – Lead Independent Director	$25,000

(1)

Each Committee Chair receives the stated annual fee in lieu of the applicable annual Committee Member fee. The Capital Allocation Committee was added in November 2019.  Only Non-Employee Director members of the Capital Allocation Committee and the Executive Committee receive the fees reflected in table; Company employees receive no additional compensation for Board or Committee service.

Each Non-Employee Director also receives reimbursement of expenses incurred in attending meetings.

Additionally, under the Company’s 2012 Stock Incentive Plan, as amended by Amendment No. 1 thereto and as further amended by Amendment No. 2 in conjunction with the Company’s 2017 updates to director compensation, for each fiscal year of the Company Non-Employee Directors also will receive either (i) an annual grant of options to purchase 1,000 shares of Common Stock having an exercise price equal to 100% of the fair market value of the shares of Common Stock on December 31 of such fiscal year or (ii) as was the case in both January 2019 and January 2020, an annual award of shares of restricted Common Stock of the Company at the conclusion of each year (which may be payable on the first trading day of the next succeeding calendar year) having a value of $100,000, with the number of shares granted to be based on the average of the high and low trading prices for the Company’s Common Stock on the grant date.

In addition, pursuant to the terms of the Company’s 2012 Stock Incentive Plan, as amended, any person who becomes a Non-Employee Director in the future will, upon joining the Board of Directors, receive an initial grant of shares of restricted Common Stock of the Company having a value of $25,000, with the number of shares granted to be based on the average of the high and low trading prices for the Company’s Common Stock on the grant date.

The restrictions on shares of Common Stock received by the Non-Employee Directors set forth in the 2012 Stock Incentive Plan, as amended, provide that such shares may not be transferred during the Non-Employee Director’s term and, upon a Non-Employee Director ceasing to be a member of the Board, all transfer restrictions concerning such Non-Employee Director Shares shall immediately be removed, and such shares shall thereupon be freely transferrable by the Non-Employee Director or by his or her estate or legal representative, as applicable.  Each holder of a Non-Employee Director option granted pursuant to the above-stated arrangement has the same rights as other holders of options in the event of a change in control.  Options granted to the Non-Employee Directors (i) shall have a term of 10 years from date of grant, (ii) are 100% vested upon grant, (iii) are non-forfeitable prior to the expiration of the term except upon the Non-Employee Director’s conviction for any criminal activity involving the Company or, if non-exercised, within one year following the date the Non-Employee Director ceases to be a director of the Company, and (iv) are non-transferable.

Equity Compensation Plan Information as of December 31, 2019

The following table sets forth information as to the Company’s equity compensation plans as of the end of the Company’s 2019 fiscal year:

Plan Category	(a) Number of securities to be issued upon exercise of the outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	None	N/A	7,560,274

Equity compensation plans not approved by security holders	None	N/A	N/A
TOTAL	None	N/A	7,560,274

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Matthew S. Dominski (Chairman), A. Larry Chapman, John D. Griffith and Carolyn B. Tiffany.  None of the members of the Compensation Committee are or have been officers or employees of the Company or any of its subsidiaries and each member of the Compensation Committee is an Independent Director.

No executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company or its subsidiaries) with which any member of the Compensation Committee, or any other director of the Company, is affiliated.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board of Directors of the Company currently is composed of four Independent Directors, Matthew S. Dominski (Chairman), A. Larry Chapman, John D. Griffith and Carolyn B. Tiffany.  The Compensation Committee operates under an amended and restated written charter adopted by the Board of Directors on May 14, 2013.  A copy of the amended and restated charter is available and can be accessed in the “Invest – Investor Relations – Committee Charting” section of the Company’s website at cblproperties.com.  The Company’s Board of Directors has determined that each of the members of the Compensation Committee is “independent” pursuant to the listing standards of the NYSE as currently applicable.

The Compensation Committee has reviewed and discussed with Management of the Company the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K and presented elsewhere in this Proxy Statement.

Based on the Compensation Committee’s review and discussions referred to above, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in the Company’s Proxy Statement for its 2020 Annual Meeting and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

COMPENSATION COMMITTEE

Matthew S. Dominski (Chairman)

A. Larry Chapman

John D. Griffith

Carolyn B. Tiffany

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors of the Company currently is composed of four Independent Directors, A. Larry Chapman (Chairman), Matthew S. Dominski, Richard J. Lieb and Carolyn B. Tiffany.  The Audit Committee operates under the second amended and restated written charter adopted by the Board of Directors on August 14, 2013.  A copy of the second amended and restated charter is available and can be accessed in the “Invest – Investor Relations – Committee Charting” section of the Company’s website at cblproperties.com.  The Company’s Board of Directors has determined that each of the members of the Audit Committee is “independent” pursuant to the listing standards of the NYSE as currently applicable.

Management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and the Company’s independent auditors.  Management reported to the Audit Committee that the Company’s consolidated financial statements for the Company’s 2019 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with Management and the Company’s independent auditors.  The Audit Committee discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their firm’s independence.  The Audit Committee considered whether the provision of services by the independent auditors (other than audit services) is compatible with maintaining the independent auditors’ independence.

Pursuant to the mandates of the Sarbanes-Oxley Act of 2002, the Company’s Board of Directors has determined that A. Larry Chapman, an Independent Director and Chairman of the Audit Committee, as well as Matthew S. Dominski, Richard J. Lieb and Carolyn B. Tiffany, all Independent Directors and members of the Audit Committee, each qualify as an “audit committee financial expert” as such term is defined by the SEC.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC and provide in such Annual Report on Form 10-K the disclosure of A. Larry Chapman, Matthew S. Dominski, Richard J. Lieb and Carolyn B. Tiffany as “audit committee financial experts.”

AUDIT COMMITTEE

A. Larry Chapman (Chairman)

Matthew S. Dominski

Richard J. Lieb

Carolyn B. Tiffany

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Company’s Bylaws provide that any contract or transaction (i) between the Company or any entity (such as the Operating Partnership) for which it serves as a general partner, and one or more directors or officers of the Company or (ii) between the Company or any such entity and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, must be approved by a majority of the Independent Directors (excluding any director who has an interest in the matter) or by the Company’s shareholders, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.  The Company’s Code of Business Conduct also contains provisions governing the approval of certain transactions involving the Company and employees (or immediate family members of employees, as defined therein) that are not subject to the provision of the Bylaws described above.

These provisions operate in conjunction with a Related Party Transactions Approval Policy adopted by the Company’s Audit Committee and Independent Directors during 2012 which, as amended to date, includes the following material features:

•

The policy applies to any transaction in which (i) the Company or the Operating Partnership or any subsidiary of either of them, is a participant and (ii) any “Related Person” (as defined by applicable SEC rules) has a direct or indirect material interest.

•

The policy expressly excepts from its approval and ratification requirements certain ordinary course transactions – including employee and director compensation, the redemption of Operating Partnership interests pursuant to CBL Rights (as described below) and any transactions aggregating to less than $10,000 per Related Person per year.

•

The policy establishes procedures for the collection and analysis of information concerning Related Person transactions and for quarterly reporting by the Compliance Committee to the Audit Committee and the Independent Directors concerning all transactions determined to be subject to the policy.

•

The Audit Committee will then determine whether to recommend the transaction (or annual budget for a series of similar transactions, as applicable) be ratified or approved by the Independent Directors (excluding participation by any director with an interest therein).  The Audit Committee will only make such recommendation if, upon review of all material terms of the transaction, it determines that (i) the transaction is in, or is not inconsistent with, the best interests of the Company, and (ii) the terms of such transaction are at least as favorable to the Company as could be obtained from an unrelated third party.  If a majority of the Independent Directors vote to accept a positive recommendation of the Audit Committee, the transaction (or annual budget) is approved under the policy; provided, however, that transactions involving a Related Person who has such status solely due to being a 5% shareholder, where officers, directors and their family members have no interest in such transaction, may be approved under the Company’s regular Board procedures.

•	Approval or ratification of a transaction under the policy does not supersede applicable requirements of the Company’s Bylaws or Code of Business Conduct.

The application of these provisions to the review and approval of those transactions and relationships reported for fiscal 2019 is described in pertinent detail below.

Expenses Reimbursed Pursuant to Exeter Standstill Agreement

During November 2019, the Company entered into the Exeter Standstill Agreement as described above under “ELECTION OF DIRECTORS – Director Nominees.”  In connection therewith, the Company reimbursed the Exeter Group in the amount of $225,000 for its fees and expenses (including legal expenses) incurred in connection with the negotiation of the Exeter Standstill Agreement and related matters.  Mr. Ashner is the Managing Member WEM Exeter LLC ("WEM") which, in turn is the managing member of the general partner of Exeter.  Mr. Ashner holds an indirect 13.44% interest in Exeter.

Management Company and Management Agreement

The Company is party to a management agreement with the Management Company pursuant to which the Management Company renders management and administrative services with respect to the Company’s properties.  The Management Company also provides management services for certain properties owned by CBL’s Predecessor and certain other third parties for which the Management Company is paid a management fee.  See “Retained Property Interests.”  The following individuals, collectively, own 100% of the equity interests in CBL’s Predecessor:  Charles B. Lebovitz (49.50%); the four children of Charles B. Lebovitz (Stephen D. Lebovitz (11.21%), Michael I. Lebovitz (11.21%), Alan L. Lebovitz (7.25%), and Beth Lebovitz-Backer (7.25%)); Ben S. Landress (6.82%); and Charles B. Lebovitz Grantor Trust (6.76%).  The Operating Partnership owns 100% of the Management Company’s outstanding preferred stock and common stock.

Operating Partnership Agreement; CBL Rights

The Company, through subsidiaries, serves as the sole general partner of the Operating Partnership and owned, as of March 13, 2020, 191,966,991 common partnership units, representing a 1.0% interest as the sole general partner and a 94.2% interest as a limited partner for an aggregate 95.2% interest in the Operating Partnership.  As of March 13, 2020, CBL’s Predecessor owned 208,675 common partnership units and 16,555,809 shares of the Company’s Common Stock, for a combined total interest of 8.3% in the Operating Partnership.  Certain executive and senior officers also own common partnership units and shares of Common Stock, resulting in a combined total ownership interest by management and CBL’s Predecessor of 13.8% in the Company.  See “Security Ownership of Certain Beneficial Owners and Management” above for information concerning such holdings by the Company’s directors and executive officers as of March 13, 2020.

Pursuant to the Operating Partnership Agreement, the limited partners possess CBL Rights, consisting of the right to exchange all or a portion of their Common Units or Special Common Units (as applicable) in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company’s election.  The CBL Rights may be exercised at any time and from time to time to the extent that, upon exercise of the CBL Rights, the exercising party shall not beneficially or constructively own shares of Common Stock in excess of the applicable share ownership limits set forth in the Company’s Certificate of Incorporation.  The Company, however, may not pay in shares of Common Stock to the extent that this would result in a limited partner beneficially or constructively owning in the aggregate more than its applicable ownership limit or otherwise jeopardize, in the opinion of counsel to the Company, the Company’s qualification as a REIT for tax purposes.  Further, as detailed in Note 9 – Shareholders’ Equity and Partners’ Capital in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, which accompanies this Proxy Statement, for so long as the Company’s current distribution suspension results in the existence of a distribution shortfall (as described in the Operating Partnership Agreement), with respect to any of the Series S, Series L or Series K Special Common Units of the Operating Partnership, the Company may not elect to settle any limited partner’s exercise of CBL Rights in cash, and may only do so through the issuance of shares of Common Stock (or other units of the Operating Partnership ranking junior to any such units as to which a distribution shortfall exists).

On March 10, 2020, the Company issued an aggregate of 16,333,947 shares of Common Stock to settle exchange transactions concerning the exercise of CBL Rights with respect to Common Units in the Operating Partnership held by certain related parties, as detailed in the table below:

Limited Partner Exercising Common Unit Exchange Rights	Number of Common Units Exchanged / Shares Issued
CBL & Associates, Inc.	15,520,703
Stephen D. Lebovitz	480,297
Two irrevocable trusts established by Stephen D. Lebovitz and his Wife f/b/o their children	59,015
Michael I. Lebovitz	212,346
Two irrevocable trusts established by Michael I. Lebovitz and his Wife f/b/o their children	61,586
TOTAL	16,333,947

The number of shares of Common Stock received by the limited partners of the Operating Partnership upon exercise of CBL Rights will be based upon the equivalent number of partnership units owned by the limited partners on a one-for-one basis, and the amount of cash received by the limited partners upon such exercise, if the Company elects to pay cash, will be based upon the market price of the shares of Common Stock at the time of exercise.

CBL Rights will expire in November 2043 if not exercised prior to that date.

Retained Property Interests and Management Services

CBL’s Predecessor owns interests in outparcels at certain of the Company’s malls and a 21.25% minority interest in Jacksonville Avenues Limited Partnership (“the Avenues”), the majority interest of which is owned by third parties.  A portion of the annual property insurance premiums paid by the Avenues is paid to a captive insurance subsidiary that is wholly owned by the Operating Partnership.  Such payments, which totaled $450,941 in 2019, were reviewed by the Company’s Audit Committee.  Additionally, while the Avenues is managed by a third party, CBL’s Predecessor paid the Management Company approximately $146,241 in management consulting fees related to the Avenues during 2019 and such payments were reviewed by the Company’s Audit Committee.  CBL’s Predecessor also paid the Management Company $90,000 during 2019 as reimbursement for the cost of certain management and administrative services provided to CBL’s Predecessor by employees of the Management Company.

Certain Retail Leases

Certain Company officers and employees are partners in partnerships that had 15 leases of space, representing 12,961 square feet in 11 of the Company’s malls during 2019.  Such spaces are operated as food service establishments.  The aggregate of all lease payments made (or to be made) to the Company by such entities from January 1, 2019 through the end of the contract term of each of the relevant leases (based on estimates of tenant cost recoveries currently in effect) is $7.8 million, with such payments during fiscal 2019 having totaled $1.7 million.  The following table sets forth information concerning the pro-rata interest in the aggregate of all such lease payments to the Company of each individual who participates in any of these partnerships and served as an executive officer of the Company during 2019, to the extent that the value of such officer’s interest in the aggregate lease payments to the Company exceeds $120,000:

Officer’s Name and Title	Number of Partnerships in Which The Officer Participates(1)	Pro-Rata Interest in Total Lease Payments to the Company Based on Officer’s Aggregate Ownership Interest($)(2)
Charles B. Lebovitz Chairman of the Board of Directors	6	67,211
Stephen D. Lebovitz Director and Chief Executive Officer	2	124,951
Farzana Khaleel Executive Vice President – Chief Financial Officer and Treasurer	2	134,863
Michael I. Lebovitz President	6	380,436
Ben S. Landress Executive Vice President – Management	2	311,631

(1)	These partnership interests are held by each such individual either directly or, on a pro-rata basis, through their ownership interests in CBL’s Predecessor or other affiliated entities.
(2)

Excludes any future percentage rents based on sales levels which are not presently determinable.  Additionally, such partnerships (in the aggregate) paid $3,000 to the Management Company during 2019 as a component of the reimbursement for management and administrative services discussed above under “Retained Property Interests and Management Services.”

Each of these leases has been approved at the time that they were entered into by the Independent Directors in accordance with the Bylaws, and the renewals of such leases that occurred during 2019 were all ratified by the Independent Directors.  In connection with such approvals, the Independent Directors considered management’s opinion that, at the time each of these leases and renewals were entered into, they provided for rental payments at market rates and terms.

Certain Employment Relationships

Alan L. Lebovitz, a son of Charles B. Lebovitz, serves as the Company’s Executive Vice President – Management.  He receives compensation from the Company commensurate with his level of experience and other employees having similar responsibilities, and based upon an annual review of his individual performance conducted in the same manner as for all Company officers.  During 2019, the aggregate compensation paid to Alan L. Lebovitz (including both cash compensation and the grant date fair value of equity awards granted during the year calculated in accordance with Financial Accounting Standards Board ASC Topic 718) was $633,261.  He also is eligible for equity awards under the Company’s 2012 Stock Incentive Plan and the Company’s insurance and other employee benefit programs on the same basis as other, similarly situated employees.  The compensation of Alan L. Lebovitz is subject to approval by the Compensation Committee in connection with that Committee’s approval of the compensation of all officers of the Company of the level of senior vice president or higher.

Other

Charles B. Lebovitz is currently an advisory director of First Tennessee Bank, Chattanooga, Tennessee (“First Horizon”).  First Horizon is a participating bank in the lender group for the Company’s credit facility, for which Wells Fargo Bank National Association serves as administrative agent.  The credit facility includes a $685 million line of credit and a term loan, which had a principal amount of $465 million at December 31, 2019.  The credit facility matures in July 2023.  First Horizon also provides certain cash management services to the Company.  In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with First Horizon on competitive terms.  All such indebtedness has been, and will continue to be, approved by the Company’s Board of Directors.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee evaluates the selection of the Company’s independent auditor each year, and has determined to recommend the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.  Deloitte has served as the independent auditors for the Company since May 7, 2002.  In determining whether to recommend the re-appointment of Deloitte as the Company’s independent auditor, the Audit Committee considered various factors, including: Deloitte’s performance on prior audits, and the quality and efficiency of the services provided by Deloitte; an assessment of the firm’s professional qualifications, resources and expertise; Deloitte’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with Deloitte and of the firm’s relationship with the Audit Committee and Company management; Deloitte’s independence; the appropriateness of Deloitte’s fees; the length of time the firm has served in this role; the impact on the Company of changing auditors; and data on audit quality and performance, including recent PCAOB reports on Deloitte and peer firms.  Considered together, these factors enable the Audit Committee to evaluate whether the selection of Deloitte as the Company’s independent auditor, and the retention of Deloitte to perform other services, will contribute to and enhance audit quality.  Based on its evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interest of our shareholders.  Accordingly, the Audit Committee has recommended, subject to ratification by the shareholders, that Deloitte serve as the Company’s independent auditors for the fiscal year ending December 31, 2020.  A representative of Deloitte will attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Independent Registered Public Accountants’ Fees and Services

The Company was billed for professional services provided during fiscal years 2018 and 2019 by Deloitte in the amounts set forth in the following table.

	2018	2019
Audit Fees (1)	$1,136,862	$1,319,593
Audit-Related Fees (2)	201,774	200,709
Tax Fees – Compliance (3)	246,000	246,000
Tax Fees – Consulting (4)	431,480	266,180
All Other Fees (5)	3,790	3,790
Total	$2,019,906	$2,036,272

(1)

Consists of fees billed for professional services in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2018 and 2019, the audit of the Operating Partnership’s annual financial statements for the fiscal years ended December 31, 2018 and 2019, the audit of the Company’s and the Operating Partnership’s internal controls over financial reporting as of December 31, 2018 and 2019, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during the 2018 and 2019 fiscal years, including the combined financial statements of the Combined Guarantor Subsidiaries of the Operating Partnership, comfort letters and other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”.  These services include audits of the Company’s subsidiaries pursuant to requirements of certain loan agreements and joint venture agreements and other consultations.

(3)	Consists of fees billed for professional services for assistance regarding federal and state tax compliance.
(4)	Consists of fees billed for professional services for tax advice and tax planning, which consists of tax services related to joint ventures and tax planning.
(5)	Consists of subscription fees for an online accounting research tool.

The Audit Committee of the Board of Directors has considered the services rendered by Deloitte for services other than the audit of the Company’s financial statements and has determined that the provision of these services is compatible with maintaining the independence of Deloitte.

The Audit Committee has adopted a policy that it is required to approve all services (audit and/or non-audit) to be performed by the independent auditor to assure that the provision of such services does not impair such auditor’s independence.  All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees, must be approved by the Audit Committee in advance.  The Audit Committee will annually review and approve services that may be provided by the independent auditor during the next year and will revise the list of approved services from time to time based on subsequent determinations.  The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing such auditor’s independence and that such tax services do not constitute prohibited services pursuant to SEC and/or NYSE rules.  The authority to approve services may be delegated by the Audit Committee to one or more of its members including the Chairman of the Audit Committee, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any such approval of services must be reported to the Audit Committee at its next scheduled meeting.  The Audit Committee has not relied on the de minimis exception under applicable SEC rules in approving any of the non-audit fees described above.

Recommendation and Vote Necessary to Approve the Proposal

The Board of Directors, in concurrence with the Audit Committee, proposes and recommends that the shareholders ratify the selection of Deloitte to serve as the independent auditors for the Company’s fiscal year ending December 31, 2020.  Unless otherwise directed by the shareholder submitting such proxy, proxies received in response to this solicitation by the Board of Directors will be voted for approval of the selection of Deloitte to serve as the Company’s independent auditors for the 2020 fiscal year.

The ratification of the selection of Deloitte as the Company’s independent auditors for the 2020 fiscal year must be approved by a majority of the votes cast by shares of Common Stock present or represented at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF

DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT AUDITORS FOR 2020

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Description of Advisory Vote

As previously reported in the Current Report on Form 8-K that we filed with the SEC on May 12, 2017, and in accordance with the advisory recommendation of our shareholders at the 2017 Annual Meeting, our Board of Directors has determined that we will hold a nonbinding, advisory vote to approve the compensation paid to our Named Executive Officers pursuant to Section 14A of the Exchange Act once every year.  Accordingly, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as described in the “Executive Compensation” section comprising pages 30 through 65 of this proxy statement (including the Compensation Discussion and Analysis as well as the related compensation tables and narrative discussions set forth in the “Executive Compensation” section).

The Company has statutory officers, but no employees.  Our officers, including the Named Executive Officers, receive all of their compensation in their capacity as employees of the Management Company, which also employs all of the other personnel engaged in the operation of our business.  None of our Named Executive Officers is compensated pursuant to an employment agreement with the Company and the Company does not pay them salaries or bonuses or provide them other compensation or benefits, except for the grants of equity awards under our Stock Incentive Plan as described above in the “Executive Compensation” section of this proxy statement.

As described in greater detail in the Compensation Discussion and Analysis above, our Compensation Committee has approved incentive compensation programs for the Company’s Named Executive Officers designed to balance short-term and long-term performance and operational goals as well as stock price performance, and provide the appropriate level of objectivity with subjectivity in an effort to support our Company’s business plan and strategy.  The Compensation Committee’s objectives in administering our executive compensation programs are to ensure that pay levels and incentive compensation are effective in attracting and retaining highly qualified personnel, while also linking overall compensation to the Compensation Committee’s evaluation of both executive and Company performance and serving our objective of linking management’s long-term economic interests with those of CBL’s shareholders.  This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies, and practices described in this proxy statement.

Shareholder Resolution

Under this Proposal 3, shareholders have the opportunity to vote for, against, or abstain from voting with respect to the following resolution:

RESOLVED, that the compensation paid to the Named Executive Officers of CBL & Associates Properties, Inc. (the “Company”), as disclosed pursuant to Item 402 of SEC Regulation S-K in the “Executive Compensation” section of the Company’s proxy statement for its 2020 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis as well as the related compensation tables and narrative discussions set forth therein, is hereby approved by the Company’s shareholders on a nonbinding, advisory basis.

Recommendation and Vote Necessary to Approve the Advisory Proposal; Advisory Nature

Approval of the shareholder resolution that is the subject of this Proposal 3 will require the affirmative vote of a majority of the votes cast by shares of our Common Stock present or represented at the Annual Meeting.  Unless otherwise directed by the shareholder submitting such proxy, proxies received in response to this solicitation by the Board of Directors will be voted for approval of such resolution.  The shareholder vote on this proposal is advisory and nonbinding in nature, serves only as a recommendation to our Compensation Committee and Board of Directors, and will not overrule any decisions previously made by the Company, the Compensation Committee or the Board of Directors with respect to executive compensation, nor will it create any duty for the Company, the Compensation Committee or the Board of Directors to take any action in response to the outcome of the vote.  Director compensation disclosed in this proxy statement is not subject to or covered by this advisory vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE FOREGOING ADVISORY RESOLUTION

RELATING TO EXECUTIVE COMPENSATION

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT AT A RATIO BETWEEN 1-FOR-5 AND 1-FOR-25, AND A PROPORTIONATE REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, TO BE DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS, FOR THE PURPOSE OF COMPLYING WITH THE NYSE LISTING STANDARDS, SUBJECT TO THE BOARD OF DIRECTOR’S DISCRETION TO ABANDON THIS AMENDMENT

General

Our Board of Directors has approved, subject to shareholder approval, a certificate of amendment to our Certificate of Incorporation (the “Reverse Split Amendment”) to effect a reverse stock split of our outstanding Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-25 and a proportionate reduction in the number of authorized shares of Common Stock (the “Reverse Stock Split”). Our Board of Directors, in its sole discretion, may set the exact ratio with the range and the timing and implementation of the Reverse Stock Split or, alternatively, elect to abandon such proposed Reverse Split Amendment and not effect the Reverse Stock Split authorized by shareholders.

The form of the proposed Reverse Split Amendment to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The exact ratio of the Reverse Stock Split would be determined by the Board of Directors, and publicly announced, prior to the effective time of the Reverse Stock Split. The Reverse Split Amendment that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range approved by our shareholders.

We believe that enabling our Board of Directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our shareholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If the Reverse Stock Split Proposal is approved by our shareholders, the Reverse Stock Split would become effective upon the time specified in the Reverse Split Amendment as filed with the Secretary of State of the State of Delaware. (We refer to this date as the “Effective Date.”) The exact timing of the filing of the Reverse Split Amendment and the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our shareholders. Assuming that our shareholders now approve the Reverse Split Amendment, we intend for the Effective Date to occur shortly following the Annual Meeting. By approving the Reverse Stock Split Proposal, our shareholders are also authorizing us to make any changes to the Reverse Split Amendment that the Secretary of State of the State of Delaware requires or that our Board of Directors or management deems necessary and advisable to effect the Reverse Stock Split, so long as those changes do not alter the Reverse Stock Split ratio. In addition, our Board of Directors reserves the right, notwithstanding shareholder approval and without further action by our shareholders, to abandon the Reverse Split Amendment and the Reverse Stock Split if, at any time prior to the filing of the Reverse Split Amendment with the Secretary of

State, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our Common Stock so as to:

•	maintain the listing of our Common Stock on the NYSE and avoid a delisting of our Common Stock from NYSE in the future on the basis of the minimum share price requirement (as described below);
•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and
•	make our Common Stock a more attractive investment to institutional investors.

In evaluating the Reverse Stock Split, our Board of Directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Stock Split Proposal, our Board of Directors determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our shareholders approve the Reverse Stock Split Proposal, our Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-25 range, would be determined by our Board of Directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:

•	NYSE’s minimum share price requirements;
•	the historical trading prices and trading volume of our Common Stock;
•	the number of shares of our Common Stock that would be outstanding following the Reverse Stock Split;
•

the then-prevailing and expected trading prices and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock, including without limitation minimum trading prices that must be achieved in order to satisfy the investing guidelines of certain institutional investors;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•	business developments affecting us; and
•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Our Board of Directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our Common Stock in order to meet the price criteria for continued listing on the NYSE. Our Common Stock is publicly traded and listed on the NYSE under the symbol “CBL.” Our Board of Directors believes that, in addition to increasing the price of our Common Stock to meet the price criteria for continued listing on the NYSE, the Reverse Stock Split would also make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our shareholders’ best interests.

On February 4, 2020, we received notice (“Notice”) from the NYSE, indicating that we were no longer in compliance with the NYSE continued listing criteria set forth in Section 802.01C of the NYSE’s Listed Company Manual, which require listed companies to maintain an average closing share price of at least $1.00 over a period of 30 consecutive trading days.  Pursuant to Section 802.01C, we have a period of six months from the receipt of the Notice to regain compliance with the minimum share price requirement, or until our next annual meeting of shareholders if shareholder approval is required to cure the share price non-compliance, as would be the case to effectuate a reverse stock split.

In the event we are delisted from NYSE, the only established trading market for our Common Stock would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our Common Stock, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our Common Stock. Delisting could also cause a loss of confidence of current and potential industry partners, customers, vendors, lenders and employees, which could further harm our business and our future prospects.  Further, CBL’s credit facility agreements require the Company’s common stock to maintain its listing on the NYSE or another comparable national exchange and the loss of such listing, if not cured within 30 days, would constitute an event of default under those agreements. We believe that effecting the Reverse Stock Split may help us avoid delisting from NYSE and any resulting consequences.

In addition, our Board of Directors believes that an expected increased stock price could encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our Common Stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board of Directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our Common Stock.

Although we expect that the Reverse Stock Split will result in an increase in the per share market price of our Common Stock, the Reverse Stock Split may not result in a permanent increase in the market price of our Common Stock, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Authorized Share Reduction

As a matter of Delaware law, the implementation of the Reverse Stock Split does not require the reduction in the total number of authorized shares of our Common Stock.  However, if shareholders adopt and approve the Reverse Split Amendment to effect the Reverse Stock Split and it is implemented, the authorized number of shares of our Common Stock also would be reduced.  As a matter of good corporate governance, the Board of Directors has decided to reduce the authorized number of shares of Common Stock in proportion to the Reverse Stock Split ratio.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions (including, without limitation, recent market volatility in response to economic disruptions and uncertainties created by the worldwide impact of the COVID-19 virus) and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a shareholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

While our Board of Directors has proposed the Reverse Stock Split to bring the price of our Common Stock back above $1.00 per share in order to meet the requirements of the NYSE minimum share price requirement, there is no guarantee that the price of our Common Stock will not decrease in the future, or that our Common Stock will remain in compliance with NYSE continued listing standards. Additionally, there can be no guarantee that the closing share price of our Common Stock will remain at or above $1.00 for 30 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current NYSE listing standard deficiency.

Effect of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our shareholders and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced in proportion to the ratio of the split chosen by our Board of Directors. The Reverse Stock Split also will proportionately reduce the number of shares of Common Stock that our board of directors is authorized to issue under our Certificate of Incorporation.

As of the Effective Date of the Reverse Stock Split, the principal effects of the Reverse Stock Split would also include proportionate adjustments to:

•

the number of shares of our Common Stock subject to any award outstanding under our 2012 Stock Incentive Plan, including corresponding specific adjustments to the number of performance stock units previously granted to certain executive officers and corresponding specific adjustments to the number of shares of restricted stock previously granted to our employees and directors;

•	decrease the total number of shares of our Common Stock that may be the subject of future grants under 2012 Stock Incentive Plan; and
•

the number of shares of Common Stock or their cash equivalent issuable upon exercise of the CBL Rights (pursuant to the adoption of a companion amendment to the partnership agreement of the Operating Partnership).

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our Common Stock. The Reverse Stock Split would affect all of our shareholders uniformly and would not change any shareholder’s percentage ownership interest in our Company, subject to the treatment of fractional shares. (We will not issue any fractional shares as a result of the Reverse Stock Split, which we describe below under “—Fractional Shares”). The Reverse Stock Split would not change the terms of our Common Stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the Effective Date of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

For illustrative purposes, the following table contains approximate information, based on share information as of March 13, 2020, assuming Reverse Stock Split ratios of 1-for-5, 1-for-10, 1-for-15, 1-for-20 and 1-for-25 (without giving effect to the treatment of fractional shares), which reflect the range that our shareholders are being asked to approve.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-15	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-25
Number of Shares of Common Stock Issued and Outstanding	191,966,991	38,393,398	19,196,699	12,797,799	9,598,350	7,678,680
Number of Shares of Common Stock Available for Issuance under the 2012 Stock Incentive Plan	6,047,046	1,209,409	604,705	403,136	302,352	241,882
Number of Authorized Shares of Common Stock	350,000,000	70,000,000	35,000,000	23,333,333	17,500,000	14,000,000

The Reverse Stock Split will likely increase the number of our shareholders who own “odd lots” (i.e., lots with less than 100 shares). Odd-lot shares may be more difficult to sell, and brokerage commissions and other transaction costs on odd-lots shares are generally higher than for “round lots” (i.e., lots with even multiples of 100 shares).

The Reverse Stock Split will proportionately affect the total number of shares of our Common Stock that we are authorized to issue under our Certificate of Incorporation.  However, the Reverse Stock Split will not affect the par value or any of the other terms of our Common Stock. After the Reverse Stock Split:

•	All shares of our Common Stock will have the same voting, dividend and distribution rights as immediately before the Reverse Stock Split.
•	We will continue to be subject to the same periodic reporting and other requirements relating to our securities under the Exchange Act, as immediately before the Reverse Stock Split.
•	We will continue to list our Common Stock on the NYSE under the symbol “CBL”, as immediately before the Reverse Stock Split.

In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, subject to the treatment of fractional shares as described below in “—Fractional Shares”. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

The Reverse Stock Split also will not affect the total authorized number of shares of preferred stock under our Certificate of Incorporation, or the number of authorized or outstanding shares of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) and 6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock;” collectively with the Series D Preferred Stock, “Preferred Stock”), or the dividend rate per share of any outstanding shares of Preferred Stock.  However, at the Effective Time (as defined below), the respective change of control conversion right share caps and exchange caps of the Company’s Series E Preferred Stock will be adjusted on a pro rata basis.  The adjusted share cap as a result of the Reverse Stock Split will be the number of shares of our Common Stock that is equivalent to the product obtained by multiplying (i) the share cap in effect immediately prior to such Reverse Stock Split by (ii) a fraction, the numerator of which is the number of shares of our Common Stock outstanding after giving effect to such Reverse Stock Split and the denominator of which is the number of shares of our Common Stock outstanding immediately prior to such Reverse Stock Split.  The exchange cap will be adjusted on the same basis as the corresponding adjustment to the share cap.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If shareholders approve the Reverse Stock Split Proposal, and if our Board of Directors determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the Board of Directors within the parameters described), we will file the Reverse Split Amendment with the Secretary of State of the State of Delaware and certain regulatory bodies reflecting the designated ratio. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Reverse Split Amendment, which we refer to as the “Effective Time” and the “Effective Date,” respectively. The Effective Time of the Reverse Split Amendment shall be determined in the discretion of our Board of Directors and in accordance with applicable law. As discussed above under the heading “—Effect of the Reverse Stock Split”, after the Reverse Split Amendment becomes effective, the shares of our Common Stock will have a new CUSIP number, which is a number used to identify our Common Stock.

Shareholders of Record

Certain of our shareholders hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare Investor Services LLC. These shareholders do not hold physical stock certificates evidencing their ownership of our Common Stock. However, they are provided with a statement reflecting the number of shares of our Common Stock registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent and the shareholder’s account is in good standing, no action needs to be taken to receive post-Reverse Stock Split shares or cash in lieu of fractional shares, if applicable. If a shareholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of our Common Stock held electronically in book-entry form following the Reverse Stock Split.

Beneficial Owners

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders in “street name” through a broker, bank or other nominee in the same manner as shareholders of record whose shares are registered in their names. Brokers, banks and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these brokers, banks and other nominees may have different procedures than shareholders of record for processing the Reverse Stock Split. If you hold shares of our Common Stock with a broker, bank or other nominee and have any questions about the Reverse Stock Split, you are encouraged to contact your nominee.

Holders of Certificated Shares of Common Stock

As of the date of this proxy statement, certain of our shares of Common Stock were held in certificated form. Shareholders of record at the time of the Reverse Stock Split who hold shares of our Common Stock in certificated form will be sent a transmittal letter by our Exchange Agent, Computershare Trust Company, N.A., after the Effective Time that will contain the necessary materials and instructions on how a shareholder should surrender its certificates representing shares of our Common Stock to the Exchange Agent. Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Computershare Trust Company, N.A. will act as our Exchange Agent for purposes of implementing the exchange of share certificates. Shareholders holding ordinary shares in certificated form will be asked to surrender to the Exchange Agent the share certificates representing such shares in exchange for share certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our shareholders at such time. No new post-split shares will be issued to a shareholder until the shareholder has surrendered such outstanding share certificates, together with the properly completed and executed letter of transmittal, to our Exchange Agent. New, post-split shares will be issued electronically, in book-entry form.

SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATES AND SHOULD NOT SUBMIT THEIR SHARE CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. SHAREHOLDERS ARE ENCOURAGED TO SURRENDER CERTIFICATES TO OUR EXCHANGE AGENT, BY CERTIFIED OR REGISTERED MAIL; RETURN RECEIPT, PROMPTLY FOLLOWING RECEIPT OF A TRANSMITTAL FORM IN ORDER TO AVOID THE APPLICABILITY OF ESCHEAT LAWS TO SUCH SHARES.

Fractional Shares

The Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by shareholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle shareholders to receive from our transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

If the Board determines to arrange for the disposition of fractional interests by shareholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, shareholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board, will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the closing sale price of the Common Stock on the trading day immediately prior to the Effective Time as reported on the NYSE, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board determines to dispose of fractional interests pursuant to clause (ii) above, we expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. We will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except the right to receive the cash payment, or, if the Board so determines, to receive the number of shares rounded up to the next whole number, as described above.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless we or the transfer agent have received correspondence concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our Certificate of Incorporation or Bylaws, provide a right to our shareholders to dissent and obtain appraisal of, or payment for, such shareholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our Common Stock per share, which would remain $0.01 par value per share, while the number of outstanding shares of Common Stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the Effective Date of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet would be reduced proportionally, based on the Reverse Stock Split ratio, and the additional paid-in capital account on our balance sheet would be credited by an offsetting amount.  In addition, following the Reverse Stock Split, reported per-share net income or loss would be higher because there would be fewer shares of Common Stock outstanding and we would make corresponding adjustments to historical per share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Reverse Split Amendment

Our Board of Directors reserves the right to abandon the Certificate of Amendment described in this Reverse Stock Split Proposal without further action by our shareholders at any time before the effective time, even if shareholders approve such amendment. By voting in favor of the Reverse Split Amendment, shareholders are also expressly authorizing the Board of Directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income.

In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, shareholders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all shareholders.

Each shareholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company. The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash, if any, received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our Common Stock). The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares. A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu, if any, of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the Effective Date of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

A U.S. Holder of our Common Stock may be subject to information reporting and backup withholding on cash paid in lieu, if any, of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our Common Stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of such shareholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

Recommendation and Vote Necessary to Approve the Proposal

Approval of the proposed Reverse Split Amendment requires the affirmative vote of the holders of a majority of the Company’s issued and outstanding shares of Common Stock, voting as a class.  Unless otherwise directed by the shareholder submitting such proxy, proxies received in response to this solicitation by the Board of Directors will be voted for approval of this amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT AT A RATIO BETWEEN 1-FOR-5 AND 1-FOR-25, AND A PROPORTIONATE REDUCTION IN THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK, TO BE DETERMINED AT THE DISCRETION
OF THE BOARD OF DIRECTORS, FOR THE PURPOSE OF COMPLYING WITH THE NYSE LISTING STANDARDS, SUBJECT TO THE BOARD OF DIRECTOR’S DISCRETION
TO ABANDON THIS AMENDMENT

DATE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS AND RELATED MATTERS

In accordance with the rules established by the SEC, shareholder proposals to be included in the Company’s Proxy Statement with respect to the 2021 Annual Meeting of Shareholders must be received by the Company at its executive offices located at 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee 37421-6000, Attention: Corporate Secretary no later than December 7, 2020, and must comply with other applicable SEC rules.

In addition, the Company’s Bylaws provide that any shareholder of record desiring to nominate a director or have a shareholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and prescribed supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 90 days (e.g., February 6, 2021) nor more than 120 days (e.g., January 7, 2021) prior to the anniversary date of the prior year’s annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the Anniversary Date, such notice and prescribed supporting documentation must be provided not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  The Bylaws also provide that the public announcement of a postponement or adjournment of an annual meeting does not commence a new time period for the giving of any such notice.

Further, the Bylaws provide that, in order to utilize the proxy access mechanism adopted by our Board of Directors in February 2016 (as set forth in Section 2.8 of the Bylaws and described in greater detail in our Current Report on Form 8-K filed with the SEC dated February 10, 2016), in addition to satisfying all other relevant requirements under Section 2.8, a nominating shareholder or group must provide a prescribed notice requesting the inclusion of director nominees in the Company’s proxy materials and provide other required information to the Company not less than 120 days (e.g., January 7, 2021) nor more than 150 days (e.g., December 8, 2020) prior to the Anniversary Date specified above.  Section 2.8 also provides that, in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such Anniversary Date, such notice and prescribed supporting documentation must be provided not earlier than 150 days prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement (together, the “proxy materials”).  This practice is known as “householding.”  If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process.  If the foregoing procedures apply to you, your broker has sent one copy of our proxy materials to your address.  If you wish to revoke your consent to householding, or to request householding if you are receiving multiple copies of our proxy materials, you must contact your broker, bank or other nominee.

If you did not receive proxy materials, you can obtain a copy by contacting your bank or broker or other nominee.  Or, you may contact our Executive Vice President – Chief Investment Officer, either by mail or telephone at our corporate office, as listed on the first page of this Proxy Statement, or by e-mail to Katie.Reinsmidt@cblproperties.com.

OTHER BUSINESS OF THE MEETING

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement.  However, if any matters of which management is not now aware should come before the meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.  Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

By Order of the Board of Directors

STEPHEN D. LEBOVITZ
Chief Executive Officer

Chattanooga, Tennessee

April 6, 2020

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, AS AMENDED, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT UPON WRITTEN REQUEST TO CBL INVESTOR RELATIONS, CBL PROPERTIES, 2030 HAMILTON PLACE BLVD., SUITE 500, CBL CENTER, CHATTANOOGA, TENNESSEE 37421-6000.

Appendix A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CBL & ASSOCIATES PROPERTIES, INC.

1.The name of the corporation (which is hereinafter referred to as the “Corporation”) is “CBL & Associates Properties, Inc.”

2.The Amended and Restated Certificate of Incorporation, dated November 2, 1993; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 8, 1996; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated January 31, 2001; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated June 24, 2003; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 10, 2005; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated October 8, 2009; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 3, 2011; as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 6, 2016; as supplemented by the Certificate of Designation, dated June 29, 1998; the Certificate of Designation, dated May 4, 1999; the Certificate of Designation, dated June 11, 2002; the Certificate of Decrease, dated June 26, 2002; the Certificate of Designation, dated August 13, 2003; the Certificate of Correction, dated October 7, 2003; the Certificate of Designation, dated December 10, 2004; the Amended and Restated Certificate of Designation, dated February 25, 2010; the Second Amended and Restated Certificate of Designation, dated October 14, 2010; and the Certificate of Designation, dated October 1, 2012 (the “Amended and Restated Certificate of Incorporation”) shall be further amended as provided below.

3.This Certificate of Amendment has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103 and 242 of the General Corporation Law of the State of Delaware.

4.The text of Article VI of the Amended and Restated Certificate of Incorporation is hereby amended as follows:

ARTICLE IV

“Section A. Classes and Number of Shares” in Article IV is hereby amended:

A.	by adding the following as the second grammatical paragraph thereof:

“Upon the effectiveness of the amendment to the Certificate of Incorporation adding the following paragraph thereto, the total number of shares of all classes of Equity Stock that the Corporation shall have authority to issue is [______________] Million (___,000,000) shares, consisting of (i) Fifteen Million (15,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), and (ii) [_________] Million (____,000,000) shares of common stock, par value $.01 per share (the “Common Stock”).”; and

B.	by adding the following as the third, fourth and fifth grammatical paragraphs thereof, following the second grammatical paragraph added by clause (A) above:

Upon the effectiveness of the amendment to the Certificate of Incorporation adding this paragraph thereto (the “Effective Time”), each [_________] shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall, automatically and without any action on the part of the respective holders thereof, be reclassified and converted into one (1) share of Common Stock, par value $.01 per share (such transaction the “Reverse Stock Split” and such reclassified shares the “New Common Stock”).

Notwithstanding the immediately preceding paragraph, the Corporation shall not be required to issue or deliver any fractional shares of New Common Stock in connection with the Reverse Stock Split. At the Effective Time, any such fractional interest in such shares of New Common Stock shall be [rounded up to the next whole share] OR [converted into the right to receive an amount in cash, without interest, from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below), with such amount determined by multiplying (i) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the trading day immediately prior to the Effective Time as reported on the New York Stock Exchange by (ii) such fractional share interest to which the holder would otherwise be entitled] OR [converted into the right to receive an amount in cash, without interest, from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below), with such amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's transfer agent of all fractional shares otherwise issuable].

Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock ("Old Certificates") shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified (as well as the right to receive [cash] OR [whole shares] in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of an Old Certificate that represented shares of Old Common Stock shall receive, upon surrender of such Old Certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified, as well as any [cash] OR [whole share] in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

5.The foregoing amendment shall be effective as of [________] on _________, 2020, which shall be the “Effective Time” as specified therein.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer, and his signature to be duly attested, this        day of __________, 2020.

CBL & ASSOCIATES PROPERTIES, INC.

By:
Name:
Title:
ATTEST:

Name:
Title:

SCAN TO VIEW MATERIALS & VOTE

CBL & ASSOCIATES PROPERTIES, INC.	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
2030 HAMILTON PLACE BLVD, SUITE 500 CHATTANOOGA, TN 37421-6000

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on May 6, 2020 the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on May 6, 2020 the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E98823-P34067	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CBL & ASSOCIATES PROPERTIES, INC.		For	Withhold	For All		To withhold authority to vote for any individual

The Board of Directors recommends you vote FOR		All	All	Except		nominee(s), mark "For All Except" and write the
the following:						number(s) of the nominee(s) on the line below.

1. To re-elect nine directors to serve for one year and until their respective successors have been duly elected and qualified.		☐	☐	☐

Nominees:

01) Charles B. Lebovitz	06) John D. Griffith
02) Stephen D. Lebovitz	07) Richard J. Lieb
03) Michael L. Ashner	08) Kathleen M. Nelson
04) A. Larry Chapman	09) Carolyn B. Tiffany
05) Matthew S. Dominski

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain

2. To ratify the selection of Deloitte & Touche, LLP as the independent registered public accountants for the Company's fiscal year ending							☐	☐	☐
December 31, 2020.

3. An advisory vote on the approval of executive compensation.							☐	☐	☐

4.     Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation as amended to effect a reverse stock split at a ratio between 1-for-5 and 1-for-25, and a proportionate reduction in the number of authorized shares of common stock, to be determined at the discretion of the Board of Directors ("the Board"), for the purpose of complying with New York Stock Exchange Listing Standards, subject to the Board’s discretion to abandon this amendment.

							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E98824-P34067

CBL & ASSOCIATES PROPERTIES, INC. ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2020 This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints CHARLES B. LEBOVITZ and STEPHEN D. LEBOVITZ, and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2020 at 4:00 p.m., local time, at Embassy Suites, 2321 Lifestyle Way, Chattanooga, Tennessee or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

(PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side